As filed with the Securities and Exchange Commission on August 30, 2016.

Registration No. 333-213166

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALLIANCE MMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	7389	47-5412331
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

590 Madison Avenue, 21st Floor

New York, New York 10022

(212) 739-7825

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul K. Danner, III

Chief Executive Officer

590 Madison Avenue, 21st Floor

New York, New York 10022

(212) 739-7825

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert L. Mazzeo, Esq. Mazzeo Song P.C. 444 Madison Avenue, 4th Floor New York, NY 10022 (212) 599-0700	Philip Magri, Esq. Magri Law, LLC 2642 NE 9th Avenue Fort Lauderdale, FL 33334 (646) 502-5900

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-Accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, par value $0.001 per share	$15,000,000	$1,510.50
Selling Agent Warrants (2)(3)	-	-
Common Stock issuable upon exercise of Selling Agent Warrants	$2,475,000	$249.23
Total		$1,759.73

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(2)

Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued pursuant to the exercise of the Selling Agent Warrants after the date hereof as a result of stock splits, stock dividends or similar transactions.

(3)	No separate fee is required pursuant to Rule 457(g) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED August 30, 2016

Up to 3,333,333 Shares

Common Stock

This is an initial public offering of shares of common stock of Alliance MMA, Inc., a Delaware corporation.

We are offering a minimum of 1,111,111 up to a maximum of 3,333,333 shares of our common stock.

Prior to this offering, there has been no public market for our common stock. We have applied to list the common stock on the Nasdaq Capital Market under the symbol “AMMA.” We anticipate that trading of our common stock on the Nasdaq Capital Market will commence on the business day following the completion of the initial closing of the offering in the event we sell at least the minimum number of shares, subject to final listing approval from Nasdaq. This offering will end October 31, 2016, or on such earlier date upon which we sell the maximum number of shares.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and we have elected to comply with certain reduced public company reporting requirements.

An investment in our common stock involves significant risks. You should carefully consider the risk factors beginning on page 7 of this prospectus before you make your decision to invest in shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Public Offering Price	Selling Agent Commission (1)	Proceeds to Us, Before Expenses (2)
Per share	$4.50	$0.34	$4.16
Total, minimum offering	$5,000,000	$375,000	$4,625,000
Total, maximum offering	$15,000,000	$1,125,000	$13,875,000

(1)           Consists of a selling agent commission of 6.5% and an advisory fee of 1.0% of the gross proceeds of this offering. The selling agent will also be entitled to reimbursement of out-of-pocket expenses incurred in connection with this offering, including fees and expenses of its counsel, in an aggregate amount not to exceed $50,000.

(2)           We estimate that the total expenses of this offering, excluding selling agent commissions, will be approximately $400,000 if all 3,333,333 shares are sold. Because this is a best efforts offering, the number of shares actually sold and the proceeds to us are not presently determinable and may be substantially less than the total maximum offering amount set forth in the table above. See “Plan of Distribution” beginning on page 71 of this prospectus for more information on this offering and the selling agent arrangements.

We plan to market this offering to potential investors through Network 1 Securities, Inc., acting as selling agent. The selling agent is selling shares of our common stock in this offering on a best efforts basis and is not required to sell any specific number or dollar amount of shares.

We do not intend to complete this offering unless we sell at least a minimum of 1,111,111 shares of common stock, at the price per share set forth in the table above, and satisfy the listing conditions to trade our common stock on the Nasdaq Capital Market.

The gross proceeds of this offering will be deposited in an escrow account at Signature Bank, and will be held there until we have sold a minimum of 1,111,111 shares of common stock and satisfied the listing conditions to trade our common stock on the Nasdaq Capital Market. Once we sell the minimum number of shares and satisfy the Nasdaq listing conditions, we may complete sales of the shares, at which time the funds held at Signature Bank will be released to us. Pursuant to Rule 15c2-4, we will not have any access to the funds held in the escrow account until we have sold the minimum amount of shares and satisfied the Nasdaq listing conditions. In the event we do not sell a minimum of 1,111,111 shares of common stock and satisfy the Nasdaq listing conditions by October 31, 2016, all funds held in escrow will be promptly returned to investors without interest or offset. See “Prospectus Summary - The Offering” on page 5.

Prospectus dated [    ] , 2016

Dealer Prospectus Delivery Obligation

Through and including [    ] , 2016 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

Market data and certain industry data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

IMPORTANT INTRODUCTORY INFORMATION

In this prospectus, unless the context otherwise requires, we use the terms “Alliance,” “we,” “us,” “the Company” and “our” to refer to Alliance MMA, Inc., a Delaware corporation that will acquire the businesses of the following companies, which we refer to as the “Target Companies,” upon the completion of this offering:

•	CFFC Promotions, LLC (“CFFC”);
•	Hoosier Fight Club Promotions, LLC (“Hoosier Fight Club” or “HFC”);
•	Punch Drunk, Inc. d/b/a COmbat GAmes MMA (“COGA”);
•	Bang Time Entertainment LLC d/b/a Shogun Fights (“Shogun”);
•	V3, LLC (“V3 Fights”);
•	Go Fight Net, Inc. (“GoFightLive” or “GFL”); and
•	CageTix LLC (“CageTix”).

In addition to the businesses of the Target Companies, upon the completion of this offering, we will acquire all rights in the existing MMA and kickboxing video libraries of Louis Neglia’s Martial Arts Karate, Inc. (“Louis Neglia”) related to the Louis Neglia’s Ring of Combat and Louis Neglia’s Kickboxing events and shows, a right of first refusal to acquire the rights to all future Louis Neglia MMA and kickboxing events, and the MMA and video library of Hoss Promotions, LLC (“Hoss”) related to certain CFFC events. The aggregate purchase price for the video libraries we will purchase from Louis Neglia and Hoss, which we refer to as the “Target Assets,” is $455,000, of which $255,000 is payable in cash and the balance in shares of our common stock valued at the initial public offering price of $4.50 per share for the shares sold in this offering.

We will acquire the businesses of the Target Companies, other than GFL, through the purchase of the operating assets and the assumption of certain liabilities of each Target Company. GFL will be merged into a wholly-owned subsidiary of Alliance, with GFL being the surviving company in such merger. The aggregate consideration we will pay to acquire the businesses of the Target Companies and the Target Assets will be approximately $7.8 million, consisting of cash in the amount of approximately $1.6 million, and shares of our common stock with a market value of approximately $6.2 million, based on the initial public offering price of $4.50 per share for the shares sold in this offering. The purchase price being paid for each Target Company business consists, on average, of 21% in cash and 79% in shares of our common stock valued at the initial public offering price for the shares sold in this offering.

The purchase price for each business we are acquiring from the Target Companies will be subject to upward adjustment in the event that such business exceeds certain gross profit thresholds over the twelve-month period following the completion of this offering. The upward adjustment to the purchase price will be equal to seven times the amount by which actual gross profit of the business of the Target Company exceeds the applicable threshold. We will pay any additional purchase price amounts resulting from this adjustment promptly following the filing of the Company’s quarterly report on Form 10-Q for the quarter immediately following such twelve-month period, such payment to be made in shares of our common stock valued at the lesser of (i) the initial public offering price for the shares sold in this offering, or (ii) the average of the last sale prices for our common stock over the twenty (20) trading days occurring immediately prior to the filing of such Form 10-Q. Please see “Notes to Pro Forma Financial Statements – Note 4 – Pro forma adjustments” below for more information concerning the gross profit thresholds for the Target Companies.

We valued the business of each Target Company using a number of factors, including historical and projected future profitability and expectations of the business of each Target Company under the Alliance brand. Other factors we considered include, but are not limited to, current financial position, professional fighter rosters, customer and venue arrangements, media library and other intellectual property rights, prominence in the MMA industry, the nature and extent, if any, of sponsorships, television and pay-per-view arrangements, and other relevant characteristics. In assessing the value of each Target Company, we recognized that much of that value resides in the ability of the Target Companies to establish credible customer and venue relationships, the breadth of their video libraries and related intellectual property rights, and in the case of CageTix, its proprietary ticketing software.

For accounting and reporting purposes, Alliance has been identified as the accounting acquirer of each of the Target Companies. In addition, each of the Target Companies has been identified as an accounting co-predecessor to the Company.

Unless we close the acquisition of all of the Target Companies, we will not close any of those acquisitions and we will not complete this offering. See “Business — Acquisitions” for further information on our acquisition of the Target Companies.

Unless otherwise indicated, all share, per share and financial data set forth in this prospectus have been adjusted to give effect to the closing of the acquisition of the Target Companies.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information that may be important to you. You should read the more detailed information contained in this prospectus including, but not limited to, the risk factors beginning on page 7.

Our Company

Alliance MMA, Inc. was formed to acquire the businesses of the Target Companies and the media libraries of two prominent mixed martial arts, or MMA, promotions. By combining the Target Companies, Alliance intends to create a developmental league for professional MMA fighters and a feeder organization to the Ultimate Fighting Championship, or the UFC, the sport’s largest mixed martial arts promotion company featuring most of the top-ranked fighters in world. We also intend to serve as a developmental organization for other premier MMA promotions such as Bellator MMA. Under the Alliance MMA umbrella, we expect that our regional MMA promotions will identify and cultivate the next generation of UFC and other premier MMA promotion champions, while at the same time generating live original media content, attracting an international fan base, and generating sponsorship revenue for our live MMA events and professional fighters.

The Target Companies comprise many of the leading regional MMA promotions in the United States, with CFFC and Hoosier Fight Club ranked among the top 40 of all regional MMA promotions internationally according to MMA industry site, Sherdog.com. Collectively, the Target Companies have sent over 50 professional MMA fighters to the UFC, have signed over 65 professional MMA fighters to multi-fight contracts and, in 2015, conducted more than 50 professional MMA events. We anticipate that the Target Companies’ promotions will conduct a total of over 65 events in 2016 (pre- and post-acquisition) and approximately 90 in 2017. Many of these events are televised or streamed live on cable and network stations. In 2015, the Target Companies on a collective basis generated $2.4 million in gross revenue and $0.127 million in net income.

Our operations will be centered on the following three business components:

•	Live MMA Event Promotion, which will consist of generating revenue from ticket sales and providing a foundation for national sponsorship and national and international media distribution for our live MMA events.

•	MMA Content Distribution, which will consist of paid distribution of original content on television, cable networks, pay-per-view broadcasts, and over the Internet, in the United States and through international distribution agreements.

•	Sponsorships and Promotions, which will consist of sponsorships for live MMA events and televised productions and related advertising and promotional opportunities.

In addition, we are evaluating the profitability of other revenue sources, such as merchandising, ticketing, and fighter agency and management services.

Our Strategy

Our growth strategy includes:

•	Leveraging the Target Assets and the existing media libraries of the Target Companies along with the production of new, original live MMA programming created at our ongoing professional MMA events and monetizing both through domestic and international distribution arrangements;

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•	Developing national sponsorship arrangements, or expanding existing regional sponsorship arrangements, in support of the Company’s network of live MMA events;

•	Aggregating control of the sales chain through ownership of CageTix and instituting the use of CageTix across all the Target Companies, potentially capturing additional profit margin;

•	Migrating certain of the Target Companies from paid event venue arrangements to venues that will compensate the promotions for hosting events; and

•	Securing highly-regarded professional fighters to multi-fight agreements, which will enhance our reputation and the value of our live MMA programming content.

In addition, following the completion of this offering, we intend to acquire additional regional MMA promotions in markets in which the Target Companies currently do not promote events. We believe that the regional MMA industry is oriented toward consolidation and that we can achieve significant growth through further acquisitions as well as by organically growing the Target Companies’ promotions. According to Tapology.com, a leading MMA industry online forum, as of May, 2016, there were 597 MMA promotions being operated domestically and 1,025 internationally. We estimate that no one regional promotion accounts for more than 1% of the market. We further believe that it is becoming increasingly difficult for regional MMA promotion companies to attract the best prospects given the increased level of competition among regional MMA promoters to secure fighters for multiple bouts. By conducting over 65 events annually, which would enhance our ability to guarantee multiple fights, and by sending a number of fighters to elite promotions such as the UFC and Bellator, we expect to be able to attract high-quality fighters.

The MMA Industry

In less than a quarter century, modern day Mixed Martial Arts has developed from a pariah banned in most U.S. states to an international sports phenomenon that some believe will be an Olympic event within the next two decades. MMA is a full contact sport that permits fighters to use techniques from both striking and grappling martial arts such as Boxing, Wrestling, Taekwondo, Karate, Brazilian jiu-jitsu, Muay Thai, and Judo. The “MMA industry” generates revenues by promoting live MMA bouts, and through Pay-Per-View, video-on-demand and televised MMA event programming, merchandise sales, event and fighter sponsorships, and the monetization of MMA-related intellectual property royalties.

Led by the UFC in terms of prominence and market share on a national level, there are approximately 600 domestic regional MMA promotion companies promoting approximately 40,000 male and female professional and amateur fighters, according to Tapology.com. On an international basis, Tapology.com reports that the number of MMA promotions exceeds 1,000 with over 90,000 professional and amateur MMA fighters being promoted. The UFC states on its website that its live MMA events are currently televised in over 129 countries and territories and watched by approximately 800 million households in 28 languages.

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Risk Affecting Us

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described in “Risk Factors” beginning on page 7 of this prospectus before making a decision to invest in our common stock. These risks represent challenges to the successful implementation of our strategy and the growth of our business. If any of these risks occurs, our business financial condition and results of operations would likely be negatively affected. In such case, the trading price of our common stock would likely decline, and you may lose part, or all, of your investment. Below is a summary of some of the principal risks we believe we face:

•	Our business represents a new business model for the MMA industry;

•	Many of the Target Companies who will comprise our business have historically been competitors, and we may experience difficulties integrating these businesses;

•	We may be perceived as a competitive threat to the UFC and to other premier MMA promotions who may use their significantly greater resources to frustrate our business and growth strategy;

•	The popularity of mixed martial arts may decline;

•	Our limited operating history on a combined basis makes forecasting our revenues and expenses difficult;

•	We may not be able to attract and retain key professional MMA fighters;

•	We may not be able to attract national promotional and advertising sponsorships;

•	Our failure to obtain and maintain key agreements and arrangements with television and other media outlets could adversely affect our ability to distribute original MMA programming;

•	We may be unable to manage our growth effectively and our pro forma results may not be indicative of our future performance;

•	We may be unable to implement our strategy of acquiring additional companies and such acquisitions may subject us to additional unknown risks;

•	Future acquisitions may result in potentially dilutive issuances of equity securities; and

•	An active trading market for our common stock may not develop, and you may not be able to resell your shares of our common stock at or above the initial public offering price.

For further discussion of these and other risks you should consider before making an investment in our common stock, see “Risk Factors” beginning on page 7.

Corporate Information

We were incorporated in Delaware on February 12, 2015. Our principal executive offices are located at 590 Madison Avenue, 21st Floor, New York, New York 10022, and our telephone number is (212) 739-7825. Our website address is www.alliancemma.com. Information contained on, or that can be accessed through, our website or the website of any Target Company shall not be deemed incorporated into, or to constitute part of, this prospectus.

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Alliance MMA, AllianceMMA.com and other trademarks and service marks of Alliance appearing in this prospectus are the property of Alliance. Trade names, trademarks and service marks of other companies, including the marks of any Target Company, appearing in this prospectus are the property of their respective holders.

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We will remain an emerging growth company until the earlier of the last day of the fiscal year following the fifth anniversary of the completion of this offering, the last day of the fiscal year in which we have total annual gross revenue of at least $1.0 billion (as indexed for inflation), the date on which we are deemed to be a large accelerated filer (this means the market value of our common stock that is held by non-affiliates is at least $700 million as of the last business day of the second quarter of a fiscal year), or the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company:

•	We will present only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations.

•	We will avail ourselves of the exemption from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

•	We will provide less extensive disclosure about our executive compensation arrangements.

•	We will not require stockholder non-binding advisory votes on executive compensation or golden parachute arrangements.

The Offering

Common stock offered by us	1,111,111 shares (minimum) to 3,333,333 shares (maximum)

Common stock outstanding immediately before this offering	5,289,136 shares

Common stock to be issued to Target Companies and for Target Assets	1,377,531 shares

Total shares of common stock to be outstanding immediately after this offering	10,000,000 shares, assuming the maximum amount is sold in the offering.*

Use of proceeds

Based on an offering price of $4.50 per share, we expect our net proceeds from this offering will be $13,498,240, assuming the maximum number of shares is sold in the offering, after deducting selling agent commissions and estimated offering expenses payable by us. We intend to use the net proceeds of this offering to fund the cash portion of the purchase price for the Target Assets and the businesses of the Target Companies in the amount of approximately $1.6 million, and for working capital and general corporate purposes. We may also use a portion of the net proceeds for future acquisitions of or investments in other regional MMA promotion companies. Since, however, this offering is being conducted on a “best efforts” basis, there is no assurance that we will sell any shares or receive any proceeds. See “Use of Proceeds” for a more complete description of the principal purposes for which the net proceeds of this offering are intended to be used and the priority of such purposes in the event that less than the maximum offering amount is raised.

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Escrow

The gross proceeds of this offering will be deposited at Signature Bank in an escrow account established by us. Purchasers are to make payment for the shares they purchase by (i) delivering to the escrow agent, Signature Bank, at 950 Third Avenue, New York, New York 10022, checks made payable to the order of  “Signature Bank, as escrow agent for Alliance MMA, Inc.,” or (ii) wire transfer to Signature Bank, ABA No. 026013576, Account No. 1502649902, 950 Third Avenue, New York, New York 10022 for credit Signature Bank, as escrow agent for Alliance MMA, Inc.  All checks received by the selling agent will be delivered to Signature Bank for deposit into the escrow account not later than 12:00 p.m. on the business day immediately following receipt. The funds will be held in escrow until we sell a minimum of 1,111,111 shares at an offering price of $4.50 per share and otherwise satisfy the listing conditions to trade our common stock on the Nasdaq Capital Market, following which the funds will be released to us.  Any funds received upon a sale of shares in excess of the foregoing minimum amount and following the satisfaction of the Nasdaq listing requirements will immediately be available to us. If we do not sell the minimum number of shares, or if we do sell such minimum number but fail to satisfy the Nasdaq listing conditions, by October 31, 2016, this offering will terminate and all funds will be returned to the purchasers in this offering on the next business day, without charge, deduction or interest, and without any further obligation on the part of the Company or any such purchaser.

Dividend policy	We do not anticipate paying cash dividends on our common stock in the foreseeable future. See “Dividend Policy.”

Proposed Nasdaq listing symbol	“AMMA”

Risk factors	Please read the section entitled “Risk Factors” beginning on page 7 for a discussion of some of the factors you should carefully consider before deciding to invest in our common stock.

* Unless the context indicates otherwise, the number of shares of our common stock deemed to be outstanding after this offering:

•	excludes 825,000 shares of common stock reserved for issuance under the Company’s 2016 Equity Incentive Plan;

•	excludes 159,198 shares of common stock reserved as contingent consideration to be paid if the businesses of the Target Companies exceed certain gross profit thresholds;

•	excludes 111,111 shares (assuming the minimum offering is completed) and up to 333,333 shares (assuming the maximum offering is completed) of common stock issuable upon the exercise of the warrants issued to the selling agent; and

•	assumes that the shares of our common stock to be sold in this offering are sold at $4.50 per share.

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RISK FACTORS

If you purchase our securities, you will assume a high degree of risk. In deciding whether to invest, you should carefully consider the following risk factors, as well as the other information contained elsewhere in this prospectus. Any of the following risks could have a material adverse effect on our business, financial condition, results of operations or prospects and cause the value of our securities to decline, which could cause you to lose all or part of your investment.

Risks Related to Our Business

Our business represents a new business model for the MMA industry.

Our business model focuses on creating a developmental feeder organization for the UFC and other premier MMA promotions by combining many leading regional MMA promotions under one umbrella organization. Our business model is unique to the MMA industry and may not prove to be successful. We have a limited operating history upon which you can evaluate our business. Although each of the Target Companies has operated independently, in some cases for many years, they will commence combined operations only upon the closing of the offering and the integration of those businesses by Alliance. The MMA industry is also rapidly growing and evolving and may develop in a way that is detrimental to our business model. You must consider the challenges, risks and difficulties frequently encountered by early stage companies using new and unproven business models in new and rapidly evolving markets. Some of these challenges relate to our ability to:

•             establish or increase our brand name recognition;

•             expand our popularity and fan base;

•             successfully produce live events;

•             manage existing relationships with broadcast television outlets and create new relationships to broadcast and distribute our televised content domestically and internationally;

•             manage sponsorship, advertising, licensing and branding activities; and

•             create new outlets for our content and new marketing opportunities.

Our business strategy may not successfully address these and the other challenges, risks and uncertainties that we face, which could adversely affect our overall success and delay or prevent us from achieving profitability.

We may be perceived as a competitive threat to the UFC and to other premier MMA promotions that may use their significantly greater resources to frustrate our business and growth strategy.

It is our intention to serve as a developmental organization for the UFC and other premier national MMA promotions in the same fashion as college athletic programs serve as “feeders” to professional sports leagues. Although we do not intend to compete with these promotions, since we will promote live events, televise and distribute MMA media and related content, solicit sponsorship revenues and seek to secure professional MMA fighters to multi-fight contracts, we may be perceived as a competitor by these organizations. Should the UFC or another premier national MMA promotion view us as a threat they could use their significantly greater resources to frustrate our business and growth strategy and materially and adversely affect our business.

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Many of the Target Companies who comprise our business have historically been competitors, and we may experience difficulties integrating these businesses.

We intend to operate the business of each Target Company as a distinct regional MMA promotion, with daily operations overseen by a regional vice president who, prior to the acquisition, operated the Target Company. Although the MMA market is highly fragmented, many of the Target Companies have competed with one another in the past to sign top professional MMA fighter prospects, for television and broadcast opportunities, and for sponsors. As our strategy involves leveraging the relationships and skills of our regional vice presidents, it will be important for them to collaborate effectively in order to achieve profitability for our company as a whole rather than focusing solely on profits for the individual Target Company businesses. The continuation of past competitive behaviors, and the failure to integrate these businesses under a cohesive umbrella organization, will likely have a material adverse effect on our business.

A future decline in the popularity of mixed martial arts could adversely affect our business.

Our operations are affected by consumer tastes and sports and entertainment trends, which are unpredictable and subject to change, and may be affected by changes in the social and political climate. We believe that MMA is growing in popularity in the United States and around the world, but a change in our fans’ tastes or a material change in the perceptions of the MMA industry, whether due to social or political issues or otherwise, could adversely affect our operating results and have a material adverse effect on our business.

We may not be able to attract and retain key professional MMA fighters.

Our business is dependent upon identifying, recruiting and retaining highly regarded professional MMA fighters for our promotions. Fans and sponsors are attracted to events featuring top fighters, and the value placed on a promotion’s television and other media rights is dependent to a great extent on the quality of the promotion’s fighter roster. We may not be able to attract and retain key professional MMA fighters due to competition with other regional promoters for the same fighters. Failing to put on events featuring top professional fighters could adversely affect our operating results and have a material adverse effect on our business.

We may not be able to attract national promotional and advertising sponsorships or maintain such arrangements.

Our business strategy involves developing national sponsorship arrangements, or expanding existing regional sponsorship arrangements, in support of our network of live MMA events. We will compete with larger more established sports and entertainment organizations and media outlets for sponsorship and advertising revenue. While many of our Target Companies have existing local and regional sponsorship arrangements with large advertisers who advertise on a national basis in our target markets and demographic, they currently have no national sponsorships. Should we be able to secure national promotional and advertising arrangements following the proposed acquisition, there is no assurance that we will be able to maintain these arrangements. Many factors, including the popularity and perception of MMA and the perceived quality of our promotions, will significantly affect our ability to secure and maintain important advertising and promotional arrangements. If we are unable to generate sponsorship and promotional revenue and increase that revenue over time, our operating results and business will be adversely affected.

The economic uncertainty impacts our business and financial results and a renewed recession could materially affect us in the future.

Any significant decrease in consumer confidence, or periods of economic slowdown or recession, could lead to a curtailing of discretionary spending, which in turn could reduce our revenues and results of operations and adversely affect our financial position. Our business will be dependent upon consumer discretionary spending and therefore will be affected by consumer confidence as well as the future performance of the United States and global economies. As a result, our results of operations will be susceptible to economic slowdowns and recessions. Increases in job losses, home foreclosures, investment losses in the financial markets, personal bankruptcies, credit card debt and home mortgage and other borrowing costs, declines in housing values and reduced access to credit, among other factors, may result in lower levels of ticket sales, sponsorship and distribution revenue.

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We depend on the services of key executives, the loss of whom could materially harm our business and our strategic direction if we were unable to replace them with executives of equal experience and capabilities.

Our future success significantly depends on the continued service and performance of our key management personnel, including our Chairman and Chief Executive Officer, Paul Danner, our Chief Financial Officer, John Price and, following the closing of the proposed acquisitions, our President, Robert Haydak. We have negotiated employment agreements with all members of senior management, which we will execute at the closing of the proposed acquisition; however, we cannot prevent members of senior management from terminating their employment with us. Losing the services of members of senior management could materially harm our business until a suitable replacement is found, and such replacement may not have equal experience and capabilities. We have not purchased life insurance covering any members of our senior management.

The markets in which we operate are highly competitive, rapidly changing and increasingly fragmented, and we may not be able to compete effectively, especially against competitors with greater financial resources or marketplace presence.

For our live and television audiences, we will face competition from, in addition to other MMA promotions, professional and college sports, as well as from other forms of live and televised entertainment and other leisure activities that are offered in a rapidly changing and increasingly fragmented marketplace. Many of the companies with which we will compete have greater financial resources than will be available to us immediately following the proposed acquisition. Our failure to compete effectively could result in a significant loss of viewers, venues, distribution channels or athletes and fewer advertising dollars spent on our form of sporting events, any of which could adversely affect our operating results.

Our expansion into new markets may present increased risks due to our unfamiliarity with the area, different rules and regulations and challenging operating environments.

Some of our future acquisitions may be located in geographic areas where we have little or no meaningful experience. Those markets may have different competitive conditions, consumer tastes and discretionary spending patterns than our existing markets, which may cause our promotions to be less successful than promotions in the Target Companies’ existing markets. Acquisitions in new markets may not generate the same level of revenues and may have higher operating expense ratios than the Target Companies’ promotions.

Some of our future acquisitions may occur outside the United States. Beyond the risks posed by new markets generally, the operating conditions in overseas markets may vary significantly from those the Target Companies experienced in the past, including in relation to consumer preferences, regulatory environment, currency risk, the presence and cooperation of suitable local partners and availability of vendors or commercial and physical infrastructure, among others. There is no guarantee that we will be successful in integrating these acquisitions into our operations, achieving market acceptance, operating these acquisitions profitably, and maintaining compliance with the rapidly changing business and regulatory requirements of new markets. Our inability to do so could result in a material adverse effect on our business, financial condition and results of operations.

Our failure to obtain and maintain key agreements and arrangements with television and other media outlets could adversely affect our ability to distribute our original MMA programming.

Our business strategy is dependent upon monetizing the media content we intend to create at our live MMA events through live television and cable broadcasts and the distribution of live and historical video content through a variety of media outlets such as Internet pay-per-view and video on demand. We also anticipate that our growth will be dependent on securing international distribution arrangements for our content. There is significant competition for television and other distribution arrangements from within the MMA industry and from other sports and entertainment companies who offer these media outlets programming alternatives to our MMA content. Our failure to obtain and maintain key agreements and arrangements with television and other media outlets could adversely affect our ability to distribute our original MMA programming, which could have a material adverse effect on our business, financial condition and results of operations.

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Our limited operating history makes forecasting our revenues and expenses difficult.

As a result of our limited operating history as a combined business, it is difficult to forecast accurately our future revenues. Current and future expense levels are based on our operating plans and estimates of future revenues after we achieve the anticipated synergies of combining the Target Companies’ businesses into one company. Revenues and operating results are difficult to forecast because they generally depend on our ability to promote events, secure national sponsorships and advertising arrangements for our regional promotions, and enter into television and media distribution arrangements. As a result, we may be unable to adjust our spending appropriately to compensate for any unexpected revenue shortfall, which may result in substantial losses and a lower market price for our common stock.

If we do not manage our growth effectively, our revenue, business and operating results may be harmed.

Our expansion strategy includes the acquisition of additional regional MMA promotion companies and organic growth. At the completion of the offering made by this prospectus we will acquire five regional MMA promotions, and two related businesses, GFL and CageTix. These acquisitions may not be indicative of our ability to identify, secure and manage future acquisitions successfully. Our acquisition of the Target Companies and any future acquisitions may require a greater than anticipated investment of operational and financial resources as we seek to institute uniform standards and controls across promotions. Acquisitions may also result in the diversion of management and resources, increases in administrative costs, including those relating to the assimilation of new employees, and costs associated with any debt or equity financings undertaken in connection with such acquisitions. We cannot assure you that any acquisition we undertake, including the acquisition of the Target Companies, will be successful. Future growth will also place additional demands on our management, sales, and marketing resources, and may require us to hire and train additional employees. We will need to expand and upgrade our systems and infrastructure to accommodate our growth, and we may not have the resources to do so in the time frames required. The failure to manage our growth effectively will materially and adversely affect our business, financial condition and results of operations.

We may be unable to implement our strategy of acquiring additional companies and such acquisitions may subject us to additional unknown risks.

We anticipate making future acquisitions of regional MMA promotions in markets that the Target Companies do not serve. We may not be able to reach agreements with such promotions on favorable terms or at all. In completing the acquisition of the Target Companies or any future acquisition, we will rely upon the representations and warranties and indemnities made by the sellers with respect to each acquisition as well as our own due diligence investigation. We cannot assure you that such representations and warranties will be true and correct or that our due diligence will uncover all materially adverse facts relating to the operations and financial condition of the acquired companies or their businesses. To the extent that we are required to pay for undisclosed obligations of an acquired company, or if material misrepresentations exist, we may not realize the expected economic benefit from such acquisition and our ability to seek legal recourse from the seller may be limited.

Future acquisitions may result in potentially dilutive issuances of equity securities, the incurrence of indebtedness and increased amortization expense.

Future acquisitions may result in issuances of equity securities, which may be dilutive to the equity interests of existing stockholders, the incurrence of debt, which will require us to maintain cash flows sufficient to make payments of principal and interest, the assumption of known and unknown liabilities, and the amortization of expenses related to intangible assets, all of which could have an adverse effect on our business, financial condition and results of operations.

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We may need additional capital to support our operations or the growth of our business, and we cannot be certain that this capital will be available on reasonable terms when required, or at all.

In order for us to grow and successfully execute our business plan, we may require additional financing which may not be available or may not be available on acceptable terms. If such financing is available, it may dilute your ownership interest in our common stock. Failure to obtain financing may have a material adverse effect on our financial position. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support the operation or growth of our business could be significantly impaired and our operating results may be harmed.

Our Independent Registered Public Accounting Firm has expressed substantial doubt as to our ability to continue as a going concern.

Our audited financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business, and do not include any adjustments that might result if we cease to continue as a going concern. To date we have not generated any revenue. Consequently, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern.

From our inception in February of 2015 through June 30, 2016, we have incurred a net operating loss of $610,397. This loss relates primarily to expenses incident to this offering and those related to the acquisition of the Target Companies and Target Assets. We believe that in order to continue as a going concern, including the costs of being a public company, we will need approximately $200,000 per year simply to cover administrative, legal and accounting fees. We plan to fund these expenses primarily through cash flow from operations and the proceeds from the offering made by this prospectus. Our continued operations are highly dependent upon our ability to increase revenues, decrease operating costs, and if needed complete equity and/or debt financings.

One of the Target Companies, V3 Fights, also received an opinion from their independent accountants in their audit report that expressed substantial doubt about V3 Fight’s ability to continue as a going concern. As of June 30, 2016, V3 Fights had an accumulated net operating loss of $49,511 and net operating income of $3,357 for the six months ended June 30, 2016.

We believe if we are unable to obtain adequate capital resources to fund operations, we may be required to delay, scale back or eliminate some or all of our planned operations, which may have a material adverse effect on our business, results of operations and ability to operate as a going concern.

We may be prohibited from promoting and conducting our live events if we do not comply with applicable regulations.

In various states in the United States and in some foreign jurisdictions, athletic commissions and other applicable regulatory agencies will require us to obtain licenses for promoters, medical clearances and/or other permits or licenses for athletes and/or permits for events in order for us to promote and conduct our live events. If we fail to comply with the regulations of a particular jurisdiction, we may be prohibited from promoting and conducting live events in that jurisdiction. The inability to present live events over an extended period of time or in a number of jurisdictions could lead to a decline in the revenue streams generated from our live events, in which case our operating results would be adversely affected.

We could incur substantial liability in the event of accidents or injuries occurring during our events.

We intend to hold numerous live MMA events each year. Each live event will expose our employees who are involved in the production of those events to the risk of travel and match-related accidents, the costs of which may not be fully covered by insurance. The physical nature of our events will expose our professional MMA fighters to the risk of serious injury or death. Although our fighters, as independent contractors, are responsible for maintaining their own health, disability and life insurance, we insure medical costs for injuries that a fighter may suffer at our events. Any liability we incur as a result of the death of or a serious injury sustained by one of our fighters while fighting in a match at our events, to the extent not covered by our insurance, could adversely affect our business, financial condition and operating results.

Our live events will entail other risks inherent in public live events, including air and land travel interruption or accidents, the spread of illness, injuries resulting from building problems, equipment malfunction, terrorism or other violence, local labor strikes and other force majeure type events. These circumstances could result in personal injuries or deaths, canceled events and other disruptions to our business for which we do not carry business interruption insurance, or result in liability to third parties for which we may not have insurance. The occurrence of any of these circumstances could adversely affect our business, financial condition and results of operations.

We may be unable to establish, protect or enforce our intellectual property rights adequately.

Our success will depend in part on our ability to establish, protect and enforce our intellectual property and other proprietary rights, particularly rights to our video fight libraries. We have an application pending with the United States Patent and Trademark Office (USPTO) to register “Alliance MMA” as a tradename and, following the proposed acquisition, will maintain a catalog of copyrighted works, including copyrights covering television programming and photographs. Our inability to protect our portfolio of copyrighted material, trade names and other intellectual property rights from infringement, piracy, counterfeiting or other unauthorized use could negatively affect our business. We have received an initial office action from the USPTO contesting our application to register the Alliance MMA name on the basis that the name appears descriptive. We are contesting this initial office action and believe we will ultimately prevail in securing a registration, although there can be no assurance we will. If we fail to establish, protect or enforce our intellectual property rights, we may lose an important advantage in the market in which we compete. Our intellectual property rights may not be sufficient to help us maintain our position in the market and our competitive advantages. Monitoring unauthorized uses of and enforcing our intellectual property rights can be difficult and costly. Legal intellectual property actions are inherently uncertain and may not be successful, and may require a substantial amount of resources and divert our management’s attention.

Changes in laws, regulations and other requirements could adversely affect our business, results of operations or financial condition.

We are subject to the laws, regulations and other requirements of the jurisdictions in which we operate. Changes to these laws could have a material adverse impact on the revenue, profit or the operation of our business.

In addition, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, as well as other healthcare reform legislation being considered by Congress and state legislatures, may have an adverse effect on our business. The Affordable Care Act assesses penalties on employers who do not offer health insurance meeting certain affordability or benefit coverage requirements. While we believe our plans will meet these requirements, changes to the law or the payment of penalties if the specified level of coverage is not provided at an affordable cost to employees, could have a material adverse effect on our business.

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Failure to establish and maintain effective internal control over financial reporting could have a material adverse effect on our business and operating results.

Maintaining effective internal control over financial reporting is necessary for us to produce accurate and complete financial reports and to help prevent financial fraud. In addition, such control is required in order to list our common stock on the Nasdaq Capital Market. If we are unable to maintain adequate internal controls or fail to correct deficiencies in our controls noted by our management or our independent registered public accounting firm, our business and operating results could be adversely affected, we could fail to meet our obligations to report our operating results accurately and completely, and our continued listing on the Nasdaq Capital Market could be jeopardized.

Disruptions in our information technology systems or security breaches of confidential customer information or personal employee information could have an adverse impact on our operations.

Our operations are dependent upon the integrity, security and consistent operation of various information technology systems and data centers, including our ticketing system, data centers that process transactions, communication systems and various other software applications used throughout our operations. Disruptions in these systems could have an adverse impact on our operations. We could encounter difficulties in developing new systems or maintaining and upgrading existing systems. Such difficulties could lead to significant expenses or to losses due to disruption in our business operations.

In addition, our information technology systems are subject to the risk of infiltration or data theft. The techniques used to obtain unauthorized access, disable or degrade service, or sabotage information technology systems change frequently and may be difficult to detect or prevent over long periods of time. Moreover, the hardware, software or applications we develop or procure from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise the security of our information systems. Unauthorized parties may also attempt to gain access to our systems or facilities through fraud or deception aimed at our employees, contractors and temporary staff. In the event that the security of our information systems is compromised, confidential information could be misappropriated and system disruptions could occur. Any such misappropriation or disruption could cause significant harm to our reputation, lead to a loss of sales or profits or cause us to incur significant costs to reimburse third parties for damages.

Our current insurance policies may not provide adequate levels of coverage against all claims and we may incur losses that are not covered by our insurance.

We believe we maintain insurance coverage that is customary for businesses of our size and type; however, we may be unable to insure against certain types of losses or claims, or the cost of such insurance may be prohibitive. For example, although we carry insurance for breaches of our computer network security, there can be no assurance that such insurance will cover all potential losses or claims or that the dollar limits of such insurance will be sufficient to provide full coverage against all losses or claims. Uninsured losses or claims, if they occur, could have a material adverse effect on our financial condition, business and results of operations.

Risks Related to this Offering and Ownership of Shares of Our Common Stock

There is no existing market for our common stock and a trading market that will provide you with adequate liquidity may not develop for our common stock.

No public market for buying or selling our common stock currently exists. Although the listing of our common stock on the Nasdaq Capital Market is a condition to the completion of this offering, a liquid trading market for our common stock may not develop or be sustained after this offering. The initial public offering price of the shares of our common stock sold in this offering has been determined by negotiations between the selling agent and our Board of Directors and may not be representative of the market price at which shares of our common stock will trade after this offering. In particular, we cannot provide assurances that you will be able to resell your shares at or above the initial public offering price or at all.

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The best efforts structure of this offering may yield insufficient gross proceeds to execute fully on our business plan.

Our selling agent is offering shares of our common stock in this offering on a best efforts basis. This means that the selling agent is not required to buy or sell any specific number or dollar amount of common stock, but will use its best efforts to sell the shares offered by us. The amount of proceeds available to us upon the completion of this offering will significantly affect our ability to finance our growth over the next 12 to 24 months. If we sell only the minimum number of shares contemplated by this offering, we may be unable to execute fully on our business plan, which could materially and adversely affect our business, prospects, financial condition and results of operations.

Our revenues, operating results and cash flows may fluctuate in future periods and we may fail to meet investor expectations, which may cause the price of our common stock to decline.

Variations in our quarterly and year-end operating results are difficult to predict and may fluctuate significantly from period to period. If our revenues or operating results fall below the expectations of investors or securities analysts, the price of our common stock could decline substantially. Specific factors that may cause fluctuations in our operating results include:

•	attendance at our live events and demand for our original programming content;
•	emergence, growth and popularity of competing MMA promotions;
•	fluctuations in our operating expenses due to the growth of our business;
•	timing and size of any new acquisitions we may complete; and
•	changes in sponsorship or advertising revenues.

Once our common stock begins trading, the market price of our shares may fluctuate widely, and you could lose all or part of your investment.

We cannot predict the prices at which our common stock may trade after this offering. The market price of our common stock may fluctuate widely, depending upon many factors. These fluctuations could cause you to lose all or part of your investment in our common stock since you might be unable to sell your shares at or above the price you paid in this offering. Factors that could cause fluctuations in the market price of our common stock include the following:

•	a shift in our investor base;
•	quarterly or annual results of operations that fail to meet investor or analyst expectations;
•	actual or anticipated fluctuations in our operating results due to factors related to our business;
•	changes in accounting standards, policies, guidance, interpretations or principles;
•	changes in earnings estimates by securities analysts or our inability to meet those estimates;
•	the operating and stock price performance of other comparable companies;

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•	overall market fluctuations; and
•	general economic conditions.

Stock markets in general frequently experience volatility that is often unrelated to the operating performance of a particular company. These broad market fluctuations may adversely affect the trading price of our common stock.

Future sales of shares of our common stock could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. If our stockholders sell, or the market perceives that our stockholders intend to sell, substantial amounts of our common stock in the public market following this offering, the market price of our common stock could decline significantly.

Upon completion of this offering (assuming the maximum amount is sold) 10,000,000 shares of our common stock will be outstanding. Of these shares, the 3,333,333 shares sold in this offering (except for shares purchased by affiliates) will be freely tradable immediately following issuance (although a liquid trading market for our common stock may not develop for some time following completion of this offering, or at all). The remaining 6,666,667 shares of common stock are, and the approximately 1,377,531 shares to be issued to the Target Companies (based on an initial public offering price of $4.50 per share) will be, restricted as a result of securities laws or lock-up agreements but will be able to be sold after the offering as described in the section of this prospectus entitled “Shares Eligible For Future Sale.”

If securities or industry analysts do not publish research or reports about our business, if they adversely change their recommendations regarding our common stock or if our results of operations do not meet their published expectations, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that securities or industry analysts publish about us or our business. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. Moreover, if one or more of the analysts who cover us downgrade recommendations regarding our stock, or if our results of operations do not meet their published expectations, our stock price could decline materially.

You will experience immediate and substantial dilution.

The initial public offering price is substantially higher than the net tangible book value of each outstanding share of our common stock. Purchasers of common stock in this offering will experience immediate and substantial dilution on a book value basis. The dilution per share in the net tangible book value per share of common stock will be $4.25 per share if the minimum number of shares are sold and $3.38 per share if the maximum number of shares are sold, based on an initial public offering price of $4.50 per share. See the section in the prospectus entitled “Dilution.”

Your percentage ownership will be further diluted in the future.

Your percentage ownership will be diluted in the future as a result of equity awards that we expect to grant to our directors, officers and employees. Prior to the completion of this offering, it is expected that our Board of Directors will approve our 2016 Equity Incentive Plan, which provides for the grant of equity-based awards, including restricted stock, restricted stock units, stock options, stock appreciation rights and other equity-based awards to our directors, officers and other employees, advisors and consultants. Although no awards will have been granted at the completion of this offering, we anticipate granting equity awards in the future, subject to the approval of the plan by our stockholders. The 2016 Equity Incentive Plan authorizes 825,000 shares of common stock that may be awarded under the Plan.

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We will have broad discretion in using the proceeds of this offering, and we may not effectively expend the proceeds.

We intend to use approximately $1.6 million of the net proceeds of this offering to fund the cash portion of the purchase price for the Target Companies. We expect to use the balance for working capital and general corporate purposes, which may include financing our growth, developing new services, and funding capital expenditures, acquisitions and investments. We will have significant flexibility and broad discretion in applying the net proceeds of this offering after paying the cash purchase price for the acquisition of the Target Companies, and we may not apply these proceeds effectively. Our management might not be able to yield a significant return, if any, on any investment of these net proceeds, and you will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.

Provisions of Delaware law, and of our certificate of incorporation and bylaws may make a takeover more difficult, which could cause our stock price to decline.

Provisions in our certificate of incorporation and bylaws and in the Delaware corporate law may make it difficult and expensive for a third party to pursue a tender offer, change in control or takeover attempt that is opposed by management and the Board of Directors. As a result, public stockholders who might wish to participate in such a transaction may not have an opportunity to do so. These and other anti-takeover provisions could substantially impede the ability of public stockholders to change our management and Board of Directors. Such provisions may also limit the price that investors might be willing to pay for shares of our common stock in the future.

Any issuance of preferred stock in the future may dilute the rights of our common stockholders.

Under our certificate of incorporation, our Board of Directors has the authority to issue up to 5,000,000 shares of preferred stock and to determine the price, liquidation preference, priority, dividend and voting rights, conversion features (if any) and other terms of these shares. Our Board of Directors may approve the issuance of preferred stock without any further approval of our stockholders. If preferred stock is issued, the rights of holders of our common stock, including the right to receive the proceeds of a liquidation of Alliance, may be adversely affected.

We do not intend to pay cash dividends on our common stock.

We do not anticipate paying cash dividends to holders of our common stock. If we do not declare or pay dividends on shares of our common stock, the market value of our common stock may be adversely affected.

Complying with the laws and regulations affecting public companies will increase our costs and the demands on management and could harm our operating results.

As a public company, and particularly after we cease to qualify as an “emerging growth company,” we will incur significant legal, accounting and other expenses that the businesses we acquired from the Target Companies, which were all privately-held, did not incur prior to the acquisition. The Sarbanes-Oxley Act and the rules subsequently adopted by the SEC and FINRA to implement the Act impose a number of requirements on public companies, including changes in corporate governance practices. As a result, our management team and other personnel will need to devote a substantial amount of time and resources to adopting, implementing and auditing procedures designed to satisfy these requirements. The rules adopted under the Act will increase our legal, accounting and financial compliance costs, making some activities more time-consuming and costly. For example, we expect that, as a result of these rules, director and officer liability insurance will be difficult and expensive for us to obtain, and we may be required to accept reduced policy limits and coverage or to incur substantial costs to maintain the same or similar coverage. These rules could also make it more difficult for us to attract and retain qualified persons to serve on our Board of Directors or our board committees or as executive officers.

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Among its other provisions, the Sarbanes-Oxley Act requires that we assess the effectiveness of our internal control over financial reporting annually and the effectiveness of our disclosure controls and procedures quarterly. In particular, we will need to perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on, and our independent registered public accounting firm potentially to attest to, the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. As an “emerging growth company” we will avail ourselves of the exemption from the requirement that our independent registered public accounting firm attest to the effectiveness of our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act. However, this exemption will no longer be available to us when we cease to be an “emerging growth company”, at which time the cost of our compliance with Section 404 will correspondingly increase.

If we are unable to comply with the requirements of the Sarbanes-Oxley Act and the rules adopted under the Act, or if we or our independent registered public accounting firm identifies deficiencies in our internal control over financial reporting that are deemed to constitute material weaknesses, investor perceptions of our company may suffer, leading to a potential decline in the market price of our common stock. In such event, we could be subject to sanctions (including monetary fines or penalties) or investigations by the SEC or other regulatory authorities, our operations, financial reporting, or financial results could be harmed, and we could receive an adverse opinion from our independent registered public accounting firm.

The JOBS Act allows us to postpone the date by which we must comply with certain laws and regulations and to reduce the amount of information provided in reports filed with the SEC. We cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We qualify as and will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year during which our total annual revenues equal or exceed $1 billion (subject to adjustment for inflation), (ii) the last day of the fiscal year following the fifth anniversary of this offering, (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt, or (iv) the date on which we are deemed a “large accelerated filer” under the Securities Exchange Act of 1934, as amended. For so long as we remain an “emerging growth company” as defined in the JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption and, therefore, will be subject to the same new or revised accounting standards at the same time as other public companies that are not emerging growth companies.

We cannot predict whether investors will find our common stock less attractive because we rely on some of the exemptions available to us under the JOBS Act. If investors find our common stock less attractive as a result, the trading market for our common stock may be less active and our stock price may be more volatile. If we avail ourselves of certain exemptions from various reporting requirements, our reduced disclosure may make it more difficult for investors and securities analysts to evaluate us and may result in reduced investor confidence.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled “Important Introductory Information,” “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business,” contains forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to:

•	Our ability to manage our growth;
•	Our ability effectively to manage the businesses of the Target Companies, to create synergies among the businesses, and to leverage these synergies to achieve our business objective of creating a developmental league for the MMA industry;
•	Our ability to compete with other regional MMA promotions for top ranked professional MMA fighters and for television and other content distribution arrangements;
•	Sustained growth in the popularity of MMA among fans;
•	Our ability to protect or enforce our intellectual property rights; and
•	Other statements made elsewhere in this prospectus.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The “Risk Factors” section of this prospectus sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements. Moreover, we operate in a changing regulatory environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus.

We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the U.S., we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events. Other than with respect to the acquisition of the Target Assets and the businesses of the Target Companies, our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or other investments or strategic transactions we may engage in.

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USE OF PROCEEDS

Based on an initial public offering price of $4.50 per share, we estimate that the net proceeds from this offering, after deducting selling agent commissions and expenses payable by us, will be approximately $4,249,413 if we sell a minimum of 1,111,111 shares and approximately $13,498,240 if we sell all 3,333,333 shares of our common stock in this offering. A potential investor in this offering should not that this is a best efforts offering and there is no assurance that we will sell any shares or receive any proceeds.

We intend to use the net proceeds of this offering to fund the cash portion of the purchase price for the Target Assets and the businesses of the Target Companies in the amount of approximately $1.6 million, and to repay indebtedness in the aggregate amount of approximately $727,005 due to Ivy Equity Investors, LLC, an affiliate of a member of our Board of Directors, Joseph Gamberale, bearing interest at an annual rate of 6% and maturing on January 1, 2017. Such indebtedness was incurred to finance the expenses of this offering as well as for working capital. We will use the remaining proceeds of this offering for working capital and other general corporate purposes as indicated below.

The following table presents the principal intended uses of the net proceeds of this offering in order of priority:

INTENDED USE OF PROCEEDS

	MINIMUM		MAXIMUM
PROCEEDS:

GROSS OFFERING	$5,000,000	100%	$15,000,000	100%
LESS ESTIMATED OFFERING EXPENSES AND COMMISSIONS	$750,587	15%	$1,501,760	10%
NET PROCEEDS	$4,249,413	85%	$13,498,240	90%

PLANNED USE OF PROCEEDS:

NOTE PAYABLE
Retire Ivy Equity Investors Note	$727,005	17%	$727,005	5%
Total proceeds for note payable	$727,005	17%	$727,005	5%

BUSINESS ACQUISITIONS
Target Company Asset Purchases	$1,640,000	39%	$1,640,000	12%
Total proceeds for business acquisitions	$1,640,000	39%	$1,640,000	12%

CAPITAL EXPENDITURES
IT Equipment	$50,000	1%	$250,000	2%
Purchased Software	$20,000	0%	$100,000	1%
Furniture & Fixtures	$20,000	0%	$250,000	2%
Leasehold Improvements	$50,000	1%	$100,000	1%
Total proceeds for capital expenditures	$140,000	3%	$700,000	5%

WORKING CAPITAL
Brand Marketing	$150,000	4%	$2,500,000	19%
Professional Services - Public Relations, Investor Relations, Legal & Accounting	$400,000	9%	$1,000,000	7%
Salaries	$700,000	16%	$700,000	5%
Travel	$167,408	4%	$200,000	1%
Rent	$100,000	2%	$100,000	1%
Reserve	$-	0%	$4,931,235	37%
Total proceeds for working capital and reserve	$1,517,408	36%	$9,431,235	70%

POTENTIAL FUTURE BUSINESS ACQUISITIONS
Potential Asset Purchases	$225,000	5%	$1,000,000	7%
Total proceeds for potential business acquisitions	$225,000	5%	$1,000,000	7%

TOTAL USE OF PROCEEDS	$4,249,413	100%	$13,498,240	100%

The foregoing presentation is based on reasonable estimates made by our management; it should be noted, however, that, except with respect to the purchase price for the Target Assets and the businesses of the Target Companies, our management will have the discretion to allocate such net proceeds as it determines. Further, the amount and timing of our actual expenditures will depend on numerous factors, including the cash used in or generated by our operations, the pace of the integration of the Target Companies’ businesses, the level of our sales and marketing activities and the attractiveness of any additional acquisitions or investments. We believe that, in the event only the minimum amount of this offering is completed, we will have sufficient proceeds nonetheless to fund all of the uses described in the table above under “Minimum”. If, however, we begin to experience an operating loss, we will be required to fund that loss out of such proceeds. In such event, we will reconsider our use of up to $225,000 for potential future business acquisitions and reallocate such amount to working capital. Until we use the proceeds from this offering as described above, we plan to invest such proceeds in highly liquid short-term interest-bearing obligations, investment grade investments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock and do not expect to pay any dividends in the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our Board of Directors and will be dependent on a number of factors, including our earnings, capital requirements, overall financial condition and other factors that our Board of Directors considers relevant.

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CAPITALIZATION

The following table sets forth our cash and our capitalization as of June 30, 2016:

•	On an actual basis for Alliance (the designated accounting acquirer); and

•	On a pro forma as adjusted basis after giving effect to:

-	the sale of a minimum of 1,111,111 shares of our common stock in this offering at an offering price of $4.50 per share and our receipt of the estimated $4,249,413 in net proceeds from this offering, after deducting selling agent commissions and estimated offering expenses payable by us;

-	the sale of all 3,333,333 shares of our common stock in this offering at an offering price of $4.50 per share and our receipt of the estimated $13,498,240 in net proceeds from this offering, after deducting selling agent commissions and estimated offering expenses payable by us; and

-	the planned acquisitions of the Target Companies (the designated accounting co-predecessors).

	As of June 30, 2016
	(In thousands, except share information)
	Actual	Pro Forma As Adjusted Minimum	Pro Forma As Adjusted Maximum

Cash and cash equivalents	$16	2,494	11,742
Notes payable, affiliates	615	-	-
Contingent liability
Earn-out provisions of respective Target Companies at closing.	-	716	716
Stockholders' Equity
Preferred Stock, $0.001 par value; 5,000,000 shares authorized and no shares issued and outstanding actual or as adjusted Common stock, $0.001 par value, authorized 45,000,000 shares, 5,289,136 shares issued and outstanding, actual; authorized 45,000,000 shares, 7,777,778 and 10,000,000 shares issued and outstanding, pro forma as adjusted - minimum and pro forma as adjusted - maximum, respectively (1)	5	8	10
Accumulated deficit	(610)	(2,659)	(2,659)
Additional paid-in-capital	-	10,174	19,421
Total Stockholders' (deficit) equity	(605)	7,523	16,772
Total Capitalization	$10	8,239	17,488

(1)    The number of shares of common stock to be outstanding after this offering includes 1,377,531 shares of common stock to be issued in connection with the acquisition of the Target Assets and the businesses of the Target Companies.

The number of shares does not give effect to:

•	825,000 shares of common stock available for issuance under the 2016 Equity Incentive Plan; and

•	159,198 shares of common stock reserved as contingent consideration to be paid if the businesses of the Target Companies exceed certain gross profit thresholds;

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•	between 111,111 shares (assuming the minimum offering is completed) and 333,333 shares (assuming the maximum offering is completed) of common stock issuable upon the exercise of the warrants issued to the selling agent.

DILUTION

Purchasers of our common stock in this offering will experience an immediate dilution of net tangible book value per share from the offering price. Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of shares of common stock and the net tangible book value per share immediately after this offering.

As of June 30, 2016, our pro forma net tangible book value before the offering was $(630,108), or $(0.1191) per share of common stock. Net tangible book value per share represents our total tangible assets, less our total liabilities, divided by the number of outstanding shares of our common stock.

After giving effect to the sale of 1,111,111 shares of common stock (minimum) and 3,333,333 shares of common stock (maximum) in this offering at an offering price of $4.50 per share, and after deducting selling agent commissions and estimated offering expenses payable by us, our pro forma net tangible book value would have been $0.2545 (minimum) and $1.1228 (maximum) per share. This represents an immediate increase in pro forma net tangible book value of $0.3736 (minimum) and $1.2419 (maximum) per share to our existing stockholders and immediate dilution of $4.2455 (minimum) and $3.3772 (maximum) per share to new investors purchasing shares at the proposed public offering price.

The following table illustrates the dilution in pro forma net tangible book value per share to new investors as of June 30, 2016:

	Minimum	Maximum
Assumed initial public offering price per share	$4.5000	$4.5000

Net tangible book value per share at June 30, 2016	$(0.1191)	$(0.1191)

Increase in tangible book value per share to the existing stockholders attributable to this offering	$0.3736	$1.2419

Adjusted net tangible book value per share after this offering	$0.2545	$1.1228

Dilution in net tangible book value per share to new investors	$4.2455	$3.3772

The following tables set forth, as of the date of this prospectus, the number of shares of common stock purchased from us, the total consideration paid to us and the average price per share paid by the existing holders of our common stock and the price to be paid by new investors at an offering price of $4.50 per share.

Minimum Offering

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percent	Amount	%
Existing stockholders before this offering	5,289,136	82.6	$5,289	0.1	$0.00
New investors	1,111,111	17.4	$5,000,000	99.9	$4.50
	6,400,247	100.0	$5,005,289	100.0

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Maximum Offering

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percent	Amount	%
Existing stockholders before this offering	5,289,136	61.3	$5,289	0.0	$0.00
New investors	3,333,333	38.7	$15,000,000	100.0	$4.50
	8,622,469	100.0	$15,005,289	100.0

The outstanding share information in the tables above assumes that 5,289,136 shares of our common stock are outstanding as of June 30, 2016, and excludes:

(i)	1,377,531 shares of common stock to be issued in connection with the acquisition of the Target Assets and the businesses of the Target Companies;

(ii)	159,198 shares of common stock reserved as contingent consideration to be paid if the businesses of the Target Companies exceed certain gross profit thresholds; and

(iii)	825,000 shares of common stock to be reserved for issuance under our 2016 Equity Incentive Plan.

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UNAUDITED PRO FORMA FINANCIAL INFORMATION

We prepared the following unaudited pro forma financial statements by applying certain pro forma adjustments to the historical financial statements of Alliance. The pro forma adjustments give effect to the following transactions (the “Transactions”):

•	Our planned acquisition of the assets of CFFC Promotions, LLC (“CFFC”);
•	Our planned acquisition of the assets of Hoosier Fight Club Promotions, LLC (“Hoosier Fight Club” or “HFC”);
•	Our planned acquisition of the assets of Punch Drunk, Inc. d/b/a COmbat GAmes MMA (“COGA”);
•	Our planned acquisition of the assets of Bang Time Entertainment, LLC d/b/a Shogun Fights (“Shogun”);
•	Our planned acquisition of the assets of V3, LLC (“V3 Fights”);
•	Our planned merger with Go Fight Net, Inc. (“GoFightLive” or “GFL”);
•	Our planned acquisition of the assets of CageTix LLC (“CageTix”);
•	The estimated net proceeds from our initial public offering and the application of such proceeds.

For accounting and reporting purposes, Alliance has been identified as the accounting acquirer of each of the Target Companies. In addition, each of the Target Companies has been identified as an accounting co-predecessor to the Company.

The unaudited pro forma statements of operations for the year ended December 31, 2015 and for the six months ended June 30, 2016 give effect to the Transactions as if each of them had occurred on January 1, 2015. The unaudited pro forma balance sheet as of June 30, 2016 gives effect to the Transactions as if each of them had occurred on June 30, 2016.

These pro forma financial statements include adjustments for our planned acquisitions because we believe each of these acquisitions is probable under the standards of Rule 8-04 of Regulation S-X. We determined that each acquisition shown will involve the acquisition of a business, considering the guidance in Rule 11-01(d) of Regulation S-X, and individually as well as in aggregate met the significance test of Rule 8-04 of Regulation S-X. The acquisitions of certain assets of Louis Neglia and Hoss related to copyrights in the Ring of Combat and CFFC MMA and kickboxing fight video libraries did not, individually or in aggregate, meet the significance test in Rule 8-04 of Regulation S-X and are therefore not included in the pro forma financial statements.

The historical financial statements of Alliance, and each of the businesses whose acquisition is planned, appear elsewhere in this prospectus.

We have based the pro forma adjustments upon available information and certain assumptions that we believe are reasonable under the circumstances. We describe in greater detail the assumptions underlying the pro forma adjustments in the accompanying notes, which you should read in conjunction with these unaudited pro forma financial statements. In many cases, we based these assumptions on preliminary information and estimates. The actual adjustments to our audited consolidated financial statements will depend upon a number of factors and additional information that will be available on or after the completion of our initial public offering. Accordingly, the actual adjustments that will appear in our financial statements will differ from these pro forma adjustments, and those differences may be material.

We account for our proposed acquisitions, including our merger with GFL, using the acquisition method of accounting for business combinations under GAAP, with Alliance being considered the acquiring entity. Under the acquisition method of accounting, the total consideration paid is allocated to an acquired company’s tangible and intangible assets, net of liabilities, based on their estimated fair values as of the acquisition date. We have not completed the acquisition of the Target Companies and therefore the estimated purchase price and fair value of the Target Companies’ assets to be acquired and liabilities assumed are preliminary. Once we complete our final valuation processes for our planned acquisitions, we may report changes to the value of the assets acquired and liabilities assumed, as well as the amount of goodwill, and those changes could differ materially from what we present herein.

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We provide these unaudited pro forma financial statements for informational purposes only. These unaudited pro forma financial statements do not purport to represent what our results of operations or financial condition would have been had the Transactions actually occurred on the assumed dates, nor do they purport to project our results of operations or financial condition for any future period or date. You should read these unaudited pro forma financial statements in conjunction with “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the historical financial statements of Alliance and the Target Companies, including the related notes thereto, appearing elsewhere in this prospectus.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

For the period commencing January 1, 2015 to December 31, 2015

(In thousands, except share information)

	Target Companies - Actual Results
	Shogun	CageTix	CFFC	GFL	HFC	COGA	V3 Fights	Target Companies Subtotal	Alliance MMA	Total Results	Pro Forma Adjusting Entries		Pro Forma Results
Revenue	$538	$72	$709	$496	$172	$285	$160	$2,432	$-	$2,432	$-		$2,432
Cost of revenues	372	0	534	318	115	111	123	1,573	-	1,573	-		1,573
Gross profit	166	72	175	178	57	174	37	859	-	859	-		859
Operating expenses
General and administrative expenses	24	34	107	170	8	127	36	506	42	548	-		548
Professional and consulting fees	27	-	49	24	22	28	28	178	344	522	(311)	4(iii)	211
Depreciation	1	-	3	36	0	9	-	49	-	49	-		49
Amortization	-	-	-	-	-	-	-	-	-	-	1,412	4(iv)	1,412
Total operating expenses	52	34	159	230	30	164	64	733	386	1,119	1,101		2,220
Net income (loss)	$114	$38	$16	$(52)	$27	$10	$(27)	$126	$(386)	$(260)	$(1,101)		$(1,361)

Weighted average common shares outstanding													10,000
Net loss per common share													$(0.1361)

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

For the six months ended June 30, 2016

(In thousands, except share information)

	Target Companies - Actual Results
	Shogun	CageTix	CFFC	GFL	HFC	COGA	V3 Fights	Target Companies Subtotal	Alliance MMA		Total Results	Pro Forma Adjusting Entries		Pro Forma Results
Revenue	302	57	312	277	140	59	77	1,224	-		1,224			$1,224
Cost of revenues	204	-	229	165	100	26	52	776	-		776			776
Gross profit	98	57	83	112	40	33	25	448	-		448			448
Operating expenses
General and administrative expenses	13	17	47	85	9	13	13	197	42		239			239
Professional and consulting fees	8	-	8	10	8	9	9	52	182		234	(142	)4(iv)	92
Depreciation	-	-	1	14	-	4	-	19	-		19	-		19
Amortization	-	-	-	-	-	-	-	-		-	-	707	4(v)	707
Total operating expenses	21	17	56	109	17	26	22	268	224		492	565		1,057
Net income (loss)	77	40	27	3	23	7	3	180	(224)		(44)	(565)		$(609)

Weighted average common shares outstanding														10,000
Net loss per common share														$(0.0609)

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UNAUDITED PRO FORMA BALANCE SHEET

For the six months ended June 30, 2016

(In thousands, except share information)

	Target Companies - Actual Results
	Shogun	CageTix	CFFC	GFL	HFC	COGA	V3 Fights	Target Companies Subtotal	Actual Alliance MMA	Pro Forma Adjusting Entries		Pro Forma Results
Cash & cash equivalents	$79	$61	$8	$83	$11	$7	$1	$250	$16	$11,476	4(i)	$11,742
Accounts receivable and other assets, net	24	-	5	5	-	-	-	34	16	-		50
Deferred offering costs	-	-	-	-	-	-	-	-	25	-		25
Current assets	103	61	13	88	11	7	1	284	57	11,476		11,817
Property, plant and equipment, net	-	-	5	23	-	4	-	32	-	-		32
Intangible assets, net	-	-	-	-	-	-	-	-	-	3,389	3,4(iv)	3,389
Goodwill	-	-	-	-	-	-	-	-	-	2,596	2	2,596
Total assets	103	61	18	111	11	11	1	316	57	17,461		17,834
Accounts payable and accrued expenses	28	123	24	24	16	29	51	295	47	(22)		320
Deferred revenue	-	-	-	-	9	-	-	9	-	-		9
401K payable	-	-	-	17	-	-	-	17	-	-		17
Related party note payable - short term	-	-	67	-	-	-	-	67	615	(682)	4(ii, iii)	-
Total current liabilities	28	123	91	41	25	29	51	388	662	(704)		346
Contingent earnout										716	4(v)	716
Total liabilities	28	123	91	41	25	29	51	388	662	12		1,062
Stockholders' Equity
Retained earnings /(deficit)	75	(62)	(73)	70	(14)	(18)	(50)	(72)	(610)	(1,977)		(2,659)
Common stock									5	5		10
Additional paid-in-capital										19,421	2,3,4(i-v)	19,421
Total stockholders' equity	75	(62)	(73)	70	(14)	(18)	(50)	(72)	(605)	17,449		16,772
Total Liabilities and Stockholders' Equity	$103	$61	$18	$111	$11	$11	$1	$316	$57	$17,461		$17,834

Notes to Unaudited Pro Forma Financial Information

Note 1 — Basis of presentation

The unaudited pro forma balance sheet as of June 30, 2016, and the unaudited pro forma statement of operations for the period commencing January 1, 2015 to December 31, 2015 and for the six months ended June 30, 2016 are based on the historical financial statements of Alliance MMA, Inc. after giving effect to our planned acquisition of the Target Assets and the businesses of the Target Companies and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma financial information. The acquisitions of the Target Assets and the businesses of the Target Companies will be concurrent with the successful completion of this offering and the listing of our common stock on the Nasdaq Capital Market.

We account for business combinations pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (ASC) 805, Business Combinations. In accordance with ASC 805, we use reasonable estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the acquisition date. Goodwill as of the acquisition date is measured as the excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired.

The fair values assigned to Alliance’s tangible assets acquired and liabilities assumed are considered preliminary and are based on the information and the account balances that were available as of June 30, 2016. We believe that the information provides a reasonable basis for estimating the fair values of assets acquired and liabilities assumed. We expect to finalize the valuation of the net tangible and intangible assets as soon as practicable, but not later than one year from the acquisition date.

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The unaudited pro forma financial information is not intended to represent or be indicative of our results of operations or financial position that would have been reported had the acquisitions been completed as of the date presented, and should not be taken as a representation of our future results of operations or financial position.

For purposes of these unaudited pro forma statements of operations, the acquisitions of the Target Assets and the businesses of the Target Companies are assumed to have occurred on June 30, 2016, the date of our most recent balance sheet. The pro forma statement of operations for the year ended December 31, 2015 and for the six months ended June 30, 2016 aggregate the results of Alliance and the Target Companies for the period commencing on January 1, 2015 through December 31, 2015 and for the six months ended June 30, 2016.

The unaudited pro forma balance sheet as of June 30, 2016 is presented as if the acquisitions had occurred on January 1, 2015.

Note 2 – Preliminary purchase price allocation

The Company intends to acquire the Target Assets and the businesses of the Target Companies concurrent with the completion of the offering made by this prospectus. As consideration for the acquisitions, Alliance will deliver the following amounts of cash and shares of common stock, and will record a contingent liability related to the specified earn outs.

Target Company	Cash	Shares	Consideration Paid	Contingent Consideration	Total Shares	Total Consideration
Shogun	$250,000	111,111	$750,000	$174,219	149,826	$924,219
CageTix	$150,000	38,889	$325,000	$75,621	55,694	$400,621
CFFC Promotions	$235,000	470,000	$2,350,000	$184,632	511,029	$2,534,632
GFL	$450,000	419,753	$2,338,889	$-	419,753	$2,338,889
HFC	$120,000	106,667	$600,000	$60,170	120,038	$660,170
COGA	$80,000	75,556	$420,000	$182,890	116,198	$602,890
V3 Fights	$100,000	111,111	$600,000	$38,862	119,747	$638,862
Total Target Companies	$1,385,000	1,333,087	$7,383,889	$716,394	1,492,285	$8,100,283

Hoss	$100,000	44,444	$300,000	$-	44,444	$300,000
Louis Neglia	$155,000	-	$155,000	$-	-	$155,000
Total Target Assets	$255,000	44,444	$455,000	$-	44,444	$455,000
Total	$1,640,000	1,377,531	$7,838,889	$716,394	1,536,729	$8,555,283

The amount of consideration paid in shares was calculated based on the public offering price of $4.50 per share.

Under acquisition accounting, we recognize the assets and liabilities acquired at their fair value on the acquisition date, with any excess in purchase price over these values being allocated to identifiable intangible assets and goodwill at June 30, 2016.

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The respective asset purchase agreements for the Target Companies other than GFL, and the agreement and plan of merger for GFL, contemplate that we will acquire certain assets and assume certain liabilities. We believe that, due to the short-term nature of many of the assets acquired, their carrying values, as shown in the historical financial statements of the entities, approximate their respective fair values. In addition, we have assigned value to those intangible assets related to intellectual property rights to video libraries, ticketing software and customer and venue relationships of each Target Company. The goodwill recognized for these acquisitions is related primarily to synergies with our combined businesses and assembled workforce.

The following table reflects the preliminary allocation of the purchase price for the businesses of the Target Companies to identifiable assets, liabilities assumed and pro forma intangible assets and goodwill:

	Total	Shogun	CageTix	CFFC	GFL	HFC	COGA	V3 Fights
Cash and equivalents	$250,351	$79,332	$60,506	$7,916	$83,148	$11,038	$7,118	$1,293
Accounts receivable and other assets, net	32,968	23,400	-	5,068	4,500	-	-	-
Property and equipment, net	32,523	-	-	4,901	23,166	400	4,056	-
Intangible assets, net	5,508,436	52,500	360,559	1,437,000	2,041,677	653,775	519,300	443,625
Goodwill, net	2,595,883	796,964	101,610	1,103,397	226,853	20,406	101,905	244,748
Total identifiable assets	8,420,161	952,196	522,675	2,558,282	2,379,344	685,619	632,379	689,666
Accounts payable and accrued expenses	319,878	27,977	122,054	23,650	40,455	25,449	29,489	50,804
Total identifiable liabilities	319,878	27,977	122,054	23,650	40,455	25,449	29,489	50,804
Total purchase price	$8,100,283	$924,219	$400,621	$2,534,632	$2,338,889	$660,170	$602,890	$638,862

The unaudited pro forma financial information includes various assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed of Target Companies based on management’s best estimates of fair value. The final purchase price allocation may vary based on final appraisals, valuations and analyses of the fair value of the acquired assets and assumed liabilities. Accordingly, the pro forma adjustments are preliminary and have been made solely for illustrative purposes.

Note 3 – Identifiable intangible assets

We based our preliminary estimates of each intangible asset type/category that we expect to recognize as part of the planned acquisitions on the nature of the businesses and the contracts that we have entered into with the Target Companies. The planned acquisitions bring value to our business platform through their exceptional reputations as premier MMA promotional companies and their extensive video libraries, ticketing platforms, and customer and venue relationships. As such, the intellectual property rights of video libraries, ticketing software, and customer and venue relationships comprise the significant majority of intangible assets for these acquisitions

We based the preliminary estimated useful lives of intangible assets on the basis of each asset’s contribution to our business platform and growth strategy. However, all of these estimates are preliminary, as we have not completed these acquisitions or analyzed all the facts surrounding the businesses to be acquired.

The information set forth below reflects the preliminary fair value of intangible assets of the businesses we plan to acquire, and their estimated useful lives. All preliminary estimates for the fair value of intangibles will be refined once the acquisitions are completed and final valuations are ascribed to each intangible asset.

Intangible assets	Total	Sho Gun	CageTix	CFFC	GFL	HFC	COGA	V3 Fights
Video library, intellectual property	$3,181	$52	$-	$397	$2,042	$197	$352	$141
Venue contracts	1,967	-	-	1,040	-	457	167	303
Ticketing software	360	-	360	-	-	-	-	-
Total intangible assets	$5,508	$52	$360	$1,437	$2,042	$654	$519	$444

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Note 4 – Pro forma adjustments

The pro forma adjustments are based on preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma financial information:

i.

Net proceeds from IPO. Reflects the issuance of 3,333,333 common shares (maximum offering) at $4.50 per share the price of our common stock sold in this offering, less offering expenses totaling approximately $1,501,760. We expect our net proceeds for this offering will approximate $13,498,240. We anticipate that these proceeds will be further reduced by the cash portion paid our Target Companies at the closing of our IPO and repayment of an outstanding note payable to Ivy Equity Investors, LLC in the amount of $637,373 which is the outstanding balance including accrued interest at June 30, 2016.

The total cash component of our acquisitions accounted for as a business combination pursuant to ASC 805 is estimated at $1,385,000.

ii.	Elimination of Assets/Liabilities not acquired. We have adjusted the unaudited pro forma statements of operations and balance sheet for the period ended June 30, 2016 to eliminate nonrecurring expenditures and those assets and liabilities not purchased or assumed by Alliance from the Target Companies pursuant to the terms of the respective asset purchase agreements. The following liabilities were specifically excluded from the Transactions:

	Period ended June 30, 2016
Liabilities excluded from Target purchases	CFFC	Total
Short-term note payable	$67,000	$67,000
Total	$67,000	$67,000

iii.	Note payable and expenses directly attributable to the Transactions. In February 2015, Alliance entered into a loan agreement with Ivy Equity Investors, LLC, pursuant to which Ivy agreed to advance up to $500,000 to satisfy the Company’s startup expenses, including professional fees incurred with this offering and expenses incident to the acquisitions of the Target Companies.

This loan is evidenced by an unsecured promissory note that bears interest at an annual rate of 6%. The principal amount owing under the note, plus accrued interest, as of June 30, 2016 was $637,373.  The note matures on the earlier of the closing of the offering made by this prospectus or January 1, 2017. On May 10, 2016, the note was amended and restated to provide for borrowings up to $600,000. On July 20, 2016, the note was amended and restated a second time to provide for borrowings up to $1,000,000. At August 12, 2016, the principal amount owing under the amended and restated note, plus accrued interest, was $727,005. We anticipate paying off the note in full at the completion of the offering from the net proceeds available to us, which is an assumption we have made for pro forma purposes. Additionally, actual expenses incurred that were related to the offering totaled $25,000 as of December 31, 2015 and were reclassified from capitalized offering expenses, and $310,929 of professional and consulting fees that were directly related to the acquisition of prospective targets have been removed from the pro forma results. For the six months ended June 30, 2016, $142,422 of professional and consulting fees that were directly related to the acquisition of prospective targets has been removed from the pro forma results.

iv.	Amortization of intangible assets. We amortize intangible assets over their estimated useful lives. We based the estimated useful lives of acquired intangible assets on the economic benefit we expect to receive and the period during which we expect to receive that benefit. We assigned a useful life of five years to the intellectual property rights of our video libraries and three years to the acquired ticketing software and customer and venue relationships based on a number of factors, including contractual agreements, estimated production hours available on video libraries and economic factors pertaining to the combined companies.

The estimates of fair value and weighted-average useful lives could be affected by a variety of factors including legal, regulatory, contractual, competitive, economic or other factors. Increased knowledge about these factors could result in a change to the estimate fair value of these intangible assets and/or the weighted-average useful lives from what we have assumed in these unaudited pro forma financial statements. In addition, the combined effect of any such changes could result in a significant increase or decrease to the related amortization expense estimates.

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The amortization of intangible assets of the Target Companies, shown below, assumes that such assets were acquired on January 1, 2015 and amortized over the period associated with each statement of operations.

Video Libraries	Basis	Useful Life	Annual Amortization	Accumulated Amortization	Net Balance
CFFC	$397,500	5 yrs.	$79,500	$119,250	$278,250
COGA	352,500	5 yrs.	70,500	105,750	246,750
GFL	2,041,676	5 yrs.	408,335	613,770	1,427,907
HFC	196,875	5 yrs.	39,375	59,063	137,813
V3 Fights	140,625	5 yrs.	28,125	42,188	98,438
Shogun	52,500	5 yrs.	10,500	15,750	36,750
Total value of Video Libraries	$3,181,676		$636,335	$955,771	$2,225,908

	Basis	Useful Life	Annual Amortization	Accumulated Amortization	Net Balance
Customer and Venue Relationships
CFFC	$1,039,500	3 yrs.	$346,500	$519,750	$519,750
HFC	456,900	3 yrs.	152,300	228,450	228,450
COGA	166,800	3 yrs.	55,600	83,400	83,400
V3 Fights	303,000	3 yrs.	101,000	151,500	151,500
Total value of Customer and Venue Relationships	$1,966,200		$655,400	$983,100	$983,100

Ticketing Software	Basis	Useful Life	Annual Amortization	Accumulated Amortization	Net Balance
CageTix	$360,559	3 yrs.	$120,186	$180,279	$180,279
Total value of Ticketing Software	$360,559		$120,186	$180,279	$180,279

v.	Contingent Consideration. We will pay additional consideration to each Target Company, other than GFL, if the gross profit of the related business for the twelve months following the closing of the related acquisition exceeds an agreed upon gross profit threshold. This “earn out” requires us to increase the purchase price we agreed to pay for each such business by $7.00 dollars for each $1.00 by which actual gross profit exceeds the gross profit threshold. The “earn out” will be paid in shares of our common stock that will be valued at the lesser of (i) the initial public offering price of the shares sold in this offering, or (ii) the volume weighted average closing price of our common stock over the 20 trading days prior to the date on which we file our quarterly report on Form 10-Q for the first quarter following the full calendar year following the completion of this offering.

The gross profit threshold for each Target Company is as follows:

Target Company	Gross Profit Threshold
CFFC	$350,000
COGA	$80,000
CageTix	$100,000
HFC	$100,000
V3 Fights	$100,000
Shogun	$50,000

We expect that each Target Company will exceed its gross profit threshold by an amount that would result in a weighted average increase in the aggregate consideration paid of 15% for all of the Target Companies, or an additional $716,394 in the aggregate, payable in common stock as described above. We prepared this estimate on the basis of our overall growth strategy and our expectation that the gross revenues of the Target Companies will increase by 10-30% during the applicable period.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the consolidated historical and pro forma financial statements and related notes thereto included in this prospectus. In addition, this discussion contains forward-looking statements that involve risks, uncertainties and assumptions that could cause actual results to differ materially from management’s expectations. Factors that could cause such differences are discussed in “Special Note Regarding Forward-Looking Statements” and “Risk Factors.” We assume no obligation to update any of these forward-looking statements.

We are presenting the following discussion with respect to each Target Company individually, then for Alliance, both individually and on a pro forma basis for the period covered by the pro forma financial statements included in this prospectus.

Business Overview

Alliance MMA, Inc. was incorporated in the state of Delaware on February 12, 2015 for the purpose of acquiring businesses that engage in the promotion of mixed martial arts, or MMA, events. Through our acquisition of the Target Companies, Alliance will create a regional venue for the development and showcasing of professional MMA fighters. We intend to operate as a “feeder” organization by which our fighters will advance to the Ultimate Fighting Championship, or UFC, and other premier MMA organizations. Our operations will be centered on three primary business segments: live MMA event promotions, MMA content distribution, and sponsorships and promotion.

For accounting and reporting purposes, Alliance has been identified as the accounting acquirer of each of the Target Companies. In addition, each of the Target Companies has been identified as an accounting co-predecessor to the Company.

Shogun

Based in Baltimore, Maryland, Shogun is a mid-Atlantic regional MMA promotion company founded in 2008 and has promoted 13 fights at the Royal Farms Arena in Baltimore. Shogun currently promotes two large events per year with attendance figures typically exceeding 4,500 fans. We expect to build on Shogun’s existing business and to expand its presence and number of promotions throughout the mid-Atlantic region following the proposed acquisition.

For the twelve months ended December 31, 2015, Shogun’s promotions generated revenue totaling $537,872 with a gross profit of $165,923, reflecting a gross profit margin of 30.8%. Shogun generated substantially all of that revenue from ticket sales at its live events.

The tables below summarize Shogun’s results of operations for the years ended December 31, 2015 and 2014, and for six months ended June 30, 2016 and 2015, in both absolute terms and as a percentage of revenue for the periods indicated:

	Periods ended December 31,
	2015		2014
Net revenue	$537,872	100.0%	$488,791	100.0%
Cost of revenues	371,949	69.2%	344,173	70.4%
Gross profit	165,923	30.8%	144,618	29.6%
Operating expenses
General and administrative	24,424	4.5%	23,298	4.8%
Professional and consulting	26,791	5.0%	2,010	0.4%
Depreciation	595	0.1%	658	0.1%
Total operating expenses	51,810	9.6%	25,966	5.3%
Net income	$114,113	21.2%	$118,652	24.3%

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Revenue in 2015 grew by $49,081 to $537,872, a 10.0% increase, compared to revenue of $488,791 in 2014. The increase reflected the sale of a greater number of admission tickets at Shogun’s events.

Operating expenses rose in 2015 by approximately $25,844, or 99.5%, compared to operating expenses of $25,966 in 2014, as a result of legal and accounting expenses incurred in connection with the contemplated sale of the Shogun business to Alliance.

	Six Months Ended
	June 30,		June 30,
	2016		2015
Net revenue	$302,274	100.0%	$275,938	100.0%
Cost of revenues	203,810	67.4%	187,616	68.0%
Gross profit	98,464	32.6%	88,322	32.0%
Operating expenses
General and administrative	12,675	4.2%	11,154	4.0%
Professional and consulting	7,500	2.5%	-	0.0%
Depreciation	142	0.0%	297	0.1%
Total operating expenses	20,317	6.7%	11,451	4.1%
Net income	$78,147	25.9%	$76,871	27.9%

The increase in net revenues of $26,000 for the six months ended June 30, 2016 over the same period in 2015 resulted from increased volumes in sponsorship sales of $16,000, ticket sales of approximately $8,000, and food and beverage sales of approximately $2,000.

The increase in operating expenses of approximately $9,000 for the six months ended June 30, 2016 compared to the same period in 2015 was attributable primarily to legal and accounting expenses incurred in connection with the contemplated sale of the Shogun business to Alliance.

CageTix

Founded in 2009, CageTix is an established ticketing agency for combat sports, including mixed martial arts, boxing, jiu jitsu, and Muay Thai, and is the first ticket sales service to focus specifically on the MMA industry. CageTix’s ticketing platform offers Alliance the opportunity to expand ticket sales and event attendance throughout its promotions.

For the twelve months ended December 31, 2015, CageTix generated revenues totaling $72,020 with a net profit of 52.6% or $37,918. The revenue generated by CageTix is booked as commission income on ticket sales for client-promoted sporting events.

The tables below summarize CageTix’s results of operations for the years ended December 31, 2015 and 2014, and for six months ended June 30, 2016 and 2015, in both absolute terms and as a percentage of revenue for the periods indicated:

	Periods ended December 31
	2015		2014
Net revenue	$72,020	100.0%	$53,548	100.0%
Cost of revenues		0.0%		0.0%
Gross profit	72,020	100.0%	53,548	100.0%
Operating expenses
General and administrative	34,102	47.4%	15,055	28.1%
Total operating expenses	34,102	47.4%	15,055	28.1%
Net income	$37,918	52.6%	$38,493	71.9%

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Revenue in 2015 grew by $18,472, or 34.5%, compared to revenue of $53,548 in 2014. Increased ticket sales for MMA events was the driving factor behind this increase.

Operating expenses increased in 2015 by approximately $19,047, or 126.52%, compared to $15,055 in 2014, primarily as a result of accounting expenses incurred in connection with the contemplated sale of the CageTix business to Alliance.

	Six Months Ended
	June 30,		June 30,
	2016		2015
Net revenue	$57,428	100.0%	$35,673	100.0%
Cost of revenues	-	0.0%	-	0.0%
Gross profit	57,428	100.0%	35,673	100.0%
Operating expenses
General and administrative	17,371	30.2%	4,778	13.4%
Total operating expenses	17,371	30.2%	4,778	13.4%
Net income	$40,057	69.8%	$30,895	86.6%

Net revenue for the six months ended June 30, 2016 increased by more than $21,000, or 61%, while net income increased by approximately $9,000 or 30%. This increase reflects the expansion of ticket sales to combat sporting venues outside of mixed martial arts. Alliance anticipates that the expansion of the CageTix ticketing platform into these and other venues will continue following the proposed acquisition.

The increase in operating expenses for the six months ended June 30, 2016 resulted from additional accounting expenses of $7,500 incurred in connection with the contemplated sale of the CageTix business to Alliance, coupled with an increase in advertising and marketing expenses totaling approximately $4,000.

CFFC

Based in Atlantic City, New Jersey, CFFC was founded in 2011 and has promoted over 57 professional MMA events, primarily in New Jersey and Pennsylvania. CFFC holds, on average, 12 events per year, and maintains extensive venue relationships. It has also built a stable of well-known MMA fighters, many of which have advanced to premier MMA promotions such as the UFC, Bellator and the World Series of Fighting.

For the twelve months ended December 31, 2015, CFFC generated revenues of $709,468 with a gross profit of 24.8% or $175,840. Revenues were generated from ticket sales, venue site fees and sponsorship royalties.

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The tables below summarize CFFC’s results of operations for the years ended December 31, 2015 and 2014, and for six months ended June 30, 2016 and 2015, in both absolute terms and as a percentage of revenue for the periods indicated:

	Periods ended December 31
	2015		2014
Net revenue	$709,468	100.0%	$626,835	100.0%
Cost of revenues	533,628	75.2%	532,761	85.0%
Gross profit	175,840	24.8%	94,074	15.0%
Operating expenses
General and administrative	84,584	11.9%	108,525	17.3%
Professional and consulting	22,625	3.2%	-	0.0%
Depreciation	49,300	6.9%	18,721	3.0%
Total operating expenses	156,509	22.1%	127,246	20.3%
Net income (loss)	$19,331	2.7%	$(33,172)	(5.3)%

Revenue in 2015 increased $82,633, or 13.2%, compared to revenue of $626,835 in 2014. An increase in the number of events held by CFFC during 2015 and a trend toward site fees being paid by the event venues fueled this growth in revenue.

Operating expenses increased in 2015 by approximately $29,263, or 23.0%, compared to operating expenses of $127,246 in 2014. The increase reflected depreciation expense pertaining to new cage equipment, and accounting expenses relating to the proposed sale of CFFC’s business to Alliance.

	Six Months Ended
	June 30,		June 30,
	2016		2015
Net revenue	$311,907	100.0%	$416,111	100.0%
Cost of revenues	229,343	73.5%	281,479	67.6%
Gross profit	82,564	26.5%	134,632	32.4%
Operating expenses
General and administrative	47,211	15.1%	56,539	13.6%
Professional and consulting	7,500	2.4%	-	0.0%
Depreciation	906	0.3%	1,340	0.3%
Total operating expenses	55,617	17.8%	57,879	13.9%
Net income	$26,947	8.6%	$76,753	18.4%

CFFC’s revenues for the six months ended June 30, 2016 decreased by $104,000, or 25%, and gross profit decreased by $52,000, or 39%, over the same period in 2015. These variances resulted from a reduction in paying venue locations from two in 2015 to one in 2016. In addition, CFFC held one less event in the first half of 2016 than it did in 2015, which resulted in lower than expected ticket and sponsorship revenues. Gross profit was directly impacted by the loss of site fees and by higher fighter costs.

The increase in operating expenses was attributable to accounting expenses of $7,500 incurred in connection with the contemplated sale of the CFFC business to Alliance.

GFL

Founded in 2010, GFL is a sports media and technology platform focusing exclusively on the combat sports industry. In addition to its extensive video library, GFL uses its proprietary technology platform to offer online streaming media content, televised events and social media access to MMA fans world-wide.

For the twelve months ended December 31, 2015, GFL generated revenues totaling $496,233, with a gross profit of $177,646, or 35.8%.

The tables below summarize GFL’s results of operations for the years ended December 31, 2015 and 2014, and for six months ended June 30, 2016 and 2015, in both absolute terms and as a percentage of revenue for the periods indicated:

	Periods ended December 31
	2015		2014
Net revenue	$496,233	100.0%	$624,142	100.0%
Cost of revenues	318,587	64.2%	410,814	65.8%
Gross profit	177,646	35.8%	213,328	34.2%
Operating expenses
General and administrative	169,708	34.2%	157,724	25.3%
Professional and consulting	23,580	4.8%	7,965	1.3%
Depreciation	36,299	7.3%	32,516	5.2%
Total operating expenses	229,587	46.3%	198,205	31.8%
Net income (loss)	$(51,941)	(7.3)%	$15,123	2.4%

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Revenue in 2015 decreased by $127,909, or 20.5%, compared to revenue of $624,142 in 2014. The decrease reflected increased pricing pressure on production services, and a general decline in boxing events filmed and produced.

Operating expenses increased in 2015 by approximately $31,382, or 15.8%, compared to $198,205 in 2014, primarily as a result of accounting expenses incurred in connection with the contemplated merger of GFL with a wholly-owned subsidiary of Alliance.

	Six Months Ended
	June 30,		June 30,
	2016		2015
Net revenue	$276,657	100.0%	$315,935	100.0%
Cost of revenues	164,854	59.6%	177,440	56.2%
Gross profit	111,803	40.4%	138,495	43.8%
Operating expenses
General and administrative	84,999	30.7%	83,142	26.3%
Professional and consulting	10,180	3.7%	4,335	1.4%
Depreciation	13,872	5.0%	18,244	5.8%
Total operating expenses	109,051	39.4%	105,721	33.5%
Net income	$2,752	1.0%	$32,774	10.4%

For the six months ended June 30, 2016, revenue decreased by $39,000, or 12%, over the six months ended June 30, 2015. This decrease was the result of the expiration of GFL’s overseas licensing deal and lower broadcast revenue from its promotions. To counter this loss, GFL sought out alternative revenue streams from non-MMA promotional events such as boxing, jiu jitsu, and lacrosse. GFL offered these newer services at slightly reduced rates, which resulted in a decline in profit margins.

Operating expenses remained relatively flat for the six months ended June 30, 2016, with the exception of accounting expenses incurred in connection with the contemplated merger of GFL with a wholly-owned subsidiary of Alliance.

HFC

Based in the Chicago metropolitan area, HFC was founded in 2009 and has promoted over 25 events primarily in the Chicago metropolitan area. We expect HFC to provide Alliance with a valuable foothold in the Midwest region.

For the twelve months ended December 31, 2015, HFC generated revenues of $172,315 with a gross profit of $57,305, or 33.3%.

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The tables below summarize HFC’s results of operations for the years ended December 31, 2015 and 2014, and for six months ended June 30, 2016 and 2015, in both absolute terms and as a percentage of revenue for the periods indicated:

	Periods ended December 31,
	2015		2014
Net revenue	$172,315	100.0%	$183,195	100.0%
Cost of revenues	115,010	66.7%	119,114	65.0%
Gross profit	57,305	33.3%	64,081	35.0%
Operating expenses
General and administrative	8,218	4.8%	9,025	4.9%
Professional and consulting	21,800	12.7%	-	0.0%
Depreciation	267	0.2%	267	0.1%
Total operating expenses	30,285	17.6%	9,292	5.1%
Net income	$27,020	15.7%	$54,789	29.9%

Revenue in 2015 decreased slightly to $172,315, or 5.9%, compared to $183,195 in 2014. The decline was due to lower ticket sales.

Operating expenses increased in 2015 by $20,993, or 225.9%, compared to $9,292 in 2014, as a result of accounting expenses incurred in connection with the contemplated sale of the HFC business to Alliance.

	Six Months Ended
	June 30,		June 30,
	2016		2015
Net revenue	$140,362	100.0%	$87,770	100.0%
Cost of revenues	100,814	71.8%	59,639	67.9%
Gross profit	39,548	28.2%	28,131	32.1%
Operating expenses
General and administrative	8,901	6.3%	4,358	5.0%
Professional and consulting	7,790	5.5%	11,800	13.4%
Depreciation	134	0.1%	134	0.2%
Total operating expenses	16,825	12.0%	16,292	18.6%
Net income	$22,723	16.2%	$11,839	13.5%

HFC’s revenues increased $53,000 or 60% for the six months ended June 30, 2016 over the same period in 2015. This growth was the result of holding one more event in the first six months of 2016 compared to the same period in 2015, resulting in ticket sale increases of approximately $43,000, sponsorship fee increases of approximately $7,000 and venue site fee increases of $3,000. While net revenue increased, HFC’s gross profit margin suffered slightly due to higher fighter expenses and venue production fees.

Operating expenses for the period, with the exception of accounting expenses incurred in connection with the contemplated sale of the HFC business to Alliance, were relatively flat.

COGA

Based in Kirkland, Washington, COGA was founded in 2009 and has promoted over 46 MMA events, primarily in Washington State. The promoters of COGA will spearhead Alliance’s efforts to launch additional promotions and attract top talent on the west coast utilizing their long-standing relationships throughout the region.

For the twelve months ended December 31, 2015, COGA generated revenues totaling $285,415 with a gross profit of $174,181, or 61.0%.

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The tables below summarize COGA’s results of operations for the years ended December 31, 2015 and 2014, and for six months ended June 30, 2016 and 2015, in both absolute terms and as a percentage of revenue for the periods indicated:

	Periods ended December 31,
	2015		2014
Net revenue	$285,415	100.0%	$197,968	100.0%
Cost of revenues	111,234	39.0%	83,758	42.3%
Gross profit	174,181	61.0%	114,210	57.7%
Operating expenses
General and administrative	127,111	44.5%	83,399	42.1%
Professional and consulting	27,780	9.7%	7,343	3.7%
Depreciation	9,183	3.2%	9,563	4.8%
Total operating expenses	164,074	57.5%	100,305	50.7%
Net income	$10,107	3.5%	$13,905	7.0%

Revenue in 2015 increased $87,447, or 44.2%, compared to revenue of $197,968 in 2014, as a result primarily of COGA holding more events, thereby generating greater ticket sales, compared to 2014.

Operating expenses increased in 2015 by $63,769, or 63.6%, compared to operating expenses of $100,305 in 2014. This increase reflected event expenses related to the additional shows held in 2015, together with accounting expenses incurred in connection with the contemplated sale of the COGA business to Alliance.

	Six Months Ended
	June 30,		June 30,
	2016		2015
Net revenue	$59,025	100.0%	$165,505	100.0%
Cost of revenues	26,128	44.3%	59,964	36.2%
Gross profit	32,897	55.7%	105,541	63.8%
Operating expenses
General and administrative	12,983	22.0%	67,202	40.6%
Professional and consulting	8,900	15.1%	2,280	1.4%
Depreciation	4,084	6.9%	4,869	2.9%
Total operating expenses	25,967	44.0%	75,004	44.9%
Net income	$6,930	11.7%	$31,190	18.8%

During the periods covered by the financial statements presented, COGA has held one event in the first quarter of each year. Due to scheduling conflicts at COGA’s main venue, this event was not held and is the primary reason for the large decrease in revenues for the six months ended June 30, 2016 compared to the same period in 2015. The missed event was subsequently booked for the third quarter of 2016 and COGA anticipates meeting its revenue goals for the year.

V3 Fights

Based in Memphis, Tennessee, V3 Fights was founded in 2009 and has promoted 45 events primarily at event centers in Memphis, Tennessee and elsewhere in Tennessee, Mississippi and Alabama. V3 typically holds between 6-8 events per year.

For the twelve months ended December 31, 2015, V3 generated revenues of $159,575 with a gross profit of $37,011, or 23.2% .

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The tables below summarize V3’s results of operations for the years ended December 31, 2015 and 2014, and for six months ended June 30, 2016 and 2015, in both absolute terms and as a percentage of revenue for the periods indicated:

	Periods ended December 31,
	2015		2014
Net revenue	$159,575	100.0%	$174,967	100.0%
Cost of revenues	122,564	76.8%	145,010	82.9%
Gross profit	37,011	23.2%	29,957	17.1%
Operating expenses
General and administrative	35,845	22.5%	32,489	18.6%
Professional and consulting	28,210	17.7%	-	0.0%
Depreciation	-	0.0%	1,464	0.8%
Total operating expenses	64,055	40.1%	33,953	19.4%
Net (loss)	$(27,044)	(16.9)%	$(3,996)	-2.3%

Revenue in 2015 decreased by $15,392, or 8.8%, compared to revenue of $174,967 in 2014. The decrease was primarily due to reduced attendance at an underperforming outdoor MMA promotion as a result of severe weather conditions.

Operating expenses increased in 2015 by approximately $30,102, or 88.7%, compared to operating expenses of $33,953 in 2014, as a result of increased accounting expenses incurred in connection with the contemplated sale of the V3 business to Alliance.

	Six Months Ended
	June 30,		June 30,
	2016		2015
Net revenue	$76,946	100.0%	$95,500	100.0%
Cost of revenues	51,516	67.0%	81,008	84.8%
Gross profit	25,430	33.0%	14,492	15.2%
Operating expenses
General and administrative	12,923	16.8%	20,728	21.7%
Professional and consulting	9,150	11.9%	1,470	1.5%
Depreciation	-	0.0%	-	0.0%
Total operating expenses	22,073	28.7%	22,198	23.2%
Net income (loss)	$3,357	4.4%	$(7,706)	(8.1)%

The decrease in revenue of $19,000, or 19%, for the six months ended June 30, 2016 over the same period in 2015, is directly related to the promotion of one less event during the period. Slightly lower operating expenses for the period compared to 2015 were the result of promoting one less event and by an increase in accounting expenses in connection with the contemplated sale of the V3 business to Alliance.

Alliance MMA

Alliance was formed on February 12, 2015 for the purposes of identifying and acquiring businesses that promote or support mixed martial art events and programming. For the twelve months ended December 31, 2015, Alliance MMA incurred operating expenses of $386,456, of which $310,929 was directly related to non-recurring professional service expenses related to the contemplated acquisitions of the Target Assets and the businesses of the Target Companies. Such expenses were incurred in identifying and conducting due diligence on the Target Companies and prospective MMA promotions, as well as management consulting and legal fees, and travel and entertainment expenses related to the acquisitions.

35

	Period ended December 31,
	2015
Net revenue	$-	0.0%
Cost of revenues	-	0.0%
Gross profit	-	0.0%
Operating expenses
General and administrative	42,027	0.0%
Professional and consulting	344,429	0.0%
Total operating expenses	386,456	0.0%
Net loss	$(386,456)	0.0%

The tables below summarize Alliance’s results of operations for the years ended December 31, 2015, and for six months ended June 30, 2016 and 2015, in both absolute terms and as a percentage of revenue for the periods indicated:

	2016		2015
Net revenue	$-	0.0%	$-	0.0%
Cost of revenues	-	0.0%	-	0.0%
Gross profit	-	0.0%	-	0.0%
Operating expenses
General and administrative	41,530	0.0%	5,476	0.0%
Professional and consulting	182,411	0.0%	126,500	0.0%
Total operating expenses	223,941	0.0%	131,976	0.0%
Net loss	$(223,941)	0.0%	$(131,976)	0.0%

Of the total expenses incurred of $224,000 and $132,000 for the six months ended June 30, 2016 and 2015, respectively, $142,000 and $112,000 were directly related to non-recurring professional service expenses pertaining to the offering.

Pro Forma Results of Operations

The following table sets forth unaudited results of operations on a pro forma basis for Alliance and the Target Companies in both absolute terms and as a percentage of revenue for the periods indicated.

					Six Months Ended
	Year ended December 31				June 30,		June 30,
	2015	2015	2014	2014	2016		2015
Net revenue	$2,432,898	100.0%	$2,349,446	100.0%	$1,224,599	100.0%	$1,392,432	100.0%
Cost of revenue	1,572,972	64.7%	1,635,630	69.6%	776,465	63.4%	847,146	60.8%
Gross profit	859,926	35.3%	713,816	30.4%	448,134	36.6%	545,286	39.2%
Operating expenses
General and administrative	548,644	22.6%	429,515	18.3%	238,593	19.5%	253,377	18.2%
Professional and consulting	521,890	21.5%	36,039	1.5%	233,431	19.1%	146,385	10.5%
Depreciation	49,023	2.0%	46,068	2.0%	19,138	1.6%	24,884	1.8%
Total operating expenses	1,119,557	46.0%	511,622	21.8%	491,162	40.1%	424,646	30.5%
Net (loss) income	$(259,631)	(10.7)%	$202,194	8.6%	$(43,028)	(3.5)%	$120,640	8.7%

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Revenue

The Target Companies collectively promoted a combined 50-60 MMA events in each of 2014 and 2015. We expect to increase the number of events and to introduce opportunities such as national sponsorships, “in-cage” marketing and branding, television programing and access to international video content distribution, which we anticipate will lead to significant growth in revenues year to year.

On an actual and pro forma basis, the aggregate revenue of the Target Companies in 2015 was $2,432,898, a 3.55% increase from revenue of $2,349,446 during 2014. Revenues remained relatively flat year-to-year for each of the Target Companies, with GFL, a sports media and technology platform company, experiencing the largest variance, a 20.5% decrease, which amounted to $127,909. The decrease was a result of a decline in boxing events and the introduction of price reductions to garner additional market share.

	Years Ended December 31,		Change
	2015	2014	Amount	%
Shogun	$537,872	488,791	$49,081	10.0%
Cagetix	72,020	53,548	18,472	34.5%
CFFC	709,468	626,835	82,633	13.2%
GFL	496,233	624,142	(127,909)	(20.5)%
HFC	172,315	183,195	(10,880)	(5.9)%
COGA	285,415	197,968	87,447	44.2%
V3	159,575	174,967	(15,392)	(8.8)%
Total	$2,432,898	2,349,446	$83,452	3.55%

For the six months ended June 30, 2016, the revenue of the Target Companies on a combined basis was $1,224,599, a 12.1% decrease from revenue of $1,392,432 reported for the six months ended June 30, 2015. The primary reasons for this reduction were changes to the CFFC venue mix and fewer promotional events being held in the first six months of 2016 compared to the same period in 2015, delays experienced by COGA in the timing of its promotions, and GFL, which saw slower than usual content distribution.

	Six Months Ended		Change
	2016	2015	Amount	%
Shogun	$302,274	275,938	$26,336	9.5%
Cagetix	57,428	35,673	21,755	61.0%
CFFC	311,907	416,111	(104,204)	(25.0)%
GFL	276,657	315,935	(39,278)	(12.4)%
HFC	140,362	87,770	52,592	59.9%
COGA	59,025	165,505	(106,480)	(64.3)%
V3	76,946	95,500	(18,554)	(19.4)%
Total	$1,224,599	1,392,432	$(167,833)	(12.1)%

Cost of Revenues/Gross Profit

The following table sets forth a breakdown of our cost of sales and gross profit for the fiscal years ending December 31, 2014 and 2015, respectively.

	Years ended December 31		Change
	2015	2014	Amount	%
Net revenue	$2,432,898	$2,349,446	$83,452	3.55%
Cost of revenues	1,572,972	1,635,630	(62,658)	(3.8)%
Gross profit	$859,926	$713,816	$146,110	20.47%

The cost of revenues consists of all expenses associated with running and distributing the Target Companies’ MMA events and content, including but not limited to venue and site fees, fighter compensation, ticket sale expenses, video production and content distribution expenses, merchandise costs and promotional expenses associated with our live events. Costs associated with generating revenues have remained relatively flat, decreasing slightly from 2014 to 2015 by $62,658 or 3.8%.

The following table sets forth a breakdown of cost of revenues and gross profit for the six months ended June 30, 2016 and 2015, respectively.

	Six Months Ended		Change
	June 30,	June 30,
	2016	2015	Amount	%
Net revenue	$1,224,599	$1,392,4327	$(167,833)	(12.1)%
Cost of revenues	776,465	847,146	(70,681)	(8.3)%
Gross profit	$448,134	$545,286	$(91,152)	(17.8)%

The $91,152 decrease in gross profit for the six months ended June 30, 2016 compared to the same period in 2015 was the result of lower live event revenues for CFFC, COGA and GFL. The gross margin on a combined basis for the periods remained substantially the same averaging approximately 38%.

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Operating Expenses

For the year ended December 31, 2015, the combined operating expenses for Alliance and the Target Companies were $1,119,557, as compared with operating expenses of $511,622 in 2014, an increase of 118.83%. For the six months ended June 30, 2016, combined operating expenses were 270,638, and increase of $61,921 or 29.7% over the six months ended June 30, 2015.

	Years ended December 31		Change
	2015	2014	Amount	%
Operating Expenses
General and administrative	$548,644	$429,515	$119,129	27.74%
Professional and consulting	521,890	36,039	485,851	1348.13%
Depreciation	49,023	46,068	2,955	6.41%
Total operating expenses	$1,119,557	$511,622	$607,935	118.83%

	Six Months Ended		Change
	June 30,	June 30,	Change
	2016	2015	Amount	%
Operating Expenses
General and administrative	$238,593	$253,377	$(14,784)	(5.8)%
Professional and consulting	233,431	146,385	87,046	59.5%
Depreciation	19,138	24,884	(5,746)	(23.1)%
Total operating expenses	$491,162	$424,646	$66,516	15.7%

The increase in operating expenses in 2015 is attributable primarily to legal, accounting and other professional services incurred by Alliance MMA for the acquisition of the Target Companies and the commencement of this offering in the amount of approximately $336,000 ($25,000 directly related to offering expenses incurred for this offering which have been capitalized, and $311,000 related to professional expenses related to consulting, accounting and legal services associated with the diligence and acquisition of prospective target companies).

For the six months ended June 30, 2016, the $66,516 increase in operating expenses was primarily due to additional accounting-related services that were required for the acquisition of the Target Companies and commencement of this offering in the amount of approximately $75,000. While we don’t expect these expenses to recur, we do anticipate that general and administrative expenses will increase following the acquisition of the Target Companies as we incur costs for marketing and other initiatives that are intended to drive revenues.

The following table sets forth a breakdown of operating expenses for the six months ending June 30, 2015 and 2016, respectively, for each of the Target Companies.

Shogun	Six Months Ended June 30,		Change
	2016	2015	Amount	%
Operating expenses
General and administrative	$12,675	11,154	$1,521	13.6%
Professional and consulting	7,500	-	7,500	100.0%
Depreciation	142	297	(155)	(52.2)%
Total operating expenses	$20,317	11,451	$8,866	77.4%

CageTix	Six Months Ended June 30,		Change
	2016	2015	Amount	%
Operating expenses
General and administrative	$17,371	4,778	$12,593	263.6%
Professional and consulting	-	-	-	0.0%
Depreciation	-	-	-	0.0%
Total operating expenses	$17,371	2,342	$12,593	263.6%

CFFC	Six Months Ended June 30,		Change
	2016	2015	Amount	%
Operating expenses
General and administrative	$47,211	56,539	$(9,328)	(16.5)%
Professional and consulting	7,500	-	7,500	100.0%
Depreciation	906	1,340	(434)	100.0%
Total operating expenses	$55,617	57,879	$(2,262)	(3.9)%

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GFL	Six Months Ended June 30,		Change
	2016	2015	Amount	%
Operating expenses
General and administrative	$84,999	83,142	$1,857	2.2%
Professional and consulting	10,180	4,335	5,845	100.0%
Depreciation	13,872	18,244	(4,372)	(24.0)%
Total operating expenses	$109,051	105,721	$3,330	3.1%

HFC	Six Months Ended June 30,		Change
	2016	2015	Amount	%
Operating expenses
General and administrative	$8,901	4,358	$4,543	104.2%
Professional and consulting	7,790	11,800	(4,010)	100.0%
Depreciation	134	134	-	0.0%
Total operating expenses	$16,825	16,292	$533	3.3%

COGA	Six Months Ended June 30,		Change
	2016	2015	Amount	%
Operating expenses
General and administrative	$12,983	67,202	$(54,219)	(80.7)%
Professional and consulting	8,900	2,280	6,620	100.0%
Depreciation	4,084	4,869	(785)	(16.1)%
Total operating expenses	$25,967	74,351	$(44,168)	(65.1)%

V3	Six Months Ended June 30,		Change
	2016	2015	Amount	%
Operating expenses
General and administrative	$12,923	20,728	$(7,805)	(37.7)%
Professional and consulting	9,150	1,470	7,680	100.0%
Depreciation	-	-	-	0.0%
Total operating expenses	$22,073	22,198	$(125)	(0.6)%

It should be noted that we will incur costs as a public company, including increased legal fees, accounting fees, and investor relations expenses, that were not borne by the Target Companies prior to the proposed acquisition.

General and Administrative Expenses

General and administrative expenses consist primarily of employee-related costs, including compensation, benefits, travel and insurance, as well as selling and marketing expenses for regional MMA events. For the year ended December 31, 2015, general and administrative expenses increased by 27.74%, primarily as a result of increased expenses associated with Go Fight Net (increase of $15,000 related to increased employee compensation and benefits expenses); CageTix (increase of $24,000 related to increased accounting and audit related services); Punch Drunk (increase of $47,00 related to increase employee compensation and benefits, and travel related expenses) and Alliance MMA (increase of $42,000 directly related to travel, marketing and web development expenses).

For the six months ended June 30, 2016, general and administrative expenses were $238,593 compared to $253,377 for the six months ended June 30, 2015 a decrease of approximately $15,000, or 5.8%. The decrease was primarily driven by lower venue expenses related to CFFC promotions and lower administrative changes due to less promotions held in the first quarter of 2016 compared to the same period in 2015.

Professional and Consulting Expenses

Professional and consulting expenses relate primarily to accounting and tax-related expenses for each regional MMA promotion. During 2015, Alliance MMA incurred approximately $336,000 in expenses related to this IPO offering and structuring and negotiating acquisitions with the Target Companies and the owners of the Target Assets.

This amount accounted for approximately 66% of the increase in professional and consulting expenses in 2015 which, as noted above, are not expected to be recurring.

For the six months ended June 30, 2016, the increase in professional and consulting expenses of approximately $87,000, or 60%, related primarily to accounting and audit expenses for each regional MMA promotion and fees associated with this offering.

Depreciation Expense

Assets are depreciated using the straight-line method over the estimated lives of the assets ranging from three to five years. Vehicles, general office equipment, computers and production equipment are depreciated over three years, while video library equipment is depreciated over five years.

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Liquidity/Capital Resources

The following table summarizes cash flows for the periods presented.

	December 31,	December 31,	June 30,
	2014	2015	2016
Net cash (used in) provided by operating activities	$308	$(16)	$1
Net cash used in investing activities	(49)	-	-
Net cash provided by (used in) financing activities	(200)	41	101
Net increase in cash	59	25	102
Cash at beginning of year	80	139	164
Cash at end of year	$139	$164	$266

We intend to finance our business operations using the proceeds of this offering, cash on hand and cash provided by our operating activities. While profit/loss of Alliance and the Target Companies in 2014, 2015, and the first six months of 2016, respectively, was close to break even, our expenses may increase more quickly than our revenues as we execute our business plan to acquire additional regional MMA promotion companies, increase our marketing expenditures and hire additional employees. If we begin to operate at a material loss, it will be necessary to fund that loss out of cash on hand, consisting primarily of the net proceeds of this offering. Please see “Use of Proceeds.”

Critical Accounting Policies and Estimates

The financial statements contained in this prospectus have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires certain estimates and assumptions to be made about future events, and judgments that affect the reported amounts of assets, liabilities, revenue, expense and related disclosures to be applied. These estimates, assumptions and judgments are based on historical experience, current trends and various other factors that we believe to be reasonable under the circumstances. Following the acquisition of the Target Assets and the businesses of the Target Companies, we will review our accounting policies, estimates, assumptions and judgments on a regular basis to ensure that our financial statements are presented fairly and in accordance with GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ from those anticipated on the basis of our assumptions and estimates, and such differences could be material.

Our significant accounting policies are described in Note 1 to the audited financial statements included in this prospectus, and, of those policies, we believe that the accounting policies discussed below involve the greatest degree of complexity and exercise of judgment. The methods, estimates and judgments used in applying our accounting policies have a significant impact on the results of operations shown in the financial statements. Accordingly, we believe the policies described below are the most critical for understanding and evaluating the financial information contained in this prospectus.

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Business Combinations

We account for the acquisition of the businesses of the respective Target Companies, under the provisions of ASC 805-10, Business Combinations, which requires that the purchase method of accounting be used for all business combinations. We have concluded that each of the businesses of the Target Companies constitutes a business in accordance with ASC 805-10-55.

We will record assets acquired and liabilities assumed at their respective fair values as of the date of acquisition/assumption. ASC 805-10 specifies criteria that intangible assets acquired in a business combination must meet to be recognized and reported apart from goodwill. Goodwill represents the amount by which the purchase price for a business exceeds the fair value of the tangible and intangible assets acquired. We recognize acquisition-related expenses separately from the business combinations and expense these amounts as they are incurred. If a business combination provides for contingent consideration, such as the earn-out portion of the purchase price being paid to each Target Company, we record the contingent consideration at fair value as of the acquisition date, and adjust our earnings to the extent of changes in that fair value following the acquisition date. Changes in deferred tax asset valuation allowances and income tax uncertainties after the measurement period will affect income tax expense.

Impairment of Long-Lived Assets and Goodwill

We will record intangible assets, including video libraries, customer relationships and the value of agreements not to compete arising from our various acquisitions, at cost less accumulated amortization, and we will amortize such assets using a method which reflects the period(s) in which the economic benefit of the asset is utilized, which has been estimated to be three to five years. For intangible assets subject to amortization, impairment is recognized if the carrying amount is not recoverable and the carrying amount exceeds the fair value of the intangible asset.

We expect to record goodwill in connection with the acquisition of the businesses of the Target Companies. The goodwill generated by those acquisitions will be evaluated at least annually, or whenever events or circumstances indicate that impairment may have occurred. There are many assumptions and estimates that directly impact the results of impairment testing, including an estimate of future expected revenues, earnings and cash flows, and discount rates applied to such expected cash flows in order to estimate fair value. We have the ability to influence the outcome and ultimate results based on the assumptions and estimates we choose for testing. To mitigate undue influence, we will set criteria that are reviewed and approved by senior management. The determination of whether or not goodwill or acquired intangible assets have become impaired involves a significant level of judgment in the assumptions underlying the approach used to determine the value of our reporting unit. Changes in our strategy or market conditions could significantly impact these judgments and require adjustments to recorded amounts of intangible assets.

BUSINESS

Industry Overview

In less than a quarter century, modern day mixed martial arts has developed from a pariah banned in most U.S. states to an international sports phenomenon that some believe will be an Olympic event within the next two decades. As it is practiced today, MMA evolved directly from a Brazilian combat sport known as vale tudo, Portuguese for ‘anything goes,’ which was popular in the 1920’s. MMA is a full contact sport that permits fighters to use techniques from both striking and grappling martial arts such as Boxing, Wrestling, Taekwondo, Karate, Brazilian jiu-jitsu, Muay Thai, and Judo. The “MMA Industry” generates revenues by promoting live MMA bouts, and through Pay-Per-View, video-on-demand and televised MMA event programming, merchandise sales, event and fighter sponsorships, and the monetization of MMA-related intellectual property royalties.

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The MMA industry in its current form traces its origins to the founding of the Ultimate Fighting Championship (“UFC”) in 1993. Initially, the UFC struggled to gain acceptance from the general public, which perceived the sport as excessively violent. Politicians including Senator John McCain of Arizona and New York state assemblyman Bob Reilly led the charge to ban MMA competitions from cable television. When their cable contracts were terminated in 1997, MMA events survived underground through internet and word of mouth promotions until their organizers agreed to a change of rules that allowed the Nevada State Athletic Commission and the New Jersey State Athletic Control Board to sanction the competitions in 2001. In 2006 Johns Hopkins University Medical School commissioned a study published in the Journal of Sports Science and Medicine which concluded that the injury rate in sanctioned MMA events is comparable to other combat sports involving striking and that in fact there are lower knockout rates in MMA compared to boxing. According to a study from The British Journal of Sports Medicine, only 28 percent of MMA bouts ended with a blow to the head, as most fights are decided by a tactical wrestling match where one opponent forces the other into submission.

Today, the sport is legal and regulated in all 50 states. Interest and participation in the sport is growing at a rapid pace. There were over 1,160 professional and pro-am events held in the United States in 2014, and over 3,050 such events in 2015, according to the National MMA Registry, a proprietary database maintained by the Association of Boxing Commissions. The Association is operated by members from commissions from the United States and internationally. According to the National MMA Registry, in 2015 there were a total of 15,105 professional MMA bouts and 12,190 amateur bouts.

Led by the UFC in terms of prominence and market share on a national level, there are in excess of 600 domestic regional MMA promotion companies promoting approximately 40,000 male and female professional and amateur fighters, according to Tapology.com, a leading online MMA forum. On an international basis, Tapology.com reports that the number of MMA promotions exceeds 1,025 with in excess of 90,000 professional and amateur MMA fighters. The UFC states on its website that its live MMA events are currently televised in over 129 countries and territories in approximately 800 million households in 28 languages.

Fueled in part by the notoriety of celebrity MMA athletes, including Olympic medalist Rhonda Rousey, Irish sensation Conor McGregor and legends Anderson Silva, Jose Aldo and Chris Weidman, among others, UFC events are held before crowds routinely averaging 15,000 with several live gates exceeding 50,000, according to the UFC and Tapology.com.

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Our Business

Our operations will be centered on the following three business components:

•	Live MMA Event Promotion, which will consist of generating revenue from ticket sales and providing a foundation for national sponsorship and national and international media distribution for our live MMA events.

•	MMA Content Distribution, which will consist of paid distribution of original content on television, cable networks, pay-per-view broadcasts, and over the Internet, in the United States and through international distribution agreements.

•	Sponsorships and Promotions, which will consist of sponsorships for live MMA events and televised productions and related advertising and promotional opportunities.

In addition, we are evaluating the profitability of other revenue sources, such as merchandising, ticketing, and fighter agency and management services.

Our Strategy

Our objective is to enhance the collective market share and profitability of the businesses of the Target Companies, and to become the premier feeder organization to the UFC, Bellator MMA and other prestigious MMA promotions worldwide. To achieve this objective, we intend to employ the following strategies:

Distributing our Original Content. We intend to leverage the existing MMA fight media libraries of the Target Companies, including the GFL media library which has over 10,000 hours of original fight content, to create programming that we will offer through the www.gfl.tv website as well as through other distribution arrangements. We believe this content has value that has not been monetized primarily due to the limited financial resources of the Target Companies on a stand-alone basis. On a collective basis, the media libraries of the Target Companies comprise one of the largest MMA video archives in existence and contain valuable footage of the determining bouts of many MMA stars from early in their professional careers. The UFC has recognized the value in historic MMA content and recently launched its UFC Fight Pass subscription service which is intended to complement its live event and pay-per-view business. We also intend to produce original MMA programming at MMA events that we promote, and monetize this content through domestic and international distribution arrangements. Several of the Target Companies have established live and delayed television arrangements with a variety of networks, including CBS Sports Network and Comcast Sports Net. CFFC’s agreement with CBS Sports Network provides for eight prime time televised events in 2016 with each event being rebroadcast at least once. We are in discussions with several major networks in anticipation of extending our broadcast opportunities to more Target Company promotions following the acquisition.

Obtaining National Sponsorships. We are in discussions with several prominent brands that we intend to secure as national sponsors for our live promotion events. Presently, the Target Companies rely primarily on local and regional sponsors for their live events, although several have established sponsorship and advertising arrangements with larger organizations such as Adidas, MHP and Bud Light. We are in discussions with several prominent sports marketing agencies experienced in identifying, negotiating and procuring sponsorship agreements between mixed martial arts fighters and prospective sponsors, and are presently working to increase sponsorship revenue at each Target Company event in anticipation of our acquisition of the Target Companies. We are also interviewing several prominent sports marketing and advertising firms with a view towards increasing or expanding existing regional sponsorship arrangements.

Increasing Profitability Through the CageTix Ticketing Platform. As is customary in the MMA industry, the fighters appearing on an event fight card will sell a majority of the tickets sold for that event, an amount that routinely exceeds 70% of total live gate ticket sales. Referred to as “fighter consigned” tickets, sales are generally made in face-to-face cash transactions. Often, ticket proceeds are delivered to the regional MMA promoter on or close to the day of the event, making forecasting and budgeting difficult. Upon the acquisition of CageTix, we intend to aggregate control of the ticketing sales chain by instituting the use of the CageTix platform across all of the Target Companies. We believe that using CageTix will allow us to increase the profitability of the Target Companies’ events, while capturing valuable demographic customer information that will facilitate subsequent sales and marketing efforts. Utilizing proprietary software that is formatted to accommodate a range of mobile devices (iPhone, iPad, Android), the CageTix platform can significantly enhance promoter profitability by offering the security of credit/debit card sales processing; immediate revenue recognition; real time sales reporting; and sales audit and compliance tracking for taxing and regulatory authorities.

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Securing More Favorable Event Venues. We intend to migrate the businesses of certain Target Companies from paid event venue arrangements to venues that will compensate the promotions for hosting events, such as community sponsored civic auditoriums. In 2015, approximately 55% of the events promoted by the Target Companies were hosted in venues where the promotion paid to appear at the venue. We expect that the relocation of the Target Companies to paid venues will increase our profitability. By way of example, CFFC’s agreement with the Borgata Hotel Casino & Spa in Atlantic City, New Jersey, provides for six paid events in 2016 (with site fees of $15,000 for each pro event), sound, lighting and engineering support, ushers and security, advertising and promotional support (including local radio and television ads), and hotel rooms and suites with an equivalent of 114 room nights. Hoosier’s agreements for Caesars Entertainment Corp.’s Horseshoe Casino and Blue Chip Casino both provide Hoosier with similar support services as well as paid site fees for the event venues. Both V3 and COGA are in negotiations with casino venues in their respective markets to secure valuable promotion arrangements.

Identifying and Signing Top Prospects. We intend to continue the Target Companies’ history of securing highly-regarded professional fighters to multi-fight agreements, arrangements which will enhance our reputation and the value of our live MMA programming content. By conducting a great number of professional MMA events than other regional promotions, and by televising these events, we are able to provide prospects with multi-fight opportunities and the visibility they seek when affiliating with a promotion. Currently, CFFC has over 50 professional fighters signed to exclusive multi-fight contracts including Shane Burgos, Jared Gordon, and Dominic Mazzotta, whose professional records are 7-0, 10-1, and 11-1, respectively. Hoosier presently has over ten professional fighters signed to exclusive multi-fight promotional agreements, including top prospects Nick Krauss, Kevin Nowaczyk, Joey Diehl and Cole Wilken. By leveraging the relationships of our management team and members of our Board of Directors with top training camps, including Blackhouse MMA, American Top Team, Blackzilians, the Gracie family, Jacksons MMA, Chute Boxe, Octagon MMA, and 4oz Fight Club, we anticipate that we will be able to identify top prospects who will help ensure successful events and establish long-term relationships with the UFC and other leading MMA promotions.

Following the completion of this offering, we intend to acquire on a selective basis additional profitable regional MMA promotions in markets where we currently do not promote events. We believe that the regional MMA industry is oriented toward consolidation and that we can achieve significant growth through further acquisitions as well as by organically growing our existing MMA promotions. According to the Association of Boxing Commissions, there are presently more than 1,160 registered MMA promoters in the United States and we believe this number exceeds 8,000 worldwide. We estimate that no one promotion has more than a 1% share of the market. We further believe that regional MMA promoters are finding it increasingly difficult to attract the best prospects given the level of competition among regional MMA promoters to secure the best fighters. Since we anticipate promoting over 65 events annually and sending a significant number of fighters to elite promotions such as the UFC and Bellator, we expect to be able to guarantee multiple fights to top prospects, thereby attracting high-quality fighters.

Competition

The market for live and televised MMA events and for historical MMA video content is extremely competitive.

The principal competitive factors in our industry include:

•	The ability to attract and retain successful professional fighters in order to promote events that are appealing to fans and sponsors.

•	The ability to promote a large number of events and bouts so that fighters are willing to commit to multi-fight agreements.

•	The ability to command the attention of the UFC and other premier MMA promotions seeking professional fighters to promote on a national and/or international platform.

•	The ability to produce high-quality media content on a consistent basis to secure television and other media distribution arrangements.

•	The ability to generate brand awareness in the relevant geographic market.

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Despite the competition we face, we believe that our approach of combining multiple regional MMA promotions under one umbrella organization enables us to leverage the collective resources and relationships of these promotions to address these competitive factors more effectively. In addition, our multi-regional and, over time, international, presence will enable us to offer sponsors and media outlets a broad geographic footprint in which to market products, services and content.

Acquisition of Target Assets and Target Companies’ Businesses

We will acquire the businesses of the Target Assets and the businesses of the Target Companies upon the completion of the offering made by this prospectus, through a series of asset purchase agreements and, in the case of GFL, through a merger agreement. Unless we are able to close all of these acquisitions, we will not close any of the acquisitions and will not complete this offering.

The Target Companies

The Target Companies consist of five regional MMA promotion companies, a live MMA video promotion and content distribution company, and an electronic ticketing platform serving MMA and other combat sports events. The Target Companies comprise many of the premier regional MMA promotions in the United States, with CFFC and Hoosier Fight Club ranked among the top 40 of all regional MMA promotions internationally. On a collective basis, these promotions have sent over 50 professional MMA fighters to the UFC, have over 65 professional MMA fighters under multi-fight contracts, and conducted more than 50 professional MMA events in 2015. Many of the Target Companies’ events are televised or streamed live on cable and network stations. In 2015, the Target Companies collectively generated $2.4 million in gross revenue and $0.127 million in net income.

The Target Companies are as follows:

*            CFFC Promotions, LLC (“CFFC”) – based in Atlantic City, New Jersey, CFFC was founded in 2011 and has promoted over 57 professional MMA events, primarily in New Jersey and Pennsylvania. Ranked in the top 10 of all regional MMA promotions, CFFC currently airs on the CBS Sports Network as well as www.gfl.tv. and has sent 23 fighters to the UFC, including Aljamain Sterling (11-0), Jimmie Rivera (15-1), Lyman Good (13-3), and Paul Felder (10-2). CFFC’s Robert Haydak and Mike Constantino will serve as our President and Regional Vice President, respectively, for the Northeast region. CFFC has approximately 52 fighters under multi-fight contracts and is scheduled to promote 12 events in 2016. Robert Haydak and Mike Constantino have each been inducted into the New Jersey State Martial Arts Hall of Fame.

*            Hoosier Fight Club Promotions, LLC (“Hoosier Fight Club” or “HFC”) – based in the Chicago metropolitan area, HFC was founded in 2009 and has promoted over 25 events, including the first sanctioned event in Indiana in January, 2010. HFC has sent or promoted eight fighters to the UFC and several to Invicta Fighting Championships (the premier all-female MMA promotion) including Neil Magny (16-5), Felice Herrig (10-6), Phillipe Nover (12-5), Josh Sampo (11-5), and Barb Honchak (10-2), the Invicta FC Flyweight Champion and third-ranked pound-for-pound female MMA fighter in the world by MMARising.com. HFC has 11 fighters under multi-fight contracts and is scheduled to promote eight events in 2016. HFC is now available on www.gfl.tv. HFC’s Danielle Vale will serve as Regional Vice President in the Chicago area market.

*            Punch Drunk, Inc. d/b/a COmbat GAmes MMA (“COGA”) – based in Kirkland, Washington, COGA was founded in 2009 and has promoted over 46 shows primarily in Washington State. COGA frequently airs on ROOT Sports Pacific Northwest regional network as well as www.gfl.tv. Voted “Best Fight Promotion of the Year” for 2011 and 2012 by NW FightScene Magazine, COGA is recognized as the premier MMA promotion in Washington State. COGA has sent 10 fighters to the UFC, including bantam weight champion Demetrious Johnson (26-2-1), Ultimate Fighter winner Michael Chiesa (12-2), light heavy weight Trevor Smith (13-6), and heavy weight Anthony Hamilton (14-4). COGA is scheduled to promote eight events in 2016. COGA’s founder Joe DeRobbio will serve as our Regional Vice President for the Pacific Northwest region.

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*            Bang Time Entertainment LLC (d/b/a “Shogun Fights”) – based in Baltimore, Maryland, Shogun was founded in 2008 and has promoted 13 fights at the Royal Farms Arena in Baltimore, the same venue that hosted UFC 174 in April of 2014. A premier mid-Atlantic regional MMA promotion, Shogun Fights currently airs on Comcast Sportsnet as well as www.gfl.tv and is scheduled to promote two events in 2016. Shogun has sent three fighters to the UFC including Jim Hettes (11-3), Dustin Pague (11-10), and Zach Davis (9-2), with numerous others having fought for Bellator as well. In its past six events, Shogun Fights has had the opportunity to have four UFC veterans, three Ultimate Fighter reality series contestants, ten Bellator Fighting championship veterans and one Strikeforce veteran fight on its professional MMA card. A champion for the legalization of MMA in Maryland, Shogun Fights’ John Rallo will serve as our Regional Vice President for the mid-Atlantic region and is scheduled to promote two events in 2016.

*            V3, LLC (“V3 Fights”) – based in Memphis, Tennessee, V3 Fights was founded in 2009 and has promoted 45 events primarily at event centers in Memphis, Tennessee and elsewhere in Tennessee, Mississippi and Alabama. V3Fights is the mid-South’s premier MMA promotion and has been broadcast live on Comcast Sports South as well as www.ustream.com, www.YouTube.com. V3Fights is now available on www.gfl.tv. Notable fighters who have fought for V3Fights are Bellator number one heavyweight contender, Tony Johnson (9-2), Bellator fighter, Jonny Bonilla-Bowman (2-0), and Invicta FC star, Andrea “KGB” Lee (3-1). V3Fights currently has 4 fighters under multi-fight contracts and will play host to 10 events in 2016. V3Fights founder Nick Harmeier will serve as our Regional Vice President for the mid-South region and is scheduled to promote 12 events in 2016.

*            Go Fight Net, Inc. – founded in 2010, Go Fight Net operates “GoFightLive” or “GFL” a sports media and technology platform focusing exclusively on the combat sports marketplace. With a media library containing 11,000 titles comprising approximately 10,000 hours of unique video content, and the addition of approximately 1,200 hours of new original content annually, GFL maintains the largest continuously growing database of MMA events, fighters, and fight videos in the world. The GFL fighter database contains information on over 25,000 professional and amateur combat sports fighters and over 18,000 fights. GFL combines proprietary technology with content production and acquisition to deliver diverse and compelling content to a global audience. GFL’s content is distributed globally in all broadcast media through its proprietary distribution platform via cable/satellite, Internet, IPTV and mobile protocols. The GFL platform utilizes GFL’s proprietary scalable online master control technology that enables viewers using a broad range of devices and formats to obtain large amounts of video and other content. GFL broadcasts an average of 450 live events annually (having broadcast 2,500 events since inception) to viewers in over 175 countries. GFL has produced 150 episodes of the GoFightLiveTM “real fights” series airing weekly on Comcast Sports Net, SNY and other networks globally.

*            Cagetix LLC “CageTix” – founded in 2009 by Jay Schneider, a seasoned MMA event promoter, CageTix is the first group sales service to focus specifically on the MMA industry. CageTix is intended to be complementary to any existing ticket service used by a promotion such as Ticketmaster or box office sales. CageTix presently services the industry’s top international mixed martial arts events including Legacy, RFA, Bellator MMA, King of the Cage, and Glory. Since its inception, CageTix has sold tickets for over 1200 MMA events and currently services 64 MMA promotions operating in 106 cities. In 2014, CageTix sold 15,883 tickets to 6,391 customers. Formerly the founder of Victory Fighting Championships, Jay Schneider is a member of the Nebraska Athletic Commission and was a senior columnist for Ultimate MMA magazine under the pen name ‘Victory Jay’ for over a decade. Jay Schneider will serve as our Vice President following the acquisition.

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Acquisition of the Target Assets

In addition to the acquisition of the Target Companies, we are also acquiring the MMA video libraries of two prominent regional promotions. The fighter libraries consist of the following:

*            Ring of Combat, LLC “Ring of Combat” – based in Brooklyn, New York, and founded by MMA icon and three-time World Kickboxing Champion Louis Neglia (34-2), Ring of Combat is currently ranked as the No. 4 regional promotion in the world by Sherdog.com, a website devoted to the sport of mixed martial arts that is owned indirectly by Evolve Media, LLC. According to Sherdog.com, its rankings are determined by several factors including (i) the size of the shows put on by the regional promotion, (ii) the quality of fighters affiliated with the promotion, (iii) the number of fighters that matriculate to the UFC and other premier promotions such as Bellator MMA, (iv) the success those fighters have once elevated to the UFC and such other premier promotions, and (v) whether the promotion has a television or other media arrangement in place.

At the completion of the offering made by this prospectus, we will acquire the exclusive rights to the Ring of Combat fighter library, which includes professional MMA, amateur, and kickboxing events and covers approximately 200 hours of video content. Ring of Combat has sent approximately 90 fighters to the UFC including UFC World Champions Matt Serra (11-7), Frankie Edgar (19-4), and Chris Weidman (13-0), whose fights are included in the Ring of Combat fighter library. We have also secured the media rights to all future Ring of Combat promotions.

*            Hoss Promotions, LLC “Hoss” – an affiliate of CFFC, Hoss owns the intellectual property rights to approximately 30 MMA events promoted by CFFC. We have acquired the exclusive rights to the Hoss fighter library, which covers approximately 100 hours of video content.

Consideration to be Paid to Target Companies, Hoss and Louis Neglia

The aggregate consideration we will pay to acquire the businesses of the Target Companies and the MMA fighter libraries of Hoss and Louis Neglia will be approximately $7.8 million, consisting of cash in the amount of $1.6 million, and shares of our common stock with a market value of $6.2 million based on an offering price of $4.50 per share for the shares sold in this offering. With respect to each Target Company other than GFL, the purchase price will be adjusted upward in the event that, during the twelve-month period following the completion of the offering, such Target Company exceeds certain gross profit thresholds agreed upon by us and the Target Company. The upward adjustment to the purchase price will be a multiple of seven times the amount by which actual gross profit exceeds the agreed-upon gross profit threshold. Any increase in the purchase price will be paid following the filing of our quarterly report on Form 10-Q for the quarter immediately following the first full calendar year after the completion of this offering and will be paid in shares of our common stock valued at the lesser of (i) the initial public offering price at which shares are sold in this offering, or $4.50 and (ii) the average of the closing trading price for our stock over the 20 trading days prior to the date on which we file such Form 10-Q. The purchase price that will be paid for the business of each Target Company on average will consist of 21% cash and 79% shares of our common stock valued at the per share price of the shares sold in this offering, and with respect to GFL, 90% of the per share price of the shares sold in this offering.

We valued the business of each Target Company using a number of factors including historical and projected future profitability and expectations of the business of each Target Company under the Alliance brand. Factors we considered include, but are not limited to, current financial position, professional fighter rosters, customer and venue arrangements, media library and other intellectual property rights, prominence in the MMA industry, nature and extent, if any, of sponsorships, television and pay-per-view arrangements, and other relevant characteristics. During our assessment of each Target Company, we recognized that the majority of value resided in the ability of the promoters to establish credible customer and venue relationships, the breadth of each promotion’s video library and related intellectual property rights and, in the case of CageTix, its proprietary ticketing software which we intend to leverage across our platform. While each promotion brings a unique value proposition on a stand-alone basis, we believe that on a combined basis significantly greater value can be realized, particularly in the areas of television and media sponsorship.

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Structure of Acquisitions

Although each acquisition agreement contains slightly different terms, we will generally acquire the MMA video library and tangible assets of each of the Target Companies, but not their cash or debt. We will, however, acquire the working capital of each Target Company in an amount sufficient to conduct each Target Company’s next scheduled promotional event. The acquisition of GFL is structured as a merger and we will acquire all of the outstanding capital stock of GFL in consideration for cash and shares of our common stock. We will license the trademarks of the Target Companies under perpetual, royalty-free licenses that may be terminated only in the event of a material uncured breach of the respective agreement by us.

Summary of the Terms of the Acquisition Agreements

Although the following summarizes the material terms of the acquisition agreements, it does not purport to be complete in all respects and is subject to, and qualified in its entirety by, the full text of the acquisition agreements, a copy of each of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Additionally, the following summary discusses the acquisition agreements in general terms and does not identify the instances where one acquisition agreement may differ from another. Other than the amount of consideration to be received, all of the acquisition agreements are substantially similar.

Timing of Closing

We expect that the acquisitions will close concurrently with the completion of this offering. Unless we close all of the acquisitions, we will not close any of the acquisitions and we will not complete this offering.

Representations and Warranties

Alliance and each Target Company each make representations to the other in the respective acquisition agreements covering, among other things, its authority and approval to enter into the agreement; non-contravention with other agreements and applicable law; and the accuracy and completeness of its financial statements. In addition, the Target Companies and their equityholders made representations to Alliance, including, among others, representations concerning due organization; title to assets; equipment and other purchased assets; intellectual property; litigation; consents; absence of any brokers; undisclosed liabilities; assumed contracts; tax matters; scope of rights to the purchased assets; compliance with laws; financial statements; absence of any material changes from the date of the financial statements; employees and employment benefit plans; labor relations; sponsors, vendors and suppliers; conflicts of interest; fighters under contract; inventories; accounts receivable; insurance; liabilities; sufficiency of assets; and certain other representations made by each Target Company’s equityholders regarding the transaction.

These representations and warranties were made as of the date of the acquisition agreement or, in some cases, as of a date specified in the representation, and may be qualified by reference to knowledge, materiality or schedules to the acquisition agreement disclosing exceptions to the representations and warranties. The matters covered by the representations and warranties reflect the results of arms’ length negotiations between the parties regarding their contractual rights. Based upon our due diligence investigation of the Target Companies and review of the schedules to the acquisition agreements, we do not believe there are any material exceptions to the Target Company’s representation and warranties.

Indemnification

Each Target Company and certain of their equityholders have agreed to indemnify and hold us harmless from a breach by them of their representations and warranties or covenants contained in the acquisition agreement to which they are a party. Losses for a breach of a representation and warranty generally may be indemnified if asserted prior to two years from the closing date, except that breaches of certain fundamental representations, such as the Target Companies’ title to their assets may be asserted at any time, and breaches of tax, ERISA, financial statements, and litigation may be asserted at any time prior to the expiration of the applicable statute of limitations.

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Executive Employment Agreement and Non-Competition and Non-Solicitation Agreements

In connection with the acquisitions of the Target Companies, each of the principal equityholders of the Target Companies will enter into an executive employment agreement with us where such individuals will serve as our regional vice presidents and, in the case of CFFC’s Rob Haydak, will serve as our President. Each executive employment agreement is for a three-year term, and provides for guaranteed base compensation and discretionary bonuses. We may terminate an executive employment agreement for cause, which includes gross negligence or willful misconduct, or without cause. Where the executive elects to terminate the agreement, where he or she is terminated by us for cause, or in the event of his or her death or disability, we will provide salary and benefits under the terms of the agreement up to the date of termination. In circumstances where we elect to terminate an executive’s employment agreement without cause we will continue to pay his or her salary through the end of the term of the applicable agreement in accordance with our customary payroll practices.

In addition to executive employment agreements, each regional vice president and our President will enter into a non-competition and non-solicitation agreement that contains restrictions prohibiting such person from soliciting our employees or conducting a competitive business in the MMA industry for a period ranging from one to three years after the termination of such executive’s employment with us for any reason. With respect to the non-competition and non-solicitation agreement we entered into with COGA’s Joe DeRobbio, the non-competition and non-solicitation prohibitions continue for a period of two years after termination of employment other than where we terminate Mr. DeRobbio without cause. With respect to the non-competition and non-solicitation agreement we entered into with Shogun’s John Rallo, the non-competition and non-solicitation prohibitions are for a period of one year after termination of employment with cause.

Trademark License Agreement

At the closing of the acquisition of the Target Companies, we will enter into a trademark license agreement with each Target Company, other than CageTix whose trademark rights we will purchase, pursuant to which we will license the trademarks used by the Target Company in connection with the MMA promotion business we are acquiring. Each agreement will provide that the trademarks are licensed on an exclusive, perpetual, fully-paid, royalty-free basis and may be terminated by the licensor only in the event of our material uncured breach or under circumstances where we terminate the regional vice president tasked with overseeing the relevant promotion without cause.

Closing Conditions

The respective obligations of Alliance, the Target Companies and each of its equity holders to complete a particular acquisition are subject to the satisfaction of certain conditions, including, among others:

•	the material accuracy as of closing of the respective representations and warranties made by Alliance and the Target Company and each of its equityholders in the acquisition agreement;
•	material compliance with or performance of the respective covenants and agreements of each of Alliance and the Target Company and each of its equityholders to be complied with or performed on or prior to closing; and
•	the completion of the offering contemplated by this prospectus.

In addition, our obligation to complete a particular acquisition is subject to the satisfaction of other conditions including:

•	receipt by the Target Company of third-party consents;
•	execution and delivery of all related agreements including the trademark license agreement and executive employment agreements;
•	no material adverse change in the business or operations of the Target Company;
•	the closing of each other acquisition contemporaneously with the closing of that acquisition; and
•	no action or proceeding by or before any government authority shall have been instituted or threatened to restrain or prohibit the consummation of the acquisition.

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Termination of the Acquisition Agreements

Each agreement relating to an acquisition may be terminated, under certain circumstances, prior to the closing of this offering, including:

•	by the mutual consent of Alliance and the Target Company;
•	by either Alliance or the Target Company if this offering and the acquisition of the Target Company is not closed by September 30, 2016; or
•	by either Alliance or the Target Company if a material breach or default under the acquisition agreement by the other party occurs and is not cured within the applicable cure period.

No acquisition agreement provides for a termination fee for the benefit of any party thereto if such acquisition agreement is terminated by any party thereto. No assurance can be given that the conditions to the closing of all of the acquisitions will be satisfied or waived. Unless we close all of the acquisitions, we will not close any of the acquisitions and will not complete this offering.

Government Regulation

Our MMA events will be regulated at the state level by the boxing commission in each state where our promotions are conducted. The boxing commissions are primarily concerned with the introduction and enforcement of safety rules and oversee MMA in much the same way as they do boxing.

Intellectual Property

We protect our intellectual property rights by relying on federal, state and common law rights, as well as contractual restrictions. We control access to our proprietary technology by entering into confidentiality agreements, invention assignment agreements and work for hire agreements with our employees and contractors, and confidentiality agreements with third parties. We further control the use of our proprietary technology and intellectual property through provisions in our websites’ terms of use.

As of December 31, 2015 and June 30, 2016, we have an application pending with the United States Patent and Trademark Office (USPTO) to register the Alliance MMA name and also maintain a catalog of copyrighted works, including copyrights to television programming and photographs. We received an initial office action from the USPTO contesting our application to register the Alliance MMA name on the basis that the name appears descriptive. We are contesting this initial office action and believe we will ultimately prevail in securing a registration, but there can be no assurance we will. We also own a number of domain names including, alliancemma.com, gfl.tv and the domain names of each of the Target Company promotions.

Circumstances outside our control could pose a threat to our intellectual property rights. For example, effective intellectual property protection may not be available in the United States or other countries in which we seek protection of our marks or our copyrighted works. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights may harm our business or our ability to compete.

Seasonality

The Target Companies have historically experienced a negative seasonal impact on revenues during the months of July and August due to reduced attendance at scheduled events. In order to avoid unprofitable financial results, the Target Companies generally elect to forgo scheduling events during this period.

Employees

As of December 31, 2015 and June 30, 2016 , we had no employees. As of December 31, 2015 and June 30, 2016, on a pro forma basis assuming the acquisition of the Target Companies and the employment of our Chief Executive Officer and Chief Financial Officer, we would have had approximately 10 employees, all of whom are located in the U.S.

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Facilities

We do not own any real property. Our principal executive and administrative offices are temporarily located at an office complex in New York, New York, which includes approximately twenty thousand square feet of shared office space and services that we are leasing.  The lease has a one-year term that commenced on December 1, 2015, and allows for the limited use of private offices, conference rooms, mail handling, videoconferencing, and certain other business services. There is a single Target Company lease that we will assume at the closing of the offering made by this prospectus. This lease is renewable monthly at market rates and will be terminable by us on 30 days’ notice. We do not believe that this lease is material to our prospective business. Each of the other Target Company promotions are operated from home offices or shared office space arrangements which will continue after the completion of this offering on the same terms.

Legal Proceedings

We are not a party to any material pending legal proceedings. We may, from time to time, become a party to litigation and subject to claims incident to the ordinary course of our business. As our growth continues, the number of litigation matters and claims to which we may become a party may also increase. The outcome of litigation and claims cannot be predicted with certainty and the resolution of these matters could materially affect our future results of operations, cash flows or financial position.

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MANAGEMENT

Executive Officers and Directors

The following table sets forth information regarding our directors and executive officers after giving effect to the consummation of the offering made by this prospectus.

Name	Age	Position(s)
Paul K. Danner, III	58	Chairman of the Board and Chief Executive Officer
Robert J. Haydak, Jr.	45	President
John Price	46	Chief Financial Officer
Joseph Gamberale	50	Director
Renzo Gracie*	48	Director
Mark D. Shefts*	58	Director
Joel D. Tracy*	55	Director
Burt A. Watson*	67	Director

* Will serve as a director contingent and effective upon the completion of this offering.

Paul K. Danner, III.

Mr. Danner, 58, is our Chairman of the Board and Chief Executive Officer. Prior to joining us in 2016, Mr. Danner served as the Managing Director of Destiny Partners Worldwide, a global organizational management and business operations consultancy, from 2006 to 2016. From 2008 to 2010, Mr. Danner was also the Chief Executive Officer of China Crescent Enterprises, a publicly traded information technologies company headquartered in Shanghai, China. Previously, he served as Chairman and Chief Executive Officer of Paragon Financial Corporation, a publicly traded financial services firm listed on Nasdaq, from 2002 to 2006. From January 1998 to 2001, Mr. Danner was employed in various roles at MyTurn.com, Inc., a Nasdaq listed company, including as Chief Executive Officer. From 1996 to 1997, Mr. Danner was the Managing Partner of Technology Ventures, a consulting firm. From 1985 to 1996 he held executive-level and sales & marketing positions with a number of technology companies including NEC Technologies and Control Data Corporation. Mr. Danner served as a Naval Aviator flying the F-14 Tomcat, and subsequently as an Aerospace Engineering Duty Officer supporting the Naval Air Systems Command, for eight years on active duty plus 22 years with the reserve component of the United States Navy. Mr. Danner retired from the Navy in 2009 with the rank of Captain. Mr. Danner holds a BS in Business Finance from Colorado State University and an MBA from Old Dominion University and has completed curricula at the Naval War College, Defense Acquisition University and the National Defense University.

The Board of Directors believes that Mr. Danner is qualified to serve as a director because of his management and leadership experience, particularly in growth stage and roll-up companies, the perspective he brings as our Chief Executive Officer, and his experience as an officer and director of several private and public companies.

Robert J. Haydak, Jr.

Mr. Haydak, 45, will serve as our President contingent and effective upon the consummation of this offering. Prior to joining us in 2016, Mr. Haydak was the Chief Executive Officer of Cage Fury Fighting championships, a leading MMA promotion serving the Atlantic City, New Jersey and Pennsylvania markets from 2011. Prior to CFFC, Mr. Haydak served as Chief Executive Officer of Global Distribution Group, Inc., a privately held logistics and consulting firm serving domestic retailers seeking sales and distribution assistance in overseas markets which he co-founded in 2007. From 1997 through 2006 served as founder and President of RJH Express, Inc., a privately held residential home delivery company serving major retailers in the Northeast. A former NCAA Division 1 wrestler, Mr. Haydak holds a BS in Business Administration from Flagler College.

John Price

Mr. Price, 46, is our Chief Financial Officer. Prior to joining us in 2016, Mr. Price was Chief Financial Officer of MusclePharm Corporation, a publicly traded nutritional supplement company. Prior to joining MusclePharm in 2013, Mr. Price served as vice president of finance—North America at Opera Software, a Norwegian public company focused on digital advertising. From 2011 to 2013, he served as vice president of finance and corporate controller GCT Semiconductor. From 2004 to 2011, Mr. Price served in various roles at Tessera Technologies including VP of Finance & Corporate Controller when Mr. Price left the company. During his tenure at Tessera Technologies, Mr. Price developed the world-wide finance and accounting organization, integrated multiple domestic and international acquisitions, implemented accounting systems, and managed corporate compliance and SEC reporting. Prior to Tessera Technologies, Mr. Price served various roles at Ernst &Young LLP. Mr. Price served nearly three years in the San Jose, California office and nearly five years in the Pittsburgh, Pennsylvania office. Mr. Price has been a certified public accountant (currently inactive) since 2000 and attended Pennsylvania State University, where he earned a Bachelor’s of Science Degree in Accounting.

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Joseph Gamberale

Mr. Gamberale, 50, has served a director since our formation in February, 2015. Mr. Gamberale serves as the chairman of our compensation committee and a member of our audit and nominating committees. Prior to founding Alliance, Mr. Gamberale was the founder and managing member of Ivy Equity Investors, LLC, a New York-based private investment firm launched in 2014. From 2011 to 2014, Mr. Gamberale was a private investor. In 2001, Mr. Gamberale co-founded Centurion Capital Hedge Fund, a multi-strategy investment firm which he actively managed until his retirement in 2011. From 1996 through 2001, Mr. Gamberale oversaw the Athletes and Entertainers Private Client Group at Merrill Lynch where he advised clients on a wide spectrum of securities and industries, particularly involving roll-up transactions in fragmented businesses. From 1991 to 1996, Mr. Gamberale was a financial advisor at Solomon Smith Barney. Mr. Gamberale is a member of the Central Park Conservatory, Columbus Citizens Foundation, Grand Havana Room and politically active in supporting numerous charitable organizations. Mr. Gamberale is a graduate of Rutgers University.

The Board of Directors believes that Mr. Gamberale is qualified to serve as a director because of his extensive experience as an executive in the financial services industry, particularly as such experience relates to roll-up transactions.

Renzo Gracie

Mr. Gracie, 48, will serve as a director contingent and effective upon the completion of this offering. One of the true martial arts legends, Renzo Gracie is a Jiu-Jitsu black belt from the famous Gracie family. Born in Rio de Janeiro, Brazil, Mr. Gracie is the grandson of Gracie Jiu Jitsu founder Carlos Gracie and son of 9th Dan BJJ black belt Robson Gracie, brother to Ralph and Ryan Gracie. Like most men in the Gracie family, Renzo started training Jiu Jitsu as an infant. He had formal instruction from many of the Gracie patriarchs, but two of his biggest influences were the legendary Rolls Gracie and Carlos Gracie Jr. (the man who later awarded him his black belt). Mr. Gracie has won numerous competitions, the most prestigious being the Abu Dhabi Combat Club (ADCC), in which he is a two-time champion. Mr. Gracie’s name is also synonymous with Vale-Tudo, the famous “no holds barred” style of fighting in Brazil that is credited with originating modern MMA. Mr. Gracie has fought all over the world for organizations such as Pride FC and the UFC. Mr. Gracie pioneered Brazilian Jiu-Jitsu in America in the 1990’s when he founded Renzo Gracie Academy in New York City, one of the cornerstones of Brazilian Jiu-Jitsu in America. Mr. Gracie is recognized as one of the sports best teachers and mentors. With his signature combination of charisma and intelligence, Mr. Gracie has guided students such as Matt Serra a former UFC Champion, Roger Gracie a ten-times Jiu Jitsu world champion, John Danaher the Jiu-Jitsu Coach to UFC Champions Georges St-Pierre and Chris Weidman, Shawn Williams, and Ricardo Almeida to black belt.

The Board of Directors believe that Mr. Gracie is qualified to serve as a director because of his substantial experience in the MMA industry.

Mark D. Shefts

Mr. Shefts, 58, will serve as a director and chairman of our audit committee and a member of our compensation committee contingent and effective upon the consummation of this offering. Since 2004, Mr. Shefts has served as the Chief Executive Officer of The Rushcap Group, Inc., a privately held investment and consulting firm. Since 2005, Mr. Shefts has served as a Trustee of The Onyx & Breezy Foundation, a non-profit organization. Previously, Mr. Shefts was the Director, President and co-owner of All-Tech Investment Group Inc., from 1987 to 2001, and Domestic Securities, Inc., from 1993 to 2011, each an SEC-registered broker dealer. Mr. Shefts has previously owned seats on both the New York Stock Exchange and the Chicago Stock Exchange. Mr. Shefts has been an arbitrator for the American Arbitration Association and FINRA Dispute Resolution, Inc. with an area of specialization in the field of financial services. Mr. Shefts holds FINRA Series 7, 24 and 63 licenses and a Series 27 qualification as a Financial and Operations Principal. Mr. Shefts is also certified as Financial Services Auditor and a Certified Fraud Examiner. Mr. Shefts has been a Director, EVP & Chief Financial officer of Arbor Entech Corp. and Solar Products Sun-Tank, Inc., each a publicly traded companies. Mr. Shefts holds a BS in accounting from Brooklyn College of The City University of New York.

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The Board of Directors believe that Mr. Shefts is qualified to serve as a director because of his substantial experience as an executive in the financial services industry and his experience as an officer and director of several private and public companies.

Joel D. Tracy

Mr. Tracy, 55, will serve as a director and a member of our audit and nominating committees contingent and effective upon the consummation of this offering. Mr. Tracy has been self-employed as a Certified Public Accountant since 1989, specializing in tax and estate planning for high net worth individuals. From 2004 to 2016, Mr. Tracy was the managing member of ABT Realty, LLC, a privately held real estate company. From 2008 to 2016, Mr. Tracy was the managing member of Vista Bridge Associates, LLC, a privately held company lending money for personal injury settlements. Previously, from 1980 to 2000, Mr. Tracy was the President of Auto-Rite Supply Company, Inc., a family owned auto parts store chain. He has been involved in various local and community organizations including the American Institute of Certified Public Accountants and Optimists International, a not-for-profit organization for children. Mr. Tracy holds a Bachelor of Science in Commerce from Rider College, Lawrenceville, New Jersey.

The Board of Directors believe that Mr. Tracy is qualified to serve as a director because of his substantial experience as an accountant and financial services professional and his experience as an officer and director of several private and public companies.

Burt A. Watson

Mr. Watson, 67, will serve as a director contingent and effective upon the consummation of this offering. Mr. Watson began his decades long career in boxing and MMA as business manager to the legendary “Smokin” Joe Frazier where he handled all aspects of administrative support from contract negotiations and personal appearances to television interviews and public relations. As one of the industry’s most sought after event coordinators, Mr. Watson has worked with boxing greats Muhammad Ali, Larry Holmes, George Foreman, Ken Norton, Mike Tyson and Oscar De La Hoya. As an independent site coordinator Mr. Watson has assisted some of boxing’s most notable promoters, including Don King, Lou Duva, Frank Warren Sports of London, and Univision. In 2001, Mr. Watson began his career in MMA when UFC President Dana White recruited Mr. Watson to the UFC. During his tenure at the UFC from 2001 until 2015, Mr. Watson served as event and athlete relations coordinator. With extensive television relations, Mr. Watson has organized championship fights and boxing events on such networks as ESPN, Showtime, HBO, CBS and ABC.

The Board of Directors believes that Mr. Watson is qualified to serve as a director because of his substantial experience and perspective in the MMA industry.

Board Composition

Upon completion of this offering, our Board of Directors will consist of six directors. Each director will serve in office until our 2017 annual meeting of stockholders or until their successors have been duly elected and qualified, or until the earlier of their respective deaths, resignations, or retirements. All of our directors are elected on an annual basis for a one-year term.

Our certificate of incorporation provides that that the number of authorized directors will be determined in accordance with our bylaws. Our bylaws provide that the number of authorized directors shall be determined from time to time by a resolution of the Board of Directors and any vacancies in our board and newly created directorships may be filled only by our Board of Directors.

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Director Independence

The rules of the Nasdaq Stock Market, or the Nasdaq Rules, require a majority of a listed company’s board of directors to be composed of independent directors within one year of listing. In addition, the Nasdaq Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent. Under the Nasdaq Rules, a director will qualify as an independent director only if, in the opinion of our Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Nasdaq Rules also require that audit committee members satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In considering the independence of compensation committee members, the Nasdaq Rules require that our Board of Directors must consider additional factors relevant to the duties of a compensation committee member, including the source of any compensation we pay to the director and any affiliations with the company.

Our Board of Directors undertook a review of the composition of our Board of Directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our Board of Directors has determined that each of our directors other than Mr. Danner is independent as defined under the Nasdaq Rules.

Committees of the Board of Directors

Our Board of Directors has established an audit committee, a compensation committee and a nominating and governance committee. Each of these committees will operate under a charter that will be approved by our Board of Directors prior to this offering.

Audit Committee. Our audit committee consists of three independent directors. The members of the audit committee are Mr. Shefts, who will chair the committee, Mr. Tracy and Mr. Gamberale. The audit committee consists exclusively of directors who are financially literate. In addition, Mr. Shefts will be considered an “audit committee financial expert” as defined by the SEC’s rules and regulations.

The audit committee responsibilities include:

•	overseeing the compensation and work of and performance by our independent auditor and any other registered public accounting firm performing audit, review or attestation services for us;

•	engaging, retaining and terminating our independent auditor and determining the terms thereof;

•	assessing the qualifications, performance and independence of the independent auditor;

•	evaluating whether the provision of permitted non-audit services is compatible with maintaining the auditor’s independence;

•	reviewing and discussing the audit results, including any comments and recommendations of the independent auditor and the responses of management to such recommendations;

•	reviewing and discussing the annual and quarterly financial statements with management and the independent auditor;

•	producing a committee report for inclusion in applicable SEC filings;

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•	reviewing the adequacy and effectiveness of internal controls and procedures;

•	establishing procedures regarding the receipt, retention and treatment of complaints received regarding the accounting, internal accounting controls, or auditing matters and conducting or authorizing investigations into any matters within the scope of the responsibility of the audit committee; and

•	reviewing transactions with related persons for potential conflict of interest situations.

Compensation Committee. Our compensation committee consists of two independent directors. The members of the Compensation Committee are Mr. Gamberale, who will chair the committee, and Mr. Shefts. The committee has primary responsibility for:

•	reviewing and recommending all elements and amounts of compensation for each executive officer, including any performance goals applicable to those executive officers;

•	reviewing and recommending for approval the adoption, any amendment and termination of all cash and equity-based incentive compensation plans;

•	once required by applicable law, causing to be prepared a committee report for inclusion in applicable SEC filings;

•	approving any employment agreements, severance agreements or change of control agreements that are entered into with the CEO and certain executive officers; and

•	reviewing and recommending the level and form of non-employee director compensation and benefits.

Nominating and Governance Committee. The Nominating and Governance Committee consists of three independent directors. The members of the Nominating and Governance Committee are Mr. Gamberale, who will chair the committee, Mr. Tracy and Mr. Watson. The Nominating and Governance Committee’s responsibilities include:

•	recommending persons for election as directors by the stockholders;

•	recommending persons for appointment as directors to the extent necessary to fill any vacancies or newly created directorships;

•	reviewing annually the skills and characteristics required of directors and each incumbent director’s continued service on the board;

•	reviewing any stockholder proposals and nominations for directors;

•	advising the Board of Directors on the appropriate structure and operations of the board and its committees;

•	reviewing and recommending standing board committee assignments;

•	developing and recommending to the board Corporate Governance Guidelines, a Code of Business Conduct and Ethics and other corporate governance policies and programs and reviewing such guidelines, code and any other policies and programs at least annually;

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•	making recommendations to the board as to determinations of director independence; and

•	making recommendations to the board regarding corporate governance based upon developments, trends, and best practices.

The Nominating and Governance Committee will consider stockholder recommendations for candidates for the Board of Directors.

Our bylaws provide that, in order for a stockholder’s nomination of a candidate for the board to be properly brought before an annual meeting of the stockholders, the stockholder’s nomination must be delivered to the Secretary of the company no later than 120 days prior to the one-year anniversary date of the prior year’s annual meeting.

Code of Business Conduct and Ethics

Prior to the effectiveness of the registration statement of which this prospectus forms a part, we will adopt a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Following this offering, a copy of the code will be made available on the Corporate Governance section of our website, which is located at www. alliancemma.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K filed with the SEC.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee is or has at any time during the past fiscal year been an officer or employee of the company. None of our executive officers serve or in the past fiscal year has served as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or compensation committee.

Director Compensation

Historically, we have not paid our directors. In contemplation of this offering, (i) Messrs. Tracy and Watson were each issued 16,667 shares of our common stock valued at $75,000 based upon the offering price of the shares sold in this offering, (ii) Mr. Shefts was issued 38,889 shares of our common stock valued at $175,000 based upon the offering price of the shares sold in this offering, and (iii) Mr. Gracie was issued 66,667 shares of our common stock valued at $300,000 based upon the offering price of the shares sold in this offering together with a cash payment of $100,000, in each case solely as compensation for board or board committee service. We intend to reimburse our non-employee directors for expenses incurred by them associated with attending meetings of our Board of Directors and committees of our Board of Directors. We may also provide stock, option or other equity-based incentives to our directors for their service. We did not compensate our directors for service as directors prior to the offering made by this prospectus.

Limitation on Liability and Other Indemnification Matters

Section 102 of the Delaware General Corporation Law, as amended (“DGCL”) allows a corporation to eliminate or limit the personal liability of directors to a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or engaged in a transaction from which the director obtained an improper personal benefit. In accordance with Delaware law, our certificate of incorporation provides that no director shall be personally liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director, except for the foregoing exceptions set forth in Section 102 of the DGCL.

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Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies if (i) such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful or, (ii) to the extent that such person is a present or former director or officer of a corporation, such person is successful on the merits or otherwise in defense of any action, suit or proceeding. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event such person is adjusted to be liable to the corporation, unless a court determines that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director who willfully and negligently approves an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions to the full amount of the dividend unlawfully paid or the purchase or redemption of the corporation’s stock, with interest from the time such liability accrued. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered on the books containing the minutes of the meetings of the Board of Directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

Our bylaws provide that we will indemnify, to the fullest extent permitted by the DGCL, any person made or threatened to be made a party to any action by reason of the fact that the person is or was our director or officer, or serves or served as a director or officer of any other enterprise at our request. Expenses incurred by a director or officer in defending against such legal proceedings are payable before the final disposition of the action, provided that the director or officer undertakes to repay us if it is later determined that he or she is not entitled to indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We do not maintain policies of insurance under which coverage is provided (a) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments which we may make to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law for a privately held company. We anticipate modifying our coverage to address public company specific exposures in connection with the completion of this offering.

Compensation of Executive Officers

Alliance was formed in February 2015. From our inception to the completion of the offering made by this prospectus, Messrs. Danner, Price and our former chief financial officer, Mr. Frank Gallagi have been our only officers and Messrs. Danner and Gamberale our only directors. Prior to the offering made by this prospectus, no officer or director received any compensation for his services to us.

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We have entered into executive employment agreements with Messrs. Danner and Price pursuant to which they will serve as our chief executive officer and chief financial officer, respectively. Mr. Danner’s agreement provides for a cash salary of $175,000 per year. Mr. Price’s agreement provides for a cash salary of $175,000 per year plus a discretionary cash bonus paid quarterly during his first year of employment with a guaranteed minimum of $100,000. We have entered into an executive employment agreement with Mr. Haydak pursuant to which he will serve as our president effective upon the closing of the offering made by this prospectus. Mr. Haydak’s agreement provides for a cash salary of $170,000 per year.

Equity Awards

We had no equity awards outstanding as of December 31, 2015. On August 10, 2016, we granted Mr. Price options to acquire 200,000 shares of our common stock at $4.50 per share, the per share price of the common stock sold to investors in this offering.

Employee Benefit Plans

2016 Equity Incentive Plan

In connection with this offering, our Board of Directors adopted the Alliance MMA 2016 Equity Incentive Plan (the “2016 Plan”) pursuant to which, subject to approval of the 2016 Plan by our stockholders, the Company may grant shares of the Company’s common stock to the Company’s directors, officers, employees or consultants. The 2016 Plan has been designed to provide the Board of Directors with an integral resource as it evaluates the Company’s compensation structure, performance incentive programs, and long-term equity targets for executives and key employees. Set forth below is a summary of the 2016 Plan; this summary is qualified in its entirety by reference to the full text of the 2016 Plan.

Administration

The Board intends to appoint and maintain as administrator of the 2016 Plan a Committee (the “Committee”) consisting of two or more directors who are (i) “Independent Directors” (as such term is defined under the rules of the Nasdaq Stock Market), (ii) “Non-Employee Directors” (as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended) and (iii) “Outside Directors” (as such term is defined in Section 162(m) of the United States Internal Revenue Code of 1986, as amended (the “Code”)). The Committee, subject to the terms of the 2016 Plan, shall have full power and authority to designate recipients of options (“Options”) and restricted stock (“Restricted Stock”), to determine the terms and conditions of the respective Option and Restricted Stock agreements (which need not be identical) and to interpret the provisions and supervise the administration of the 2016 Plan. The Committee shall have the authority, without limitation, to designate which Options granted under the Plan shall be Incentive Options and which shall be Nonqualified Options. In the absence of a Committee, the Plan shall be administered by the Board of Directors of the Company.

Eligibility

Generally, the persons who are eligible to receive grants are directors, officers and employees of, and consultants and advisors to, the Company or any subsidiary; provided that Incentive Options may only be granted to employees of the Company and any subsidiary.

Stock Subject to the 2016 Plan

Stock subject to grants may be authorized, but unissued, or reacquired common stock. Subject to adjustment as provided in the 2016 Plan, (i) the maximum aggregate number of shares of common stock that may be issued under the 2016 Plan is 825,000. The shares of common stock subject to the 2016 Plan shall consist of unissued shares, treasury shares or previously issued shares held by any subsidiary of the Company, and such number of shares of common stock shall be reserved for such purpose. Any of such shares of common stock that may remain unissued and that are not subject to outstanding Options at the termination of the 2016 Plan shall cease to be reserved for the purposes of the 2016 Plan, but until termination of the 2016 Plan the Company shall at all times reserve a sufficient number of shares of common stock to meet the requirements of the 2016 Plan.

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Terms and Conditions of Options

Options awarded under the 2016 Plan shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. The purchase price of each share of common stock purchasable under an Incentive Option shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value (as defined in the 2016 Plan) of such share of common stock on the date the Option is granted; provided, however, that with respect to an Optionee who, at the time such Incentive Option is granted, owns more than 10% of the total combined voting power of all classes of stock of the Company or of any subsidiary, the purchase price per share of common stock shall be at least 110% of the Fair Market Value per share of common stock on the date of grant. The purchase price of each share of common stock purchasable under a Nonqualified Option shall not be less than 100% of the Fair Market Value of such share of common stock on the date the Option is granted.

The term of each Option shall be fixed by the Committee, but no Option shall be exercisable more than ten years after the date on which such Option is granted or, in the case of an Incentive Option granted to an Optionee who, at the time such Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, no such Incentive Option shall be exercisable more than five years after the date on which such Incentive Option is granted.

Terms and Conditions of Restricted Stock

Restricted Stock may be granted to eligible participants at any time as shall be determined by Committee, in its sole discretion. Subject to the 2016 Plan, the Committee shall have complete discretion to determine (i) the number of shares subject to a Restricted Stock award granted to any participant, and (ii) the conditions that must be satisfied for the grant, vesting or issuance of Restricted Stock, which typically will be based principally or solely on continued provision of services but may include a performance-based component.

The Committee, subject to the provisions of the 2016 Plan, shall have complete discretion to determine the terms and conditions of Restricted Stock granted under the 2016 Plan; provided that Restricted Stock may be issued only in the form of shares. Restricted Stock grants shall be subject to the terms, conditions, and restrictions determined by the Committee at the time the stock or the restricted stock unit is awarded. Any certificates representing the shares of Restricted Stock awarded shall bear such legends as shall be determined by the Committee.

Transferability of Awards

Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant, without the prior written consent of the Committee. If the Committee makes an Award transferable, such Award shall contain such additional terms and conditions as the Committee deems appropriate.

Merger or Change in Control

In the event of a Change in Control (as defined in the 2016 Plan), the Committee may accelerate the vesting and exercisability of outstanding Options, in whole or in part, as determined by the Committee in its sole discretion. In its sole discretion, the Committee may also determine that, upon the occurrence of a Change in Control, each outstanding Option shall terminate within a specified number of days after notice to the Optionee thereunder, and each such Optionee shall receive, with respect to each share of the Company’s common stock subject to such Option, an amount equal to the excess of the Fair Market Value of such shares immediately prior to such Change in Control over the exercise price per share of such Option; such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or a combination thereof, as the Committee shall determine in its sole discretion.

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In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Company’s common stock, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the 2016 Plan and in the number and option price of shares subject to outstanding Options granted under the 2016 Plan, to the end that after such event each Optionee’s proportionate interest shall be maintained (to the extent possible) as immediately before the occurrence of such event. The Committee shall, to the extent feasible, make such other adjustments as may be required under the tax laws so that any Incentive Options previously granted shall not be deemed modified within the meaning of Section 424(h) of the Code. Appropriate adjustments shall also be made in the case of outstanding Restricted Stock granted under the Plan.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences as of the date hereof with respect to awards under the 2016 Plan for participants who are both citizens and residents of the United States. This description of the federal income tax consequences is based upon law and Treasury interpretations in effect on the date of this information statement (including proposed and temporary regulations which may be changed when finalized), and it should be understood that this summary is not exhaustive, that the law may change and further that special rules may apply with respect to situations not specifically discussed herein, including federal employment taxes, foreign, state and local taxes and estate or inheritance taxes. Accordingly, participants are urged to consult with their own qualified tax advisors.

Non-Qualified Options

No taxable income will be realized by the participant upon the grant of a non-qualified option. On exercise, the excess of the fair market value of the stock at the time of exercise over the option price of such stock will be compensation and (i) will be taxable at ordinary income tax rates in the year of exercise, (ii) will be subject to withholding for federal income tax purposes and (iii) generally will be an allowable income tax deduction to us. The participant’s tax basis for stock acquired upon exercise of a non-qualified option will be equal to the option price paid for the stock, plus any amounts included in income as compensation. If the participant pays the exercise price of an option in whole or in part with previously-owned shares of common stock, the participant’s tax basis and holding period for the newly-acquired shares is determined as follows: As to a number of newly-acquired shares equal to the number of previously-owned shares used by the participant to pay the exercise price, no gain or loss will be recognized by the participant on the date of exercise and the participant’s tax basis and holding period for the previously-owned shares will carry over to the newly-acquired shares on a share-for-share basis, thereby deferring any gain inherent in the previously-owned shares. As to each remaining newly acquired share, the participant’s tax basis will equal the fair market value of the share on the date of exercise and the participant’s holding period will begin on the day after the exercise date. The participant’s compensation income and our deduction will not be affected by whether the exercise price is paid in cash or in shares of common stock. Special rules, discussed below under “Incentive Stock Options - Disposition of Incentive Option Shares,” will apply if a participant surrenders previously-owned shares acquired upon the exercise of an incentive option that have not satisfied certain holding period requirements in payment of any or all of the exercise price of a non-qualified option.

Disposition of Option Shares

When a sale of the acquired shares occurs, a participant will recognize capital gain or loss equal to the difference between the sales proceeds and the tax basis of the shares. Such gain or loss will be treated as capital gain or loss if the shares are capital assets. The capital gain or loss will be long-term capital gain or loss treatment if the shares have been held for more than twelve months. There will be no tax consequences to us in connection with a sale of shares acquired under an option.

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Incentive Stock Options

The grant of an Incentive Stock Option will not result in any federal income tax to a participant. Upon the exercise of an incentive option, a participant normally will not recognize any income for federal income tax purposes. However, the excess of the fair market value of the shares transferred upon the exercise over the exercise price of such shares (the “spread”) generally will constitute an adjustment to income for purposes of calculating the alternative minimum tax of the participant for the year in which the option is exercised. As a result of the exercise a participant’s federal income tax liability may be increased. If the holder of an incentive stock option pays the exercise price, in full or in part, with shares of previously acquired common stock, the exchange should not affect the incentive stock option tax treatment of the exercise. No gain or loss should be recognized on the exchange and the shares received by the participant, equal in number to the previously acquired shares exchanged therefor, will have the same basis and holding period as the previously acquired shares. The participant will not, however, be able to utilize the old holding period for the purpose of satisfying the incentive stock option holding period requirements described below. Shares received in excess of the number of previously acquired shares will have a basis of zero and a holding period, which commences as of the date the common stock is issued to the participant upon exercise of the incentive option. If an exercise is effected using shares previously acquired through the exercise of an incentive stock option, the exchange of the previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a disqualifying disposition has occurred.

Disposition of Incentive Option Shares. If the incentive option holder disposes of the stock acquired upon the exercise of an incentive stock option (including the transfer of acquired stock in payment of the exercise price of another incentive stock option) either within two years from the date of grant or within one year from the date of exercise, the option holder will recognize ordinary income at the time of such disqualifying disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the incentive option is exercised or the amount realized on such disqualifying disposition. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on how long the shares were held prior to the disqualifying disposition. In the event of such disqualifying disposition, the incentive stock option alternative minimum tax treatment described above may not apply (although, where the disqualifying disposition occurs subsequent to the year the incentive stock option is exercised, it may be necessary for the participant to amend his return to eliminate the tax preference item previously reported).

Our Deduction. We are not entitled to a tax deduction upon either exercise of an incentive option or disposition of stock acquired pursuant to such an exercise, except to the extent that the option holder recognized ordinary income in a disqualifying disposition.

Stock Grants

A participant who receives a stock grant under the 2016 Plan generally will be taxed at ordinary income rates on the fair market value of shares when they vest, if subject to vesting or other restrictions, or, otherwise, when received. However, a participant who, within 30 days after receiving such shares, makes an election under Section 83(b) of the Code, will recognize ordinary income on the date of issuance of the stock equal to the fair market value of the shares on that date. If a Section 83(b) election is made, the holding period for the shares will commence on the day after the shares are received and no additional taxable income will be recognized by the participant at the time the shares vest. However, if shares subject to a Section 83(b) election are forfeited, no tax deduction is allowable to the participant for the forfeited shares. Taxes are required to be withheld from the participant at the time and on the amount of ordinary income recognized by the participant. We will be entitled to a deduction at the same time and in the same amount as the participant recognizes income.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following includes a summary of transactions since our formation on February 12, 2015 to which we have been a party and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described in the section entitled “Executive Compensation.”

Ivy Equity Note

In February 2015, we entered into a loan agreement with Ivy Equity Investors, LLC, an affiliate of one of our directors, Joseph Gamberale, pursuant to which Ivy would advance up to $500,000 to satisfy our startup expenses, including professional fees incurred with this offering, the Target Company transactions and the purchase of Hoss and Louis Neglia. On May 1, 2016, this Note was amended and restated to permit an aggregate borrowing of up to $600,000. On July 20, 2016, this note was amended and restated a second time to permit an aggregate borrowing of up to $1,000,000. This loan is evidenced by an unsecured promissory note that bears interest at the rate of 6% per annum. The principal amount plus accrued interest owing under the note as of December 31, 2015 was $353,450. At August 12, 2016, the principal amount plus accrued interest owing under the amended and restated note was $727,005. The note matures on the earlier of the closing of the offering made by this prospectus or January 1, 2017. We anticipate paying off the note in full upon the completion of the offering from the net proceeds available to us. We believe that the terms of this note are comparable to those that we would have paid under a similar loan agreement with an unrelated third party.

Policies and Procedures for Related Party Transactions

Immediately following the completion of this offering, the audit committee will have the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of this responsibility, a related person will be defined as a director, executive officer, nominee for director, or stockholders who own greater than 5% of our outstanding common stock and their affiliates, in each case since the beginning of the most recently completed fiscal year, and their immediate family members. Our audit committee charter will provide that the audit committee shall review and approve or disapprove any related party transactions. As of the date of this prospectus, we have not adopted any formal standards, responsibilities or procedures governing the review and approval of related-party transactions, but we expect that our audit committee will do so in the future.

Our policy will provide that if advance approval of a related-party transaction is not obtained, it must be promptly submitted to the Audit Committee for possible ratification, approval, amendment, termination or rescission. In reviewing any transaction, the Audit Committee will take into account, among other factors the Audit Committee deems appropriate, recommendations from senior management, whether the transaction is on terms no less favorable than the terms generally available to a third party in similar circumstances and the extent of the related person’s interest in the transaction. Any related party transaction must be conducted at arm’s length. Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote on the approval or ratification of the transaction. However, such a director may be counted in determining the presence of a quorum at a meeting of the Audit Committee that considers a transaction.

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PRINCIPAL STOCKHOLDERS

The following table sets forth information about the beneficial ownership of our common stock at August 29, 2016 by:

•	each person known to us to be the beneficial owner of more than 5% of our common stock;
•	each named executive officer;
•	each of our directors and director nominees; and
•	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, and generally means that person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, and includes options that are currently exercisable or exercisable within 60 days. Each director or officer, as the case may be, has furnished us with information with respect to beneficial ownership. Except as indicated in the footnotes below, to our knowledge, the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

The percentage ownership information shown in the table is based upon 5,289,136 shares of common stock outstanding as of August 29, 2016.

Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Alliance MMA, Inc., 590 Madison Avenue, 21st Floor, New York, New York 10022.

Named Executive Officers and Directors	Number of Shares Beneficially Owned (1)		Pre-Offering Percentage Ownership (1)	Post-Offering Percentage Ownership (2)(3)
Paul K. Danner	150,000		2.25	1.50
Robert J. Haydak, Jr.	103,334		1.55	1.03
John Price	0		0	0
Joseph Gamberale	376,010	(4)	5.64	3.76
Renzo Gracie	66,667		1.0	*
Mark D. Shefts	101,388	(5)	1.52	1.01
Joel D. Tracy	124,702		1.87	1.25
Burt A. Watson	16,667		*	*
Directors and Executive Officers as a Group (8 persons)	938,768		14.08	9.39
5% Stockholders Not Mentioned Above
Ivy Equity Investors, LLC (6)	359,343		5.39	3.59

* Less than 1%

(1) Assumes and gives effect to the issuance of 1,377,531 shares as partial consideration for the acquisition of the Target Companies and the Target Assets and is based upon a public offering price of $4.50 per share.

(2) Assumes the maximum amount of 3,333,333 shares is sold in the offering.

(3) Excludes 333,333 shares (assuming the maximum offering is completed) of common stock issuable upon the exercise of the warrants issued to the selling agent.

(4) Includes 359,343 shares held by Ivy Equity Investors, LLC. Mr. Gamberale has voting and dispositive power over the shares held by Ivy Equity Investors, LLC.

(5) Includes 62,500 shares held by the Rushcap Group, Inc. Mr. Shefts has voting and dispositive power over the shares held by the Rushcap Group, Inc.

(6) The address of Ivy Equity Investors, LLC is 2 East 55th Street, Suite 1111, New York, New York 10022. Mr. Gamberale has voting and dispositive power over the shares held by Ivy Equity Investors, LLC.

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DESCRIPTION OF OUR CAPITAL STOCK

General

The following description summarizes the most important terms of our capital stock, as they are expected to be in effect upon the completion of this offering. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part. For a complete description of our capital stock, you should refer to our certificate of incorporation and bylaws that are included as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of Delaware law. Immediately following the completion of this offering, our authorized capital stock will consist of 45,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of undesignated preferred stock, $0.001 par value per share.

As of August 29, 2016, there were 5,289,136 shares of our common stock outstanding, held by 74 stockholders of record. Our Board of Directors is authorized, without stockholder approval, except as required by the listing standards of Nasdaq, to issue additional shares of our capital stock.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock will be entitled to receive dividends out of funds legally available if our Board of Directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our Board of Directors may determine. See the section titled “Dividend Policy” for additional information.

Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our certificate of incorporation.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock

Following this offering, our Board of Directors will be authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our Board of Directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plan to issue any shares of preferred stock.

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Anti-Takeover Provisions

The provisions of Delaware law, our certificate of incorporation and our bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our Board of Directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are governed by the provisions of Section 203 of the Delaware General Corporation Law, or DGCL. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years of the date on which it is sought to be determined whether such person is an “interested stockholder,” did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing a change in our control.

Certificate of Incorporation and Bylaw Provisions

Advance Notice Requirements. Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of stockholders. These procedures provide that notice of stockholder proposals must be timely and given in writing to our corporate Secretary. Generally, to be timely, notice must be received at our principal executive offices not fewer than 120 calendar days prior to the first anniversary date on which our notice of meeting and related proxy statement were mailed to stockholders in connection with the previous year’s annual meeting of stockholders. The notice must contain the information required by the bylaws, including information regarding the proposal and the proponent.

Special Meetings of Stockholders. Our bylaws provide that special meetings of stockholders may be called at any time by only the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors, or in their absence or disability, by any vice president.

Exclusive Forum Provision. Our certificate of incorporation provides that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law (the “DGCL”), or our certificate of incorporation or the bylaws, and (iv) any action asserting a claim against us governed by the internal affairs doctrine. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, a court could find these provisions of our certificate of incorporation to be inapplicable or unenforceable in respect of one or more of the specified types of actions or proceedings, which may require us to incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

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Amendment of Bylaws. Our stockholders may amend any provisions of our bylaws by obtaining the affirmative vote of the holders of a majority of each class of issued and outstanding shares of our voting securities, at a meeting called for the purpose of amending and/or restating our bylaws.

Preferred Stock. Our certificate of incorporation authorizes our Board of Directors to create and issue rights entitling our stockholders to purchase shares of our stock or other securities. The ability of our board to establish the rights and issue substantial amounts of preferred stock without the need for stockholder approval may delay or deter a change in control of us. See “Preferred Stock” above.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Transfer Online, 512 SE Salmon Street, Portland, Oregon 97214. Their telephone number is (503) 227 2950, their fax number is (503) 227 6874, and their website is transferonline.com.

Listing

We have applied to list our common stock on the Nasdaq Capital Market under the symbol “AMMA.”

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock, and we cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Future sales of our common stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time. As described below, only a limited number of shares will be available for sale shortly after this offering, due to contractual and legal restrictions on resale. Nevertheless, sales of our common stock in the public market after such restrictions lapse, or the perception that those sales may occur, could adversely affect the prevailing market price at such time and our ability to raise equity capital in the future.

Following the completion of this offering, and after giving effect to the acquisition of the Target Companies and the purchase of Hoss and Louis Neglia which will occur upon the completion of this offering, based on the number of shares of our capital stock outstanding as of June 30, 2016, we will have a total of 10,000,000 shares of our common stock outstanding assuming the maximum amount is sold in the offering. Of these outstanding shares, all of the shares of common stock sold in this offering will be freely tradable, except that any shares purchased in this offering by our affiliates, as that term is defined in Rule 144 under the Securities Act, would be able to be sold only in compliance with the Rule 144 limitations described below.

The remaining outstanding shares of our common stock will be deemed “restricted securities” as defined in Rule 144. Restricted securities may be sold in the public market only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which rules are summarized below. In addition, holders of holders of 1% or more of our common stock have entered into lock-up agreements with us under which they have agreed, subject to specific exceptions, not to sell any of our stock for at least 180 days following the date of this prospectus, as described below. As a result of these agreements, subject to the provisions of Rule 144 or Rule 701, shares will be available for sale in the public market as follows:

•	beginning on the date of this prospectus, the 3,333,333 shares of common stock sold in this offering will be immediately available for sale in the public market;
•	beginning 181 days after the date of this prospectus, 6,666,667 additional shares of common stock will become eligible for sale in the public market, of which 1,377,531 shares will be held by affiliates and subject to the volume and other restrictions of Rule 144, as described below; and
•	the remainder of the shares of common stock will be eligible for sale in the public market from time to time thereafter, subject in some cases to the volume and other restrictions of Rule 144, as described below.

Lock-Up Agreements

We, our officers and directors and holders of 3% or more of our common stock have agreed that, subject to certain exceptions and under certain conditions, for a period of 180 days after the date of this prospectus, we and they will not, without the prior written consent of the selling agent, Network 1 Financial Securities, Inc., dispose of or hedge any shares or any securities convertible into or exchangeable for shares of our capital stock. The selling agent may, in its discretion, release any of the securities subject to these lock-up agreements at any time.

The restrictions described in the immediately preceding paragraph do not apply to:

•	bona fide gifts;
•	the transfer by a security holder of our common stock to any immediate family member of the security holder or any trust for the direct or indirect benefit of the security holder or the immediate family of the security holder;

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•	transfers of our common stock by operation of law, including domestic relations orders;
•	transfers by testate succession or intestate distribution;

•	a forfeiture of shares of common stock or other securities solely to us in a transaction exempt from Section 16(b) of the Exchange Act in connection with the payment of taxes due upon the exercise of options to purchase our common stock or vesting of our securities pursuant to our 2016 Equity Incentive Plan;
•	transfers of our common stock by a security holder as a distribution to limited partners, members, stockholders or other security holders or, if the security holder is a trust, to the beneficiaries of the by a security holder;
•	transfers of our common stock by a security holder to the security holder’s affiliates or to any investment fund or other entity controlled or managed by, or under common control or management by, the security holder;
•	the sale of shares of common stock purchased by a security holder on the open market if (i) such sales are not required during the lock-up period to be reported in any public report or filing with the SEC or otherwise and (ii) the security holder does not otherwise voluntarily effect any public filing or report regarding such sales during the lock-up period; and
•	the exercise of stock options granted pursuant to the Company’s equity incentive plans or warrants to purchase Common Stock, so long as the shares of common stock received upon such exercise remain subject to the terms of the lock-up agreement.

In the event that any of our officers or directors or a person or group (as such term is used in Section 13(d)(3) of the Exchange Act) that is the record or beneficial owner of one percent (aggregating ownership of affiliates) or more of our capital stock is granted an early release, then each person or group who has executed a lock-up agreement automatically will be granted an early release from its obligations under the lock-up agreement on a pro rata basis.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell those shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person would be entitled to sell those shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell upon expiration of the lock-up agreements described above, within any three-month period, a number of shares that does not exceed the greater of:

•	1% of the number of shares of our common stock then outstanding, which will equal approximately 82,500 shares immediately after this offering; or
•	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

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Rule 701

Rule 701 generally allows a stockholder who purchased shares of our common stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of our company during the immediately preceding 90 days to sell these shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. Rule 701 also permits affiliates of our company to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required by that rule to wait until 90 days after the date of this prospectus before selling those shares pursuant to Rule 701.

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PLAN OF DISTRIBUTION

We have entered into a selling agent agreement with Network 1 Financial Securities, Inc., (the “selling agent”) to conduct this offering on a “best efforts” basis. The offering is being made without a firm commitment by the selling agent, which has no obligation or commitment to purchase any of our shares. Accordingly, pursuant to the selling agent agreement, we will sell to investors that complete a subscription agreement with us up to the 3,333,333 shares offered hereby.

The selling agent is an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any commissions received by it and any profit realized on the sale of the securities by them while acting as principal would be deemed to be underwriting discounts or commissions under the Securities Act. The Selling Agent is required to comply with the requirements of the Securities Act and the Exchange Act including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of common shares by the selling agent. Under these rules and regulations, the selling agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

The selling agent agreement provides that the obligation of the selling agent to arrange for the offer and sale of the shares of our common stock, on a best efforts basis, is subject to certain conditions precedent, including but not limited to (i) receipt of a listing approval letter from the Nasdaq Capital Market, (ii) delivery of legal opinions, and (iii) delivery of auditor comfort letters. The selling agent is under no obligation to purchase any shares of our common stock for its own account. Since this offering is being conducted by the selling agent on a “best efforts” basis, there can be no assurance that the minimum offering contemplated hereby will ultimately be completed. The selling agent may, but is not obligated to, retain other selected dealers that are qualified to offer and sell the shares and that are members of the Financial Industry Regulatory Authority, Inc. The selling agent proposes to offer the shares to investors at the offering price, and will receive the selling agent commissions, set forth on the cover of this prospectus. The gross proceeds of this offering will be deposited at Signature Bank, New York, New York in an escrow account established by us, until we have sold a minimum of 1,111,111 shares of common stock and otherwise satisfy the listing conditions to trade our common stock on the Nasdaq Capital Market. Once we satisfy the minimum stock sale and Nasdaq listing conditions, the funds will be released to us.

We anticipate the shares of our common stock will be listed on the Nasdaq Capital Market under the symbol “AMMA.” In order to list, the Nasdaq Capital Market requires that, among other criteria, at least 1,111,111 publicly-held shares of our common stock be outstanding, the shares be held in the aggregate by at least 300 round lot holders, the market value of the publicly-held shares of our common stock be at least $15.0 million, our stockholders’ equity after giving effect to the sale of our shares in this offering be at least $4.0 million, the bid price per share of our common stock be $4.00 or more, and there be at least three registered and active market makers for our common stock.

The following table and the three succeeding paragraphs summarize the selling agent compensation and estimated expenses we will pay.

	Public Offering Price	Selling Agent Commissions(1)	Proceeds to Us, Before Expenses
Per share	$4.50	$0.34	$4.16
Total minimum offering	$5,000,000	$375,000	$4,625,000
Total maximum offering	$15,000,000	$1,125,000	$13,875,000

(1)           Consists of a selling agent commission of 6.5% and an advisory fee of 1.0% of the gross proceeds raised in this offering. We have also agreed to reimburse the selling agent for expenses incurred relating to the offering, including all actual fees and expenses incurred by the selling agent in connection with, among other things, due diligence costs, the selling agent’s “road show” expenses, and the fees and expenses of the selling agent’s counsel which, in the aggregate, shall not exceed $50,000. We estimate that the total expenses of this offering, excluding selling agent commissions described above, will be approximately $400,000 if all 3,333,333 shares are sold.

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As additional compensation to the selling agent, upon consummation of this offering, we will issue to the selling agent or their designees warrants to purchase an aggregate number of shares of our common stock equal to 10% of the number of shares of common stock issued in this offering, at an exercise price per share equal to 165.0% of the offering price (the “Selling Agent Warrants”). The Selling Agent Warrants and the underlying shares of common stock will not be exercised, sold, transferred, assigned, or hypothecated or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the Selling Agent Warrants by any person for a period of 180 days from the effective date of the registration statement for this offering in accordance with FINRA Rule 5110. The Selling Agent Warrants will expire on the fifth anniversary of the effective date of the registration statement for this offering.

A prospectus in electronic format may be made available on the website maintained by the selling agent, or selling group members, if any, participating in the offering. The selling agent may agree to allocate a number of shares to selling group members for sale to their online brokerage account holders. Online distributions will be allocated by the selling agent, and selling group members, if any, that may make online distributions on the same basis as other allocations.

We have agreed that we will not: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of our company or any securities convertible into or exercisable or exchangeable for shares of capital stock of our company; (ii) file or cause to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of our company or any securities convertible into or exercisable or exchangeable for shares of capital stock of our company; or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of our company, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of capital stock of our company or such other securities, in cash or otherwise, in each case without the prior consent of the selling agent for a period of twelve months after the date of this prospectus, other than (A) the shares of our common stock to be sold hereunder, (B) the issuance by us of shares of our common stock upon the exercise of a stock option or warrant or the conversion of a security outstanding on the date of this offering, hereafter issued pursuant to our currently existing or hereafter adopted equity compensation plans or employment or consulting agreements or arrangements of which the representative has been advised in writing or which have been filed with the Commission or (C) the issuance by us of stock options or shares of capital stock of our company under any currently existing or hereafter adopted equity compensation plan or employment/consulting agreements or arrangements of our company.

The selling agent agreement provides that we will indemnify the selling agent against certain liabilities, including liabilities under the Securities Act, or contribute to payments the selling agent may be required to make in respect thereof.

We have applied to have our common stock approved for listing on the Nasdaq Capital Market under the symbol “AMMA.” If the application is approved, we anticipate that trading on the Nasdaq Capital Market will commence on the day following the completion of the offering made by this prospectus. We will not complete this offering without a listing approval letter from the Nasdaq Capital Market. Our receipt of a listing approval letter is not the same as an actual listing on the Nasdaq Capital Market. The listing approval letter will serve only to confirm that, if we sell a number of shares in this best efforts offering sufficient to satisfy applicable listing criteria, our common stock will in fact be listed.

Prior to this offering, there has been no public market for our common stock. The initial public offering price has been determined by negotiations between us and the selling agent. In determining the offering price, we and the selling agent have considered a number of factors including:

·	the information set forth in this prospectus and otherwise available to the selling agent;

·	our prospects and the history and prospects for the industry in which we compete;

·	an assessment of our management;

·	our prospects for future earnings;

·	the general condition of the securities markets at the time of this offering;

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·	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

·	other factors deemed relevant by the selling agent and us.

Neither we nor the selling agent can assure investors that an active trading market will develop for shares of our common stock, or that the shares will trade in the public market at or above the initial public offering price.

LEGAL MATTERS

The validity of the common stock being offered hereby and other certain legal matters will be passed upon for us by Mazzeo Song P.C. Certain legal matters will be passed upon for the selling agent by Magri Law, LLC.

EXPERTS

Friedman LLP, our independent registered public accounting firm, has audited our financial statements from our inception on February 12, 2015 through December 31, 2015, as set forth in their report. Friedman LLP has also audited the financial statements of each of the Target Companies for each of the years ended December 31, 2015 and 2014, as set forth in their report. We have included our financial statements and the financial statements of each of the Target Companies in the prospectus and elsewhere in the registration statement in reliance on Friedman LLP’s report, given on their authority as experts in accounting and auditing.

The current address of Friedman LLP is 1700 Broadway, New York, New York 10019.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to our common stock offered hereby. This prospectus, which forms part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information about us and our common stock, we refer you to the registration statement and the exhibits and schedules to the registration statement filed as part of the registration statement. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit are qualified in all respects by reference to the actual text of the exhibit. You may read and copy the registration statement, including the exhibits and schedules to the registration statement, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC and from which you can electronically access the registration statement, including the exhibits and schedules to the registration statement.

As a result of the offering, we will become subject to the full informational requirements of the Exchange Act. We will fulfill our obligations with respect to such requirements by filing periodic reports and other information with the SEC. We intend to furnish our stockholders with annual reports containing financial statements certified by an independent registered public accounting firm. We also maintain a website at www.alliancemma.com. Information on, or accessible through, our website is not a part of this prospectus.

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F-1

F-2

F-3

ALLIANCE MMA, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

F-4

ALLIANCE MMA, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2015

F-5

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Management of
Alliance MMA, Inc.

We have audited the accompanying balance sheet of Alliance MMA, Inc. (the “Company”) as of December 31, 2015, and the related statements of operations, stockholders’ deficit, and cash flows for the period from February 12, 2015 (inception) to December 31, 2015. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2015, and the results of its operations and its cash flows for the period from February 12, 2015 (inception) to December 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s losses, negative cash flows from operations and working capital deficit raise substantial doubt its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Friedman LLP

Marlton, New Jersey

May 12, 2016

F-6

ALLIANCE MMA, INC.

BALANCE SHEET

DECEMBER 31, 2015

2015
ASSETS
CURRENT ASSETS
Deferred offering expenses	25,000
Total current assets	25,000

TOTAL ASSETS	$25,000

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accrued expenses	$52,717
Related party - note payable	353,450
TOTAL CURRENT LIABILITIES	406,167

TOTAL LIABILITIES	406,167

STOCKHOLDERS’ DEFICIT
Preferred Stock, $.001 par value; 5,000,000 shares authorized at December 31, 2015; nil shares issued and outstanding.	-
Common stock, $.001 par value; 45,000,000 shares authorized 5,289,136 shares issued and outstanding	5,289
Accumulated deficit	(386,456)
TOTAL STOCKHOLDERS’ DEFICIT	(381,167)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$25,000

The accompanying notes are an integral part of these financial statements

F-7

ALLIANCE MMA, INC.

STATEMENT OF OPERATIONS

FROM FEBRUARY 12, 2015 (INCEPTION) THROUGH DECEMBER 31, 2015

2015

OPERATING EXPENSES
General and administrative expenses	$42,027
Professional and consulting fees	344,429
Total Operating Expenses	386,456

NET LOSS APPLICABLE TO COMMON SHARES	$(386,456)

WEIGHTED AVERAGE OF COMMON SHARES OUTSTANDING
BASIC AND DILUTED	5,289,136

NET LOSS PER BASIC AND DILUTED SHARES	$(0.07)

The accompanying notes are an integral part of these financial statements

F-8

ALLIANCE MMA, INC.

STATEMENT OF CASH FLOWS

FROM FEBRUARY 12, 2015 (INCEPTION) THROUGH DECEMBER 31, 2015

2015

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(386,456)

Changes in assets and liabilities:
Deferred offering costs	(25,000)
Accrued expenses	52,717

Net cash used in operating activities	(358,739)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	353,450
Proceeds from issuing founders shares	5,289

Net cash provided by financing activities	358,739

INCREASE IN CASH	-

CASH - BEGINNING OF YEAR	-

CASH - END OF YEAR	$-

The accompanying notes are an integral part of these financial statements

F-9

ALLIANCE MMA, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

FROM FEBRUARY 12, 2015 (INCEPTION) THROUGH DECEMBER 31, 2015

	Preferred Stock		Common Stock		Additional
					Paid-in	Retained
	Shares	Amount	Shares	Amount	Capital	Earnings	Total

Balance, February 12, 2015	-	$-	-	$-	$-	$-	$-

Founders shares	-	-	5,289,136	5,289	-	-	5,289

Net loss						(386,456)	(386,456)

Balance, December 31, 2015	-	$-	5,289,136	$5,289	$-	$(386,456)	$(381,167)

The accompanying notes are an integral part of these financial statements

F-10

ALLIANCE MMA, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2015

NOTE 1 – DESCRIPTION OF BUSINESS

Nature of Business

Alliance MMA, Inc. was formed in Delaware on February 12, 2015 to acquire the businesses of the following:

•	CFFC Promotions, LLC;
•	Hoosier Fight Club Promotions, LLC;
•	Punch Drunk Inc., also known as Combat Games MMA;
•	Bang Time Entertainment, LLC DBA Shogun Fights;
•	Cagetix LLC; and
•	V3, LLC.

In addition the Company plans to merge with Go Fight Net, Inc a leading MMA video production and distribution Company. Cagetix LLC is a leading MMA ticketing platform. We refer to the aforementioned companies as the Target Companies. By combining the Target Companies, Alliance intends to create a developmental league for professional MMA fighters and the premier feeder organization to the Ultimate Fighting Championship, or the UFC, the sports largest mixed martial arts promotion company featuring most of the top-ranked fighters in world as well as other premier MMA promotions such as Bellator. Under the Alliance MMA umbrella, the Target Company promotions and other regional MMA promotions we intend to acquire over time will discover and cultivate the next generation of UFC and other premier MMA promotion champions, while at the same time generating live original media content, attracting an international fan base, and generating sponsorship revenue for our live MMA events and professional fighters. For accounting and reporting purposes, Alliance has been identified as the accounting acquirer of each of the Target Companies. In addition, each of the Target Companies has been identified as an accounting co-predecessor to the Company.

NOTE 2 – LIQUIDITY AND GOING CONCERN

These financial statements have been prepared on the basis that the Company is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred losses since inception, generates no operating revenue, and as reflected in the accompanying financial statements, includes net loss applicable to common stockholders of $386,456 for the period ended December 31, 2015.

We plan to raise capital through a public offering of our common stock, which we anticipate will be completed in the second half of 2016. Upon completion of the offering, Alliance will acquire the operating businesses of the Target Companies. Our management believes that the revenue generated by these businesses, together with the net proceeds of the offering, will provide Alliance with sufficient capital to fund our operations; however, management cannot provide any assurances that the offering will be completed or that we will be able to obtain additional capital if our operating revenue and the proceeds of the offering are not sufficient to fund our operations.

The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

F-11

ALLIANCE MMA, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2015

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Use of Estimates

The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Certain of our estimates, including evaluating the collectability of accounts receivable, could be affected by external conditions, including those unique to our industry, and general economic conditions. It is possible that these external factors could have an effect on our estimates that could cause actual results to differ from our estimates. We re-evaluate all of our accounting estimates at least quarterly based on these conditions and record adjustments when necessary.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date.

A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

F-12

ALLIANCE MMA, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2015

NOTE 4 – Deferred OFFERING COSTS

During 2015, the Company incurred $25,000 related to legal services in relation to its Form S-1 Registration Statement.  As such, these expenses were deferred for reporting purposes at December 31, 2015.

NOTE 5 – INCOME TAXES

December 31, 2015

Deferred tax assets	$135,260
Deferred tax valuation allowance	(135,260)

Net deferred tax assets	$-

NOTE 6 – RELATED PARTY NOTE PAYABLE

In February 2015, we entered into a loan agreement with Ivy Equity Investors, LLC, an affiliate of our founder Mr. Joseph Gamberale, and at the time the note was entered into our sole director, pursuant to which Ivy would advance up to $500,000 to satisfy our start up expenses, including professional fees incurred with this offering and expenses incident to the Target Company transactions.  This loan is evidenced by an unsecured promissory note which bears interest at the rate of 6% per annum.  On March 1, 2015, $5,289 which represents the par value of the shares issued to the founding stockholders was applied to reduce the outstanding principal and accrued interest on the note.  The principal amount owing under the note as of December 31, 2015 was $ 353,450.  The note matures on the earlier of the closing of the offering made by this prospectus or January 1, 2017. We anticipate paying off the note in full at the closing of the offering from the net proceeds available to us. The accrued interest on this note as of December 31, 2015 was $ 8,127.

NOTE 7 – STOCKHOLDERS’ EQUITY

There were 5,000,000 shares of preferred stock authorized, with nil shares issued and outstanding at December 31, 2015.

There were 45,000,000 shares of common stock authorized, with 5,289,136 shares issued and outstanding at December 31, 2015.

F-13

ALLIANCE MMA, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2015

NOTE 8 – SUBSEQUENT EVENTS

The related party note payable increased by the amount $147,201 to the new balance of $500,651 as of April 15, 2016.

On May 1, 2016, the related party note payable was amended and restated to permit an aggregate borrowing of up to $600,000.

F-14

ALLIANCE MMA, INC.

CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2016

(UNAUDITED)

F-15

ALLIANCE MMA, INC.

CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2016

(UNAUDITED)

F-16

ALLIANCE MMA, INC.

CONDENSED BALANCE SHEETS

(UNAUDITED)

	June 30,	December 31,
	2016	2015
ASSETS

CURRENT ASSETS
Cash	$16,266	$-
Deferred offering costs	25,000	25,000
Deposit media library	15,500	-
Total current assets	56,766	25,000

TOTAL ASSETS	$56,766	$25,000

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accrued expenses	$46,723	$52,717
Related party - note payable	615,151	353,450
Total current liabilities	661,874	406,167

TOTAL LIABILITIES	661,874	406,167

STOCKHOLDERS’ DEFICIT
Preferred Stock, $.001 par value; 5,000,000 shares authorized at June 30, 2016 and December 31, 2015; nil shares issued and outstanding	-	-
Common stock, $.001 par value; 45,000,000 shares authorized at June 30, 2016 and December 31, 2015; 5,289,136 shares issued and outstanding, respectively	5,289	5,289
Accumulated deficit	(610,397)	(386,456)
TOTAL STOCKHOLDERS’ DEFICIT	(605,108)	(381,167)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$56,766	$25,000

The accompanying notes are an integral part of these unaudited condensed financial statements

F-17

ALLIANCE MMA, INC.

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	FOR THE SIX MONTHS ENDED JUNE 30,		FOR THE THREE MONTHS ENDED JUNE 30,
	2016	2015	2016	2015

OPERATING EXPENSES
General and administrative expenses	$41,530	$5,476	$27,254	$1,881
Professional and consulting fees	182,411	126,500	80,000	49,500
Total Operating Expenses	(223,941)	(131,976)	107,254	51,381

NET INCOME LOSS	$(223,941)	$(131,976)	$(107,254)	$(51,381)

The accompanying notes are an integral part of these unaudited condensed financial statements

F-18

ALLIANCE MMA, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	FOR THE SIX MONTHS ENDED JUNE 30,
	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(223,941)	$(131,976)

Adjustments to reconcile net loss to net cash provided by operating activities:

Changes in assets and liabilities:
Deposit media library	(15,500)	-
Accounts payable	(5,994)	5,477

Net cash used in operating activities	(245,435)	(126,499)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	261,701	121,210
Proceeds from issuing founders shares	-	5,289

Net cash provided by financing activities	261,701	126,499

INCREASE IN CASH	16,266	-

CASH - BEGINNING OF PERIOD	-	-

CASH - END OF PERIOD	$16,266	$-

The accompanying notes are an integral part of these unaudited condensed financial statements

F-19

ALLIANCE MMA, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1 – DESCRIPTION OF BUSINESS

Nature of Business

Alliance MMA, Inc. was formed in Delaware on February 12, 2015 to acquire the businesses of the following:

•	CFFC Promotions, LLC;

•	Hoosier Fight Club Promotions, LLC;

•	Punch Drunk Inc., also known as Combat Games MMA;

•	Bang Time Entertainment, LLC DBA Shogun Fights;

•	Cagetix LLC; and

•	V3, LLC.

In addition the Company plans to merge with Go Fight Net, Inc a leading MMA video production and distribution Company. Cagetix LLC is a leading MMA ticketing platform. We refer to the aforementioned companies as the Target Companies. By combining the Target Companies, Alliance intends to create a developmental league for professional MMA fighters and the premier feeder organization to the Ultimate Fighting Championship, or the UFC, the sports largest mixed martial arts promotion company featuring most of the top-ranked fighters in world as well as other premier MMA promotions such as Bellator. Under the Alliance MMA umbrella, the Target Company promotions and other regional MMA promotions we intend to acquire over time will discover and cultivate the next generation of UFC and other premier MMA promotion champions, while at the same time generating live original media content, attracting an international fan base, and generating sponsorship revenue for our live MMA events and professional fighters.

NOTE 2 – LIQUIDITY AND GOING CONCERN

These financial statements have been prepared on the basis that the Company is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred losses since inception, generates no operating revenue, and as reflected in the accompanying financial statements, includes a net loss of $223,941 for the period ended June 30, 2016 and an accumulated deficit of $605,108 at June 30, 2016.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from additional common stock issuances. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

F-20

ALLIANCE MMA, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 2 – LIQUIDITY AND GOING CONCERN (CONTINUED)

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying unaudited condensed financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements are prepared in accordance with Rule 8-01 of Regulation S-X of the Securities Exchange Commission (“SEC”).

Accordingly, certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”) have been condensed or omitted pursuant to such rules and regulations. However, we believe that the disclosures included in these unaudited condensed financial statements are adequate to make the information presented not misleading. The unaudited condensed financial statements included in this document have been prepared on the same basis as the annual financial statements, and in our opinion reflect all adjustments, which include normal recurring adjustments necessary for a fair presentation in accordance with US GAAP and SEC regulations for interim financial statements. The results for the six months ended June 30, 2016 and 2015 are not necessarily indicative of the results that we will have for any subsequent period.  These unaudited condensed financial statements should be read in conjunction with the audited financial statements and the notes to those statements for the year ended December 31, 2015.

Use of Estimates

The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Certain of our estimates could be affected by external conditions, including those unique to our industry, and general economic conditions. It is possible that these external factors could have an effect on our estimates that could cause actual results to differ from our estimates. We re-evaluate all of our accounting estimates at least quarterly based on these conditions and record adjustments when necessary.

F-21

ALLIANCE MMA, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date.

A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

NOTE 4 – DEPOSIT Media Library

On March 1, 2016, the Company entered into an agreement to purchase the MMA and kickboxing video libraries of Louis Neglia’s Martial Arts Karate, Inc. related to the Louis Neglia’s Ring of Combat and Louis Neglia’s Kickboxing events and shows. The purchase agreement also included a right of first refusal to acquire the rights to all future Louis Neglia MMA and kickboxing events. The total consideration we will pay to acquire the rights to the MMA and kickboxing event libraries is $155,000. The closing date for the purchase shall take place concurrently with the closing of an anticipated offering of our common stock. The initial deposit was made on March 18, 2016 in the amount of $15,500.

NOTE 5 – Deferred OFFERING COSTS

During 2015, the Company incurred $25,000 related to legal services in relation to its Form S-1 Registration Statement.  As such, these expenses were deferred for reporting purposes at June 30, 2016 and December 31, 2015.

F-22

ALLIANCE MMA, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 6 – INCOME TAXES

	June 30, 2016	December 31, 2015

Deferred tax assets	$176,100	$135,260
Deferred tax valuation allowance	(176,100)	(135,260)

Net deferred tax assets	$-	$-

NOTE 7 – RELATED PARTY NOTE PAYABLE

In February 2015, we entered into a loan agreement with Ivy Equity Investors, LLC, an affiliate of our founder Mr. Joseph Gamberale, and at the time the note was entered into our sole director, pursuant to which Ivy would advance up to $500,000 to satisfy our startup expenses, including professional fees incurred with this offering and expenses incident to the Target Company transactions. This loan is evidenced by an unsecured promissory note which bears interest at the rate of 6% per annum. On March 1, 2015, $5,289 which represents the par value of the shares issued to the founding stockholders was applied to reduce the outstanding principal and accrued interest on the note.

On July 20, 2016, this note was amended and restated a second time to permit an aggregate borrowing of up to $1,000,000. This loan is evidenced by an unsecured promissory note that bears interest at the rate of 6% per annum. The principal amount plus accrued interest owing under the note as of December 31, 2015 was $353,450. At June 30, 2016, the principal amount was $615,151. The note matures on the earlier of the closing of the offering made by this prospectus or January 1, 2017. We anticipate paying off the note in full upon the completion of the offering from the net proceeds available to us. We believe that the terms of this note are comparable to those that we would have paid under a similar loan agreement with an unrelated third party. The accrued interest on this note as of June 30, 2016 and December 31, 2015 was $22,222 and $18,701, respectively.

NOTE 8 – STOCKHOLDERS’ EQUITY

There were 5,000,000 shares of preferred stock authorized, with no shares issued and outstanding at June 30, 2016 and December 31, 2015.

There were 45,000,000 shares of common stock authorized, with 5,289,136 shares issued and outstanding at June 30, 2016 and December 31, 2015.

NOTE 9 – SUBSEQUENT EVENTS

The related party note payable increased by the amount $85,000 to the new balance of $700,151 as of August 12, 2016. On July 20, 2016, the note was amended and restated to provide for borrowings up to $1,000,000.

F-23

CFFC PROMOTIONS, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

F-24

CFFC PROMOTIONS, LLC

FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

F-25

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Management of
CFFC Promotions, LLC

We have audited the accompanying balance sheet of CFFC Promotions, LLC (the “Company”) as of December 31, 2015 and 2014, and the statements of operations, members’ deficiency, and cash flows for the years then ended. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Friedman LLP

Marlton, New Jersey

May 12, 2016

F-26

CFFC PROMOTIONS, LLC

BALANCE SHEETS

DECEMBER 31, 2015 AND 2014

	2015	2014
ASSETS
CURRENT ASSETS
Cash	$6,006	$3,065
Accounts receivable, net	10,500	-
Total current assets	16,506	3,065

Property and equipment - net	5,807	8,486

TOTAL ASSETS	$22,313	$11,551

LIABILITIES AND MEMBERS’ DEFICIENCY

CURRENT LIABILITIES
Accrued expenses	$23,650	$-
Related party note payable - short term	-	36,000
Total current liabilities	23,650	36,000

LONG TERM LIABILITIES
Related party note payable - long term	67,000	46,000
	67,000	46,000

TOTAL LIABILITIES	90,650	82,000

Members’ deficit	(68,337)	(70,449)

TOTAL LIABILITIES AND MEMBERS’ DEFICIENCY	$22,313	$11,551

 The accompanying notes are an integral part of these financial statements

F-27

CFFC PROMOTIONS, LLC
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	2015	2014

REVENUE	$709,468	$626,835

COST OF REVENUE	533,628	532,761

GROSS PROFIT	175,840	94,074

OPERATING EXPENSES
General and administrative expenses	84,584	108,525
Bad debt expense	22,625	-
Professional and consulting fees	49,300	18,721
Depreciation	2,679	1,600
Total Operating Expenses	159,188	128,846

NET INCOME (LOSS)	$16,652	$(34,772)

 The accompanying notes are an integral part of these financial statements

F-28

CFFC PROMOTIONS, LLC
STATEMENT OF MEMBERS’ DEFICIENCY
FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2015

Total

Balance, January 1, 2014	$-

Net Loss	(34,772)

Distributions	(63,372)

Contributions	27,695

Balance, December 31, 2014	(70,449)

Net Income	16,652

Distributions	(14,540)

Balance, December 31, 2015	$(68,337)

 The accompanying notes are an integral part of these financial statements

F-29

CFFC PROMOTIONS, LLC
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$16,652	$(34,772)

Adjustments to reconcile net income (loss) to cash
provided by operating activities:
Bad debt expense	22,625	-
Depreciation	2,679	1,600

Changes in assets and liabilities:
Accounts receivable	(33,125)	-
Accrued expenses	23,650	-

Net cash provided by (used in) operating activities	32,481	(33,172)

CASH FLOWS FROM FINANCING ACTIVITIES
Members’ distributions	(14,540)	(63,372)
Members’ contributions	-	17,609
Proceeds from related party	-	100,000
Repayment of related party note payable	(15,000)	(18,000)

Net cash (used in) provided by financing activities	(29,540)	36,237

INCREASE IN CASH	2,941	3,065

CASH - BEGINNING OF YEAR	3,065	-

CASH - END OF YEAR	$6,006	$3,065

SUPPLEMENTAL SCHEDULE OF NONCASH ACTIVITY:
Members’ contribution of equity	$-	$10,086

 The accompanying notes are an integral part of these financial statements

F-30

CFFC PROMOTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 1 – DESCRIPTION OF BUSINESS

Nature of Business

CFFC Promotions, LLC (“CFFC”) promotes mixed martial arts cage fighting in the New York, New Jersey and Pennsylvania area. The Company was formed on January 28, 2014.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

Accounts Receivable

Accounts receivable are stated at the amounts management expects to collect. An allowance for doubtful accounts is recorded based on a combination of historical experience, aging analysis and information on specific accounts. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Management has determined that $22,625 allowance is required at December 31, 2015.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Certain of our estimates, including evaluating the collectability of accounts receivable, could be affected by external conditions, including those unique to our industry, and general economic conditions. It is possible that these external factors could have an effect on our estimates that could cause actual results to differ from our estimates. We re-evaluate all of our accounting estimates at least quarterly based on these conditions and record adjustments when necessary.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Routine maintenance and repairs and minor replacement costs are charged to expense as incurred, while expenditures that extend the life of these assets are capitalized. Depreciation and amortization are provided for in amounts sufficient to write off the cost of depreciable assets to operations over their estimated service lives. The Company uses the same depreciation method for both financial reporting and tax purposes. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation and amortization will be removed from the accounts and the resulting

F-31

CFFC PROMOTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and Equipment (Continued)

profit or loss will be reflected in the statement of income. The estimated lives used to determine depreciation and amortization are:

Equipment	5 - 7 years

Revenue Recognition

The Company records revenue from ticket sales and sponsorship income upon successful completion of the related event, at which time services have been deemed rendered, the sales price is fixed and determinable and collectability is reasonably assured.

Advertising Costs

Advertising costs, which are expensed as incurred, totaled approximately $13,797 and $21,230 for the years ended December 31, 2015 and 2014, respectively.

Income Taxes

The Company has elected to be treated as a pass-through entity for income tax purposes and, as such, is not subject to income taxes. Rather, all items of taxable income, deductions and tax credits are passed through to and are reported by its owners on their respective income tax returns. The Company’s federal tax status as a pass-through entity is based on its legal status as a limited liability company. Accordingly, the Company is not required to take any tax positions in order to qualify as a pass-through entity. The Company is required to file and does file tax returns with the Internal Revenue Service and other taxing authorities. Accordingly, these financial statements do not reflect a provision for income taxes and the Company has no other tax positions, which must be considered for disclosure.

F-32

CFFC PROMOTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 3 – ACCOUNTS RECEIVABLE

Accounts receivable consists of the following at December 31, 2015 and 2014:

	2015	2014

Accounts receivable	33,125	-

Less allowance for doubtful accounts	(22,625)	-

Accounts receivable, net	$10,500	$-

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 2015 and 2014:

	2015	2014

Equipment	10,086	10,086

Less accumulated depreciation	(4,279)	(1,600)

Property and equipment, net	$5,807	$8,486

Depreciation expense for the year ended December 31, 2015 and 2014 was $ 2,679 and $ 1,600, respectively.

F-33

CFFC PROMOTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 5 – RELATED PARTY TRANSACTIONS

On February 1, 2014, the Company entered into a note with Mr. Jerry Colombino for $100,000 and is due on February 1, 2017. In 2014 the short and long term portions are $36,000 and $46,000, respectively. In 2015 the Company paid $15,000 to reduce the Note Payable and agreed to defer all remaining payments until February 1, 2017.  As of December 31, 2015, the Company has classified the remaining $67,000 as long term.

NOTE 6 – SUBSEQUENT EVENTS

The Company has analyzed its operations subsequent to December 31, 2015 through the date of the auditors’ report, and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-34

CFFC PROMOTIONS LLC

CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2016

(UNAUDITED)

F-35

CFFC PROMOTIONS LLC

CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2016

(UNAUDITED)

F-36

CFFC PROMOTIONS LLC

CONDENSED BALANCE SHEETS

(UNAUDITED)

	June 30,	December 31,
	2016	2015
ASSETS

CURRENT ASSETS
Cash	$7,916	$6,006
Accounts receivable, net	5,068	10,500
Total current assets	12,984	16,506

Property and equipment - net	4,901	5,807

TOTAL ASSETS	$17,885	$22,313

LIABILITIES AND MEMBERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses	$23,650	$23,650
Related party note payable	67,000	67,000
Total current liabilities	90,650	90,650

TOTAL LIABILITIES	90,650	90,650

Members’ deficit	(72,765)	(68,337)

TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$17,885	$22,313

The accompanying notes are an integral part of these unaudited condensed financial statements

F-37

CFFC PROMOTIONS LLC

CONDENSED STATEMENTS OF INCOME

(UNAUDITED)

	FOR THE SIX MONTHS ENDED JUNE 30,		FOR THE THREE MONTHS ENDED JUNE 30,
	2016	2015	2016	2015

REVENUE	$311,907	$416,111	$91,738	$181,989

COST OF REVENUE	229,343	281,479	73,547	149,734

GROSS PROFIT	82,564	134,632	18,191	32,255

OPERATING EXPENSES
General and administrative expenses	47,211	56,539	14,145	28,443
Professional and consulting fees	7,500	-	-	-
Depreciation	906	1,340	453	670
Total Operating Expenses	55,617	57,879	14,598	29,113

NET INCOME	$26,947	$76,753	$3,593	$3,142

The accompanying notes are an integral part of these unaudited condensed financial statements

F-38

CFFC PROMOTIONS LLC
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	FOR THE SIX MONTHS ENDED JUNE 30,
	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$26,947	$76,753

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	906	1,340

Changes in assets and liabilities:
Accounts receivable	5,432	(47,975)
Prepaid deposit	-	(4,000)
Net cash provided by operating activities	33,285	26,118

CASH FLOWS FROM FINANCING ACTIVITIES
Members’ distribution	(31,375)	(11,040)
Loans from related parties	-	(12,000)

Net cash used in financing activities	(31,375)	(23,040)

INCREASE IN CASH	1,910	3,078

CASH - BEGINNING OF PERIOD	6,006	3,065

CASH - END OF PERIOD	$7,916	6,143

The accompanying notes are an integral part of these unaudited condensed financial statements

F-39

CFFC PROMOTIONS LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1 – DESCRIPTION OF BUSINESS

Nature of Business

CFFC Promotions LLC (“CFFC”) promotes mixed martial arts cage fighting in the New York, New Jersey and Pennsylvania tri-state area. The Company was formed on January 28, 2014.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements are prepared in accordance with Rule 8-01 of Regulation S-X of the Securities Exchange Commission (“SEC”).

Accordingly, certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”) have been condensed or omitted pursuant to such rules and regulations. However, we believe that the disclosures included in these unaudited condensed financial statements are adequate to make the information presented not misleading. The unaudited condensed financial statements included in this document have been prepared on the same basis as the annual financial statements, and in our opinion reflect all adjustments, which include normal recurring adjustments necessary for a fair presentation in accordance with US GAAP and SEC regulations for interim financial statements. The results for the six months ended June 30, 2016 and 2015 are not necessarily indicative of the results that we will have for any subsequent period. These unaudited condensed financial statements should be read in conjunction with the audited financial statements and the notes to those statements for the year ended December 31, 2015.

Accounts Receivable

Accounts receivable are stated at the amounts management expects to collect. An allowance for doubtful accounts is recorded based on a combination of historical experience, aging analysis and information on specific accounts. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Management has determined that $22,625 allowance is required at June 30, 2016 and December 31, 2015.

F-40

CFFC PROMOTIONS LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of the unaudited condensed financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Certain of our estimates, including evaluating the collectability of accounts receivable, could be affected by external conditions, including those unique to our industry, and general economic conditions. It is possible that these external factors could have an effect on our estimates that could cause actual results to differ from our estimates. We re-evaluate all of our accounting estimates at least quarterly based on these conditions and record adjustments when necessary.

Revenue Recognition

The Company records revenue from ticket sales and sponsorship income upon successful completion of the related event, at which time services have been deemed rendered, the sales price is fixed and determinable and collectability is reasonably assured.

Advertising Costs

Advertising costs, which are expensed as incurred, totaled approximately $3,527 and $260 for the period ended June 30, 2016 and 2015, respectively.

F-41

CFFC PROMOTIONS LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The Company has elected to be treated as a pass-through entity for income tax purposes and, as such, is not subject to income taxes. Rather, all items of taxable income, deductions and tax credits are passed through to and are reported by its owners on their respective income tax returns. The Company’s federal tax status as a pass-through entity is based on its legal status as a limited liability company. Accordingly, the Company is not required to take any tax positions in order to qualify as a pass-through entity. The Company is required to file and does file tax returns with the Internal Revenue Service and other taxing authorities. Accordingly, these unaudited condensed financial statements do not reflect a provision for income taxes and the Company has no other tax positions, which must be considered for disclosure.

NOTE 3 – ACCOUNTS RECEIVABLE

Accounts receivable consists of the following at:

	June 30, 2016	December 31, 2015

Accounts receivable	27,693	33,125

Less allowance for doubtful accounts	(22,625)	(22,625)

Accounts receivable, net	$5,068	$10,500

F-42

CFFC PROMOTIONS LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment consists of the following at:

	June 30, 2016	December 31, 2015

Equipment	10,086	10,086

Less accumulated depreciation	(5,185)	(4,279)

Property and equipment, net	$4,901	$5,807

Depreciation expense for the period ended June 30, 2016 and 2015 was $906 and $910, respectively.

NOTE 5 – RELATED PARTY TRANSACTIONS

On February 1, 2014, the Company entered into a note with Mr. Jerry Colombino for $100,000 and is due on February 1, 2017. In 2015 the Company paid $15,000 to reduce the Note Payable to $67,000 and agreed to defer all remaining payments until February 1, 2017.  As of June 30, 2016, the Company classified the remaining amount as current.

F-43

HOOSIER FIGHT CLUB PROMOTIONS, LLC

FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

F-44

HOOSIER FIGHT CLUB PROMOTIONS, LLC

FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

F-45

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Member
Hoosier Fight Club Promotions, LLC

We have audited the accompanying balance sheets of Hoosier Fight Club Promotions, LLC (the “Company”) as of December 31, 2015 and 2014, and the statements of income, member’s (deficit) equity, and cash flows for the years then ended. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Friedman LLP

Marlton, New Jersey

May 12, 2016

F-46

HOOSIER FIGHT CLUB PROMOTIONS, LLC
BALANCE SHEETS
DECEMBER 31, 2015 AND 2014

	2015	2014
ASSETS
CURRENT ASSETS
Cash	$7,610	$1,974
Account receivable	2,995	-
	10,605	1,974

Property and equipment - net	534	801

TOTAL ASSETS	$11,139	$2,775

LIABILITIES AND MEMBER’S (DEFICIENCY) EQUITY

CURRENT LIABILITIES
Accrued expenses	9,000
Ticket tax payable	2,185	-
Deferred revenue	7,500	-
TOTAL CURRENT LIABILITIES	18,685	-

TOTAL LIABILITIES	18,685	-

Member’s (deficit) equity	(7,546)	2,775

LIABILITIES AND MEMBER’S (DEFICIENCY) EQUITY	$11,139	$2,775

The accompanying notes are an integral part of these financial statements

F-47

HOOSIER FIGHT CLUB PROMOTIONS, LLC
STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	2015	2014

REVENUE	$172,315	$183,195

COST OF REVENUE	115,010	119,114

GROSS PROFIT	57,305	64,081

OPERATING EXPENSES
General and administrative expenses	8,218	9,025
Professional and consulting fees	21,800	-
Depreciation	267	267
Total Operating Expenses	30,285	9,292

NET INCOME	$27,020	$54,789

The accompanying notes are an integral part of these financial statements

F-48

HOOSIER FIGHT CLUB PROMOTIONS, LLC
STATEMENT OF MEMBER’S (DEFICIENCY) EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2015

Total

Balance, January 1, 2014	$3,432

Net Income	54,789

Distributions	(55,446)

Balance, December 31, 2014	2,775

Net Income	27,020

Contributions	16,680

Distributions	(54,021)

Balance, December 31, 2015	$(7,546)

The accompanying notes are an integral part of these financial statements

F-49

HOOSIER FIGHT CLUB PROMOTIONS, LLC
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$27,020	$54,789

Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	267	267

Changes in assets and liabilities:

Accounts receivable	(2,995)	-
Accrued expenses	9,000	-
Ticket tax payable	2,185	-
Deferred revenue	7,500	-

Net cash provided by operating activities	42,977	55,056

CASH FLOWS FROM FINANCING ACTIVITIES
Member’s distribution	(54,021)	(55,446)
Member’s contribution	16,680	-

Net cash used in financing activities	(37,341)	(55,446)

INCREASE (DECREASE) IN CASH	5,636	(390)

CASH - BEGINNING OF YEAR	1,974	2,364

CASH - END OF YEAR	$7,610	$1,974

The accompanying notes are an integral part of these financial statements

F-50

HOOSIER FIGHT CLUB PROMOTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 1 – DESCRIPTION OF BUSINESS

Nature of Business

Hoosier Fight Club Promotions, LLC was started in the State of Indiana on March 1, 2009. Hoosier Fight Club Promotions, LLC (HFC) continues to work towards rising above the status quo and taking local fight promotions to a higher level. HFC’s focus is on becoming the premier Mixed Martial Arts (MMA) promoter in Northwest Indiana and the Chicagoland markets. The Porter County Expo Center has become home to HFC.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

Accounts Receivable

Accounts receivable are stated at the amounts management expects to collect. An allowance for doubtful accounts is recorded based on a combination of historical experience, aging analysis and information on specific accounts. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Management has determined that no allowance is required at December 31 2015 and 2014.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Certain of our estimates, including evaluating the collectability of accounts receivable, could be affected by external conditions, including those unique to our industry, and general economic conditions. It is possible that these external factors could have an effect on our estimates that could cause actual results to differ from our estimates. We re-evaluate all of our accounting estimates at least quarterly based on these conditions and record adjustments when necessary.

F-51

HOOSIER FIGHT CLUB PROMOTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Routine maintenance and repairs and minor replacement costs are charged to expense as incurred, while expenditures that extend the life of these assets are capitalized. Depreciation and amortization are provided for in amounts sufficient to write off the cost of depreciable assets to operations over their estimated service lives. The Company uses the same depreciation method for both financial reporting and tax purposes. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation and amortization will be removed from the accounts and the resulting profit or loss will be reflected in the statement of income. The estimated lives used to determine depreciation and amortization are:

Equipment	5 years
Computer equipment	3 years

Revenue Recognition

The Company records revenue from ticket sales and sponsorship income upon successful completion of the related event, at which time services have been deemed rendered, the sales price is fixed and determinable and collectability is reasonably assured.

Deferred Revenue

The Company received prepayment for sponsor revenue from a sponsor as the Company requires prepayment before the date of the event. As of December 31, 2015 and December 31, 2014, the Company had deferred revenue of $7,500 and nil, respectively. The Company recognizes revenue and decreases deferred revenue in accordance with its revenue recognition policy.

Income Taxes

The Company has elected to be treated as a pass-through entity for income tax purposes and, as such, is not subject to income taxes. Rather, all items of taxable income, deductions and tax credits are passed through to and are reported by its owners on their respective income tax returns. The Company’s federal tax status as a pass-through entity is based on its legal status as a limited liability company. Accordingly, the Company is not required to take any tax positions in order to qualify as a pass-through entity. The Company is required to file and does file tax returns with the Internal Revenue Service and other taxing authorities. Accordingly, these financial statements do not reflect a provision for income taxes and the Company has no other tax positions, which must be considered for disclosure.

F-52

HOOSIER FIGHT CLUB PROMOTIONS, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 2015 and 2014:

	2015	2014

Equipment	1,335	1,335

Less accumulated depreciation and amortization	(801)	(534)

Property and equipment, net	$534	$801

NOTE 4 – ACCRUED EXPENSES

Accrued expenses consists of the following at December 31, 2015 and 2014:

	2015	2014

Audit fee	9,000	-

Accrued expenses	$9,000	$-

NOTE 5 – SUBSEQUENT EVENTS

The Company has analyzed its operations subsequent to December 31, 2015 through the date of the auditors’ report, and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-53

HOOSIER FIGHT CLUB PROMOTIONS, LLC

CONDENSED FINANCIAL STATEMENTS

JUNE 2016

(UNAUDITED)

F-54

HOOSIER FIGHT CLUB PROMOTIONS, LLC

CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2016

(UNAUDITED)

F-55

HOOSIER FIGHT PROMOTIONS LLC

CONDENSED BALANCE SHEETS

(UNAUDITED)

	June 30,	December 31,
	2016	2015
ASSETS
CURRENT ASSETS
Cash	$11,038	$7,610
Accounts receivable, net	-	2,995
Total current assets	11,038	10,605

Property and equipment - net	400	534

TOTAL ASSETS	$11,438	$11,139

LIABILITIES AND MEMBERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses	$16,500	$9,000
Ticket tax payable	-	2,185
Deferred revenue	8,949	7,500
Total current liabilities	25,449	18,685

TOTAL LIABILITIES	25,449	18,685

Members’ deficit	(14,011)	(7,546)

TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$11,438	$11,139

The accompanying notes are an integral part of these unaudited condensed financial statements

F-56

HOOSIER FIGHT PROMOTIONS LLC

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	FOR THE SIX MONTHS ENDED JUNE 30,		FOR THE THREE MONTHS ENDED JUNE 30,
	2016	2015	2016	2015

REVENUE	$140,362	$87,770	$91,562	$35,325

COST OF REVENUE	100,814	59,639	70,799	26,882

GROSS PROFIT	39,548	28,131	20,763	8,443

OPERATING EXPENSES
General and administrative expenses	8,906	4,358	5,693	869
Professional and consulting fees	7,790	11,800	-	11,800
Depreciation	134	134	67	67
Total Operating Expenses	16,830	16,292	5,760	12,736

NET INCOME (LOSS)	$22,718	$11,839	$15,003	$(4,293)

F-57

HOOSIER FIGHT PROMOTIONS LLC

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	FOR THE SIX MONTHS ENDED JUNE 30,
	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$22,718	$11,839

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	134	134

Changes in assets and liabilities:
Accounts receivable	2,995	-
Accrued expenses	7,500	-
Ticket tax payable	(2,185)	-
Deferred revenue	1,449	-

Net cash provided by operating activities	32,611	11,973

CASH FLOWS FROM FINANCING ACTIVITIES
Members’ distribution	(29,183)	(5,702)

Net cash used in financing activities	(29,183)	(5,702)

INCREASE IN CASH	3,428	6,271

CASH - BEGINNING OF PERIOD	7,610	1,974

CASH - END OF PERIOD	$11,038	$8,245

The accompanying notes are an integral part of these unaudited condensed financial statements

F-58

HOOSIER FIGHT CLUB PROMOTIONS, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1 – DESCRIPTION OF BUSINESS

Nature of Business

Hoosier Fight Club Promotions, LLC was started in the State of Indiana on March 1, 2009. Hoosier Fight Club Promotions (HFC) continues to work towards rising above the status quo and taking local fight promotions to a higher level. HFC’s focus is on becoming the premier Mixed Martial Arts (MMA) promoter in Northwest Indiana and the Chicagoland markets. The Porter County Expo Center has become home to HFC.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements are prepared in accordance with Rule 8-01 of Regulation S-X of the Securities Exchange Commission (“SEC”).

Accordingly, certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”) have been condensed or omitted pursuant to such rules and regulations. However, we believe that the disclosures included in these unaudited condensed financial statements are adequate to make the information presented not misleading. The unaudited condensed financial statements included in this document have been prepared on the same basis as the annual financial statements, and in our opinion reflect all adjustments, which include normal recurring adjustments necessary for a fair presentation in accordance with US GAAP and SEC regulations for interim financial statements. The results for the six months ended June 30, 2016 and 2015 are not necessarily indicative of the results that we will have for any subsequent period. These unaudited condensed financial statements should be read in conjunction with the audited financial statements and the notes to those statements for the year ended December 31, 2015.

Accounts Receivable

Accounts receivable are stated at the amounts management expects to collect. An allowance for doubtful accounts is recorded based on a combination of historical experience, aging analysis and information on specific accounts. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Management has determined that no allowance is required at June 30, 2016 and December 31, 2015.

F-59

HOOSIER FIGHT CLUB PROMOTIONS, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of the unaudited condensed financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the unaudited condensed financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Certain of our estimates, including evaluating the collectability of accounts receivable, could be affected by external conditions, including those unique to our industry, and general economic conditions. It is possible that these external factors could have an effect on our estimates that could cause actual results to differ from our estimates. We re-evaluate all of our accounting estimates at least quarterly based on these conditions and record adjustments when necessary.

Revenue Recognition

The Company records revenue from ticket sales and sponsorship income upon successful completion of the related event, at which time services have been deemed rendered, the sales price is fixed and determinable and collectability is reasonably assured.

Deferred Revenue

The Company received prepayment for sponsor revenue from a sponsor as the Company requires prepayment before the date of the event. As of June 30, 2016 and December 31, 2015, the Company had deferred revenue of $8,949 and $7,500, respectively. The Company recognizes revenue and decreases deferred revenue in accordance with its revenue recognition policy.

F-60

HOOSIER FIGHT CLUB PROMOTIONS, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The Company has elected to be treated as a pass-through entity for income tax purposes and, as such, is not subject to income taxes. Rather, all items of taxable income, deductions and tax credits are passed through to and are reported by its owners on their respective income tax returns. The Company’s federal tax status as a pass-through entity is based on its legal status as a limited liability company. Accordingly, the Company is not required to take any tax positions in order to qualify as a pass-through entity. The Company is required to file and does file tax returns with the Internal Revenue Service and other taxing authorities. Accordingly, these unaudited condensed financial statements do not reflect a provision for income taxes and the Company has no other tax positions, which must be considered for disclosure.

F-61

HOOSIER FIGHT CLUB PROMOTIONS, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment consists of the following at:

	June 30, 2016	December 31, 2015

Equipment	1,335	1,335

Less accumulated depreciation	(935)	(801)

Property and equipment, net	$400	$534

Depreciation expense for the period ended June 30, 2016 and 2015 was $134 and $134, respectively.

F-62

PUNCH DRUNK INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

F-63

PUNCH DRUNK INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

F-64

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of
Punch Drunk Inc.

We have audited the accompanying balance sheets of Punch Drunk Inc. (the “Company”) as of December 31, 2015 and 2014, and the statements of income, changes in retained earnings (deficit), and cash flows for the years then ended. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Friedman LLP

Marlton, New Jersey

May 12, 2016

F-65

PUNCH DRUNK INC.

BALANCE SHEETS

DECEMBER 31, 2015 AND 2014

	2015	2014
ASSETS
CURRENT ASSETS
Cash	$3,829	$7,829
	3,829	7,829

Property and equipment - net	13,009	22,192

TOTAL ASSETS	$16,838	$30,021

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable and accrued expenses	$23,685	$9,673
Customer deposits	-	12,500
Short-term loan from related party	-	5,000
TOTAL CURRENT LIABILITIES	23,685	27,173

TOTAL LIABILITIES	23,685	27,173

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock, $.001 par value; 1,000 shares authorized 1,000 issued shares issued and outstanding	1	1

Retained earnings	(6,848)	2,847
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(6,847)	2,848

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$16,838	$30,021

The accompanying notes are an integral part of these financial statements

F-66

PUNCH DRUNK INC.

STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	2015	2014

REVENUE	$285,415	$197,968

COST OF REVENUE	111,234	83,758

GROSS PROFIT	174,181	114,210

OPERATING EXPENSES
General and administrative expenses	127,111	83,399
Professional and consulting fees	27,780	7,343
Depreciation and amortization	9,183	9,563
Total operating expenses	164,074	100,305

NET INCOME	$10,107	$13,905

The accompanying notes are an integral part of these financial statements

F-67

PUNCH DRUNK INC.

STATEMENT OF CHANGES IN RETAINED EARNINGS (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2015

Total

Balance, January 1, 2014	$9,007

Net Income	13,905

Contributions	29,352

Distributions	(49,417)

Balance, December 31, 2014	2,847

Net Income	10,107

Contributions	3,610

Distributions	(23,412)

Balance, December 31, 2015	$(6,848)

The accompanying notes are an integral part of these financial statements

F-68

PUNCH DRUNK INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$10,107	$13,905

Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	9,183	9,563

Changes in assets and liabilities:

Accounts payable and accrued expenses	14,012	(139)
Customer deposits	(12,500)	-

Net cash provided by operating activities	20,802	23,329

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	-	(8,649)

Net cash used in investing activities	-	(8,649)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from related parties	-	5,000
Repayment to related parties	(5,000)	-
Stockholders’ contributions	3,610	29,352
Stockholders’ distributions	(23,412)	(49,417)

Net cash used in financing activities	(24,802)	(15,065)

DECREASE IN CASH	(4,000)	(385)

CASH - BEGINNING OF YEAR	7,829	8,214

CASH - END OF YEAR	$3,829	$7,829

The accompanying notes are an integral part of these financial statements

F-69

PUNCH DRUNK INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 1 – DESCRIPTION OF BUSINESS

Nature of Business

Punch Drunk Inc., also known as Combat Games MMA, was incorporated in the State of Washington on March 11, 2009. Punch Drunk Inc. continues to work towards rising above the status quo and taking local fight promotions to a higher level. Punch Drunk Inc.’s focus is on becoming the premier Mixed Martial Arts (MMA) promoter in northwest markets.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

Reclassifications

Certain reclassifications have been made to the 2014 financial statements to conform to the 2015 financial statements presentation. These reclassifications had no effect on balance sheet, net earnings or cash flows as previously reported.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Certain of our estimates, including evaluating the collectability of accounts receivable, could be affected by external conditions, including those unique to our industry, and general economic conditions. It is possible that these external factors could have an effect on our estimates that could cause actual results to differ from our estimates. We re-evaluate all of our accounting estimates at least quarterly based on these conditions and record adjustments when necessary.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Routine maintenance and repairs and minor replacement costs are charged to expense as incurred, while expenditures that extend the life of these assets are capitalized. Depreciation and amortization are provided for in amounts sufficient to write off the cost of depreciable assets to operations over their estimated service lives. The Company uses the same depreciation method for both financial reporting and tax purposes. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation and amortization will be removed from the accounts and the resulting profit or loss will be reflected in the statement of income.

F-70

PUNCH DRUNK INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and Equipment (Continued)

The estimated lives used to determine depreciation and amortization are:

Property and Equipment	5-7 years
Vehicles	5 years
Website	3 years

Revenue Recognition

The Company records revenue from ticket sales and sponsorship income upon the successful completion of the related event, at which time services have been deemed rendered, the sales price is fixed and determinable and collectability is reasonably assured. Customer deposits consist of amounts received from the customer for fight promotion and entertainment services to be provided in the next fiscal year. The Company receives these funds and recognizes them as a liability until the services are provided and revenue can be recognized.

Advertising Costs

Advertising costs, which are expensed as incurred, totaled approximately $6,243 and $4,932 for the years ended December 31, 2015 and 2014, respectively.

Income Taxes

The Company is treated as a pass-through entity for income tax purposes and, as such, is not subject to income taxes. Rather, all items of taxable income, deductions and tax credits are passed through to and are reported by its owners on their respective income tax returns. The Company’s federal tax status as a pass-through entity is based on its legal status as a limited liability company. Accordingly, the Company is not required to take any tax positions in order to qualify as a pass-through entity. The Company is required to file and does file tax returns with the Internal Revenue Service and other taxing authorities. Accordingly, these financial statements do not reflect a provision for income taxes and the Company has no other tax positions, which must be considered for disclosure.

F-71

PUNCH DRUNK INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 2015 and 2014:

	2015	2014

Property and equipment	48,634	48,634
Vehicles	6,669	6,669
Website	3,450	3,450
Total Fixed Assets	58,753	58,753

Less accumulated depreciation and amortization	(45,744)	(36,561)

Property and equipment, net	$13,009	$22,192

Depreciation expense for the year ended December 31, 2015 and 2014 was $9,183 and $9,563, respectively.

NOTE 4 – SHORT-TERM LOAN FROM RELATED PARTY

On September 15, 2014, the Company secured a working capital loan in the amount of $5,000 from Jason Robinett, Vice President of Operations.  The interest rate on the loan was zero percent.  The Company repaid this loan in full in March, 2015.

NOTE 5 – SUBSEQUENT EVENTS

The Company has analyzed its operations subsequent to December 31, 2015 through the date of the auditors’ report, and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-72

PUNCH DRUNK INC.

CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2016

(UNAUDITED)

F-73

PUNCH DRUNK INC.

CONDENSED FINANCIAL STATEMENTS

JUNE 2016

(UNAUDITED)

F-74

PUNCH DRUNK INC.

CONDENSED BALANCE SHEETS

(UNAUDITED)

	June 30,	December 31,
	2016	2015
ASSETS

CURRENT ASSETS
Cash	$7,118	$3,829
Total current assets	7,118	3,829

Property and equipment - net	8,925	13,009

TOTAL ASSETS	$16,043	$16,838

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses	$29,489	$23,685
Total current liabilities	29,489	23,685

TOTAL LIABILITIES	29,489	23,685

STOCKHOLDERS’ DEFICIT
Common stock, $.001 par value; 1,000 shares authorized 1,000 issued shares issued and outstanding	1	1

Retained earnings	(13,447)	(6,848)
TOTAL STOCKHOLDERS’ DEFICIT	(13,446)	(6,847)

TOTAL LIABILITIES STOCKHOLDERS’ DEFICIT	$16,043	$16,838

The accompanying notes are an integral part of these unaudited condensed financial statements

F-75

PUNCH DRUNK INC.

CONDENSED STATEMENTS OF INCOME

(UNAUDITED)

	FOR THE SIX MONTHS ENDED JUNE 30,		FOR THE THREE MONTHS ENDED JUNE 30,
	2016	2015	2016	2015

REVENUE	$59,025	$165,505	$59,025	$105,929

COST OF REVENUE	26,128	59,964	26,128	33,574

GROSS PROFIT	32,897	105,541	32,897	72,355

OPERATING EXPENSES
General and administrative expenses	12,983	67,202	10,548	37,041
Professional and consulting fees	8,900	2,280	900	1,140
Depreciation	4,084	4,869	2,040	2,573
Total Operating Expenses	25,967	74,351	13,488	40,754

NET INCOME	$6,930	$31,190	$19,409	$31,601

The accompanying notes are an integral part of these unaudited condensed financial statements

F-76

PUNCH DRUNK INC.

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	FOR THE SIX MONTHS ENDED JUNE 30,
	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$6,930	$30,537

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	4,084	4,869

Changes in assets and liabilities:
Accrued expenses	5,804	(1,649)

Net cash provided by operating activities	16,818	33,757

CASH FLOWS FROM FINANCING ACTIVITIES
Members’ distribution	(15,571)	(16,884)
Members’ contribution	2,042	3,610
Loans from related parties	-	(3,000)

Net cash used in financing activities	(13,529)	(16,274)

INCREASE IN CASH	3,289	17,483

CASH - BEGINNING OF PERIOD	3,829	7,829

CASH - END OF PERIOD	$7,118	$25,312

The accompanying notes are an integral part of these unaudited condensed financial statements

F-77

PUNCH DRUNK INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1 – DESCRIPTION OF BUSINESS

Nature of Business

Punch Drunk Inc., also known as Combat Games MMA, was incorporated in the State of Washington on March 11, 2009. Punch Drunk Inc. continues to work towards rising above the status quo and taking local fight promotions to a higher level. Punch Drunk Inc.’s focus is on becoming the premier Mixed Martial Arts (MMA) promoter in northwest markets.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements are prepared in accordance with Rule 8-01 of Regulation S-X of the Securities Exchange Commission (“SEC”).

Accordingly, certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”) have been condensed or omitted pursuant to such rules and regulations. However, we believe that the disclosures included in these financial statements are adequate to make the information presented not misleading. The unaudited condensed financial statements included in this document have been prepared on the same basis as the annual financial statements, and in our opinion reflect all adjustments, which include normal recurring adjustments necessary for a fair presentation in accordance with US GAAP and SEC regulations for interim financial statements. The results for the six months ended June 30, 2016 and 2015 are not necessarily indicative of the results that we will have for any subsequent period. These unaudited condensed financial statements should be read in conjunction with the audited financial statements and the notes to those statements for the year ended December 31, 2015.

Use of Estimates

The preparation of the unaudited condensed financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the unaudited condensed financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Certain of our estimates, including evaluating the collectability of accounts receivable, could be affected by external conditions, including those unique to our industry, and general economic conditions. It is possible that these external factors could have an effect on our estimates that could cause actual results to differ from our estimates. We re-evaluate all of our accounting estimates at least quarterly based on these conditions and record adjustments when necessary.

F-78

PUNCH DRUNK INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

The Company records revenue from ticket sales and sponsorship income upon the successful completion of the related event, at which time services have been deemed rendered, the sales price is fixed and determinable and collectability is reasonably assured. Customer deposits consist of amounts received from the customer for fight promotion and entertainment services to be provided in the next period. The Company receives these funds and recognizes them as a liability until the services are provided and revenue can be recognized.

F-79

PUNCH DRUNK INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The Company is treated as a pass-through entity for income tax purposes and, as such, is not subject to income taxes. Rather, all items of taxable income, deductions and tax credits are passed through to and are reported by its owners on their respective income tax returns. The Company’s federal tax status as a pass-through entity is based on its legal status as a limited liability company. Accordingly, the Company is not required to take any tax positions in order to qualify as a pass-through entity. The Company is required to file and does file tax returns with the Internal Revenue Service and other taxing authorities. Accordingly, these unaudited condensed financial statements do not reflect a provision for income taxes and the Company has no other tax positions, which must be considered for disclosure.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment consists of the following at:

	June 30, 2016	December 31, 2015

Property and equipment	48,634	48,634
Vehicles	6,669	6,669
Website	3,450	3,450
Total Fixed Assets	58,753	58,753

Less accumulated depreciation	(49,828)	(45,744)

Property and equipment, net	$8,925	$13,009

Depreciation expense for the period ended June 30, 2016 and 2015 was $4,084 and $4,869, respectively.

F-80

BANG TIME ENTERTAINMENT, LLC

DBA SHOGUN FIGHTS

FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

F-81

BANG TIME ENTERTAINMENT, LLC

DBA SHOGUN FIGHTS

FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

F-82

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members
Bang Time Entertainment, LLC

DBA Shogun Fights

We have audited the accompanying balance sheets of Bang Time Entertainment, LLC (the “Company”) (DBA Shogun Fights) as of December 31, 2015 and 2014, and the statements of income, members’ equity, and cash flows for the years then ended. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Friedman LLP

Marlton, New Jersey

May 12, 2016

F-83

BANG TIME ENTERTAINMENT, LLC

DBA SHOGUN FIGHTS

BALANCE SHEETS

DECEMBER 31, 2015 AND 2014

	2015	2014
ASSETS
CURRENT ASSETS
Cash	$11,842	$21,689
Accounts receivable, net	6,000	2,000
Total current assets	17,842	23,689

Property and equipment - net	142	737

TOTAL ASSETS	$17,984	$24,426

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$17,500	$75
Total current liabilities	17,500	75

Members’ equity	484	24,351

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$17,984	$24,426

The accompanying notes are an integral part of these financial statements

F-84

BANG TIME ENTERTAINMENT, LLC

DBA SHOGUN FIGHTS

STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	2015	2014

REVENUE	$537,872	$488,791

COST OF REVENUE	371,949	344,173

GROSS PROFIT	165,923	144,618

OPERATING EXPENSES
General and administrative expenses	17,924	23,298
Bad debt expense	6,500	-
Professional and consulting fees	26,791	2,010
Depreciation	595	658
Total Operating Expenses	51,810	25,966

NET INCOME	$114,113	$118,652

The accompanying notes are an integral part of these financial statements

F-85

BANG TIME ENTERTAINMENT, LLC

DBA SHOGUN FIGHTS

STATEMENT OF MEMBERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2015

Total

Balance, January 1, 2014	$28,548

Net Income	118,652

Distributions	(122,849)

Balance, December 31, 2014	24,351

Net Income	114,113

Distributions	(142,980)

Contributions	5,000

Balance, December 31, 2015	$484

The accompanying notes are an integral part of these financial statements

F-86

BANG TIME ENTERTAINMENT, LLC

DBA SHOGUN FIGHTS

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$114,113	$118,652

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	595	658
Bad debt expense	6,500	-

Changes in assets and liabilities:
Accounts receivable	(10,500)	5,000
Accounts payable	17,425	(1,258)

Net cash provided by operating activities	128,133	123,052

CASH FLOWS FROM FINANCING ACTIVITIES
Members’ distribution	(142,980)	(122,849)
Members’ contribution	5,000	-

Net cash used in financing activities	(137,980)	(122,849)

(DECREASE) INCREASE IN CASH	(9,847)	203

CASH - BEGINNING OF YEAR	21,689	21,486

CASH - END OF YEAR	$11,842	$21,689

The accompanying notes are an integral part of these financial statements

F-87

BANG TIME ENTERTAINMENT, LLC

DBA SHOGUN FIGHTS

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 1 – DESCRIPTION OF BUSINESS

Nature of Business

Bang Time Entertainment, LLC DBA Shogun Fights (the Company) is a Maryland limited liability company. The Company operates as a promoter for mixed martial arts events in the Baltimore, Maryland area.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

Accounts Receivable

Accounts receivable are stated at the amounts management expects to collect. An allowance for doubtful accounts is recorded based on a combination of historical experience, aging analysis and information on specific accounts. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Management has determined that $6,500 allowance is required at December 31, 2015.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Certain of our estimates, including evaluating the collectability of accounts receivable, could be affected by external conditions, including those unique to our industry, and general economic conditions. It is possible that these external factors could have an effect on our estimates that could cause actual results to differ from our estimates. We re-evaluate all of our accounting estimates at least quarterly based on these conditions and record adjustments when necessary.

F-88

BANG TIME ENTERTAINMENT, LLC

DBA SHOGUN FIGHTS

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Routine maintenance and repairs and minor replacement costs are charged to expense as incurred, while expenditures that extend the life of these assets are capitalized. Depreciation and amortization are provided for in amounts sufficient to write off the cost of depreciable assets to operations over their estimated service lives. The Company uses the same depreciation method for both financial reporting and tax purposes. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation and amortization will be removed from the accounts and the resulting profit or loss will be reflected in the statement of income. The estimated lives used to determine depreciation and amortization are:

Equipment	5 years
Computer equipment	3 years

Revenue Recognition

The Company records revenue from ticket sales and sponsorship income upon successful completion of the related event, at which time services have been deemed rendered, the sales price is fixed and determinable and collectability is reasonably assured.

Income Taxes

The Company is treated as a pass-through entity for income tax purposes and, as such, is not subject to income taxes. Rather, all items of taxable income, deductions and tax credits are passed through to and are reported by its owners on their respective income tax returns. The Company’s federal tax status as a pass-through entity is based on its legal status as a limited liability company. Accordingly, the Company is not required to take any tax positions in order to qualify as a pass-through entity. The Company is required to file and does file tax returns with the Internal Revenue Service and other taxing authorities. Accordingly, these financial statements do not reflect a provision for income taxes and the Company has no other tax positions, which must be considered for disclosure.

F-89

BANG TIME ENTERTAINMENT, LLC

DBA SHOGUN FIGHTS

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 3 – ACCOUNTS Receivable

Accounts receivable consists of the following at December 31, 2015 and 2014:

	2015	2014

Accounts receivable	12,500	2,000

Less allowance for doubtful accounts	(6,500)	-

Accounts receivable - net	$6,000	$2,000

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 2015 and 2014:

	2015	2014

Equipment	4,321	4,321

Less accumulated depreciation and amortization	(4,179)	(3,584)

Property and equipment, net	$142	$737

NOTE 5 – SUBSEQUENT EVENTS

The Company has analyzed its operations subsequent to December 31, 2015 through the date of the auditors’ report, and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-90

BANG TIME ENTERTAINMENT, LLC

DBA SHOGUN FIGHTS

CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2016

(UNAUDITED)

F-91

BANG TIME ENTERTAINMENT, LLC

DBA SHOGUN FIGHTS

CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2016

(UNAUDITED)

F-92

BANG TIME ENTERTAINMENT, LLC

DBA SHOGUN FIGHTS

CONDENSED BALANCE SHEETS

(UNAUDITED)

	June 30,	December 31,
	2016	2015
ASSETS

CURRENT ASSETS
Cash	$79,332	$11,842
Accounts receivable, net	23,400	6,000
Total current assets	102,732	17,842

Property and equipment - net	-	142

TOTAL ASSETS	$102,732	$17,984

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$27,977	$17,500
Total current liabilities	27,977	17,500

Members’ equity	74,755	484

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$102,732	$17,984

The accompanying notes are an integral part of these unaudited condensed financial statements

F-93

BANG TIME ENTERTAINMENT, LLC

DBA SHOGUN FIGHTS

CONDENSED STATEMENTS OF INCOME

(UNAUDITED)

	FOR THE SIX MONTHS ENDED JUNE 30,		FOR THE THREE MONTHS ENDED JUNE 30,
	2016	2015	2016	2015

REVENUE	$302,274	$275,938	$302,274	$275,938

COST OF REVENUE	203,810	187,616	203,810	187,616

GROSS PROFIT	98,464	88,322	98,464	88,322

OPERATING EXPENSES
General and administrative expenses	12,675	11,154	10,602	9,231
Professional and consulting fees	7,500	-	-	-
Depreciation	142	297	-	148
Total Operating Expenses	20,317	11,451	10,602	9,379

NET INCOME	$78,147	$76,871	$87,862	$78,943

The accompanying notes are an integral part of these unaudited condensed financial statements

F-94

BANG TIME ENTERTAINMENT, LLC

DBA SHOGUN FIGHTS

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	FOR THE SIX MONTHS ENDED JUNE 30,
	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$78,147	$76,871

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	142	297

Changes in assets and liabilities:
Accounts receivable	(17,400)	(5,100)
Accounts payable	10,477	1,767
Net cash provided by operating activities	71,366	73,835

CASH FLOWS FROM FINANCING ACTIVITIES
Members’ distribution	(3,876)	-

Net cash used in financing activities	(3,876)	-

INCREASE IN CASH	67,490	73,835

CASH - BEGINNING OF PERIOD	11,842	21,689

CASH - END OF PERIOD	$79,332	$95,524

The accompanying notes are an integral part of these unaudited condensed financial statements

F-95

BANG TIME ENTERTAINMENT, LLC

DBA SHOGUN FIGHTS

NOTES TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1 – DESCRIPTION OF BUSINESS

Nature of Business

Bang Time Entertainment, LLC DBA Shogun Fights (the Company) is a Maryland limited liability company. The Company operates as a promoter for mixed martial arts events in the Baltimore, Maryland area.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements are prepared in accordance with Rule 8-01 of Regulation S-X of the Securities Exchange Commission (“SEC”).

Accordingly, certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”) have been condensed or omitted pursuant to such rules and regulations. However, we believe that the disclosures included in these unaudited condensed financial statements are adequate to make the information presented not misleading. The unaudited condensed financial statements included in this document have been prepared on the same basis as the annual financial statements, and in our opinion reflect all adjustments, which include normal recurring adjustments necessary for a fair presentation in accordance with US GAAP and SEC regulations for interim financial statements. The results for the six months ended June 30, 2016 and 2015 are not necessarily indicative of the results that we will have for any subsequent period.  These unaudited condensed financial statements should be read in conjunction with the audited financial statements and the notes to those statements for the year ended December 31, 2015.

Accounts Receivable

Accounts receivable are stated at the amounts management expects to collect. An allowance for doubtful accounts is recorded based on a combination of historical experience, aging analysis and information on specific accounts. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Management has determined that $6,500 allowance is required at June 30, 2016 and December 31, 2015.

Use of Estimates

The preparation of the unaudited condensed financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the unaudited condensed financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

F-96

BANG TIME ENTERTAINMENT, LLC

DBA SHOGUN FIGHTS

NOTES TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates (continued)

Certain of our estimates, including evaluating the collectability of accounts receivable, could be affected by external conditions, including those unique to our industry, and general economic conditions. It is possible that these external factors could have an effect on our estimates that could cause actual results to differ from our estimates. We re-evaluate all of our accounting estimates at least quarterly based on these conditions and record adjustments when necessary.

Revenue Recognition

The Company records revenue from ticket sales and sponsorship income upon successful completion of the related event, at which time services have been deemed rendered, the sales price is fixed and determinable and collectability is reasonably assured.

Income Taxes

The Company is treated as a pass-through entity for income tax purposes and, as such, is not subject to income taxes. Rather, all items of taxable income, deductions and tax credits are passed through to and are reported by its owners on their respective income tax returns. The Company’s federal tax status as a pass-through entity is based on its legal status as a limited liability company. Accordingly, the Company is not required to take any tax positions in order to qualify as a pass-through entity. The Company is required to file and does file tax returns with the Internal Revenue Service and other taxing authorities. Accordingly, these unaudited condensed financial statements do not reflect a provision for income taxes and the Company has no other tax positions, which must be considered for disclosure.

F-97

BANG TIME ENTERTAINMENT, LLC

DBA SHOGUN FIGHTS

NOTES TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 3 – ACCOUNTS Receivable

Accounts receivable consists of the following at:

	June 30,	December 31,
	2016	2015

Accounts receivable	29,900	12,500

Less allowance for doubtful accounts	(6,500)	(6,500)

Accounts receivable - net	$23,400	$6,000

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment consists of the following at:

	June 30,	December 31,
	2016	2015

Equipment	4,321	4,321

Less accumulated depreciation	(4,321)	(4,179)

Property and equipment, net	$-	$142

Depreciation expense for the period ended June 30, 2016 and 2015 was $142 and $297, respectively.

F-98

V3, LLC

FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

F-99

V3, LLC

FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

F-100

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Management of
V3, LLC

We have audited the accompanying balance sheets of V3, LLC (the “Company”) as of December 31, 2015 and 2014, and the statements of operations, members’ deficit, and cash flows for the years then ended. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s losses, negative cash flows from operations and working capital deficit raise substantial doubt its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Friedman LLP

Marlton, New Jersey

May 12, 2016

F-101

V3, LLC

BALANCE SHEETS

DECEMBER 31, 2015 AND 2014

	2015	2014
ASSETS
CURRENT ASSETS
Cash	$2,697	$5,000

Total current assets	2,697	5,000

TOTAL ASSETS	$2,697	$5,000

LIABILITIES AND MEMBERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable	$33,065	$15,212
Accrued expense	17,500	-
Total current liabilities	50,565	15,212

Members’ deficit	(47,868)	(10,212)

TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$2,697	$5,000

The accompanying notes are an integral part of these financial statements

F-102

V3, LLC
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	2015	2014

REVENUE	$159,575	$174,967

COST OF REVENUE	122,564	145,010

GROSS PROFIT	37,011	29,957

OPERATING EXPENSES
General and administrative expenses	35,845	32,489
Professional and consulting fees	28,210	-
Depreciation	-	1,464
Total Operating Expenses	64,055	33,953

NET LOSS	$(27,044)	$(3,996)

The accompanying notes are an integral part of these financial statements

F-103

V3, LLC
STATEMENT OF MEMBERS’ DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

Total

Balance, January 1, 2014	$(1,296)

Net Loss	(3,996)

Distributions	(13,970)

Contributions	9,050

Balance, December 31, 2014	(10,212)

Net Loss	(27,044)

Distributions	(15,112)

Contributions	4,500

Balance, December 31, 2015	$(47,868)

The accompanying notes are an integral part of these financial statements

F-104

V3, LLC
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(27,044)	$(3,996)

Adjustments to reconcile net loss to net cash
provided by operating activities:
Depreciation and amortization	-	1,464

Changes in assets and liabilities:

Other receivables	-	984
Accounts payable	17,853	10,392
Accrued expense	17,500	-

Net cash provided by operating activities	8,309	8,844

CASH FLOWS FROM FINANCING ACTIVITIES
Members’ distributions	(15,112)	(13,970)
Members’ contribution	4,500	9,050

Net cash used in financing activities	(10,612)	(4,920)

(DECREASE) INCREASE IN CASH	(2,303)	3,924

CASH - BEGINNING OF YEAR	5,000	1,076

CASH - END OF YEAR	$2,697	$5,000

The accompanying notes are an integral part of these financial statements

F-105

V3, LLC

FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 1 – DESCRIPTION OF BUSINESS

Nature of Business

V3, LLC (the “Company”) was founded in Memphis, TN as an amateur fighting circuit in 2009. The Company’s mission is to provide quality professional MMA events for fans across the mid-south whether it be live, on television, online, or pay per view.

NOTE 2 – LIQUIDITY AND GOING CONCERN

The Company has incurred operating losses of $27,044 and $3,996 for the years ended December 31, 2015 and 2014, respectively. The Company has a working capital deficiency of $47,868 and $10,212 as of December 31, 2015 and 2014, respectively and a members’ deficit of $47,868 and $10,212 at December 31, 2015 and 2014, respectively.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from additional common stock issuances. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Certain of our estimates, including evaluating the collectability of accounts receivable, could be affected by external conditions, including those unique to our industry, and general economic conditions. It is possible that these external factors could have an effect on our estimates that could cause actual results to differ from our estimates. We re-evaluate all of our accounting estimates at least quarterly based on these conditions and record adjustments when necessary.

F-106

V3, LLC

FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Routine maintenance and repairs and minor replacement costs are charged to expense as incurred, while expenditures that extend the life of these assets are capitalized. Depreciation and amortization are provided for in amounts sufficient to write off the cost of depreciable assets to operations over their estimated service lives. The Company uses the same depreciation method for both financial reporting and tax purposes. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation and amortization will be removed from the accounts and the resulting profit or loss will be reflected in the statement of income. The estimated lives used to determine depreciation and amortization are:

Equipment	5 years
Computer equipment	3 years

Revenue Recognition

The Company records revenue from ticket sales and sponsorship income upon successful completion of the related event, at which time services have been deemed rendered, the sales price is fixed and determinable and collectability is reasonable assured.

Advertising Costs

Advertising costs, which are expensed as incurred, totaled approximately $11,991 and $14,013 for the years ended December 31, 2015 and 2014, respectively.

Income Taxes

The Company is treated as a pass-through entity for income tax purposes and, as such, is not subject to income taxes. Rather, all items of taxable income, deductions and tax credits are passed through to and are reported by its owners on their respective income tax returns. The Company’s federal tax status as a pass-through entity is based on its legal status as a limited liability company. Accordingly, the Company is not required to take any tax positions in order to qualify as a pass-through entity. The Company is required to file and does file tax returns with the Internal Revenue Service and other taxing authorities. Accordingly, these financial statements do not reflect a provision for income taxes and the Company has no other tax positions, which must be considered for disclosure.

NOTE 4 – SUBSEQUENT EVENTS

The Company has analyzed its operations subsequent to December 31, 2015 through the date of the auditors’ report, and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-107

V3, LLC

CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2016

(UNAUDITED)

F-108

V3, LLC

CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2016

(UNAUDITED)

F-109

V3, LLC

CONDENSED BALANCE SHEETS

(UNAUDITED)

	June 30,	December 31,
	2016	2015
ASSETS

CURRENT ASSETS
Cash	$1,293	$2,697
Total current assets	1,293	2,697

TOTAL ASSETS	$1,293	$2,697

LIABILITIES AND MEMBERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable	$25,804	$33,065
Accrued expenses	25,000	17,500
Total current liabilities	50,804	50,565

TOTAL LIABILITIES	50,804	50,565

Members’ deficit	(49,511)	(47,868)

TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$1,293	$2,697

The accompanying notes are an integral part of these unaudited condensed financial statements

F-110

V3, LLC

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	FOR THE SIX MONTHS ENDED JUNE 30,		FOR THE THREE MONTHS ENDED JUNE 30,
	2016	2015	2016	2015

REVENUE	$76,946	$95,500	$38,652	$39,806

COST OF REVENUE	51,516	81,008	26,745	25,670

GROSS PROFIT	25,430	14,492	11,907	14,136

OPERATING EXPENSES
General and administrative expenses	12,923	20,728	6,597	6,917
Professional and consulting fees	9,150	1,470	390	775
Total Operating Expenses	22,073	22,198	6,987	7,692

NET INCOME (LOSS)	$3,357	$(7,706)	$4,920	6,444

The accompanying notes are an integral part of these unaudited condensed financial statements

F-111

V3, LLC

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	FOR THE SIX MONTHS ENDED JUNE 30,
	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$3,357	$(7,706)

Changes in assets and liabilities:
Accounts payable	(7,261)	7,068
Accrued expenses	7,500	-

Net cash provided by (used in) operating activities	3,596	(638)

CASH FLOWS FROM FINANCING ACTIVITIES
Members’ distribution	(8,000)	(3,982)
Members’ contribution	3,000	3,000

Net cash used in financing activities	(5,000)	(982)

DECREASE IN CASH	(1,404)	(1,620)

CASH - BEGINNING OF PERIOD	2,697	5,000

CASH - END OF PERIOD	$1,293	$3,380

The accompanying notes are an integral part of these unaudited condensed financial statements

F-112

V3, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1 – DESCRIPTION OF BUSINESS

Nature of Business

V3, LLC (the “Company”) was founded in Memphis, TN as an amateur fighting circuit in 2009. The Company’s mission is to provide quality professional MMA events for fans across the mid-south whether it be live, on television, online, or pay-per-view.

NOTE 2 – LIQUIDITY AND GOING CONCERN

The Company has incurred operating profit and loss of $3,357 and $(7,706) for the periods ended June 30, 2016 and 2015, respectively. The Company has a working capital deficiency of $49,511 and $47,868 as of June 30, 2016 and December 31, 2015, respectively and a members’ deficit of $49,511 and $47,868 at June 30, 2016 and December 31, 2015, respectively.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from additional common stock issuances. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying unaudited condensed financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements are prepared in accordance with Rule 8-01 of Regulation S-X of the Securities Exchange Commission (“SEC”).

Accordingly, certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”) have been condensed or omitted pursuant to such rules and regulations. However, we believe that the disclosures included in these unaudited condensed financial statements are adequate to make the information presented not misleading. The unaudited condensed financial statements included in this document have been prepared on the same basis as the annual financial statements, and in our opinion reflect all adjustments, which include normal recurring adjustments necessary for a fair presentation in accordance with US GAAP and SEC regulations for interim financial statements. The results for the three months ended March 31, 2016 and 2015 are not necessarily indicative of the results that we will have for any subsequent period.  These unaudited condensed financial statements should be read in conjunction with the audited financial statements and the notes to those statements for the year ended December 31, 2015.

F-113

V3, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2016 AND 2015

(UNAUDITED)

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of the unaudited condensed financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the unaudited condensed financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Certain of our estimates, including evaluating the collectability of accounts receivable, could be affected by external conditions, including those unique to our industry, and general economic conditions. It is possible that these external factors could have an effect on our estimates that could cause actual results to differ from our estimates. We re-evaluate all of our accounting estimates at least quarterly based on these conditions and record adjustments when necessary.

Revenue Recognition

The Company records revenue from ticket sales and sponsorship income upon successful completion of the related event, at which time services have been deemed rendered, the sales price is fixed and determinable and collectability is reasonable assured.

F-114

V3, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The Company is treated as a pass-through entity for income tax purposes and, as such, is not subject to income taxes. Rather, all items of taxable income, deductions and tax credits are passed through to and are reported by its owners on their respective income tax returns. The Company’s federal tax status as a pass-through entity is based on its legal status as a limited liability company. Accordingly, the Company is not required to take any tax positions in order to qualify as a pass-through entity. The Company is required to file and does file tax returns with the Internal Revenue Service and other taxing authorities. Accordingly, these unaudited condensed financial statements do not reflect a provision for income taxes and the Company has no other tax positions, which must be considered for disclosure.

F-115

GO FIGHT NET, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

F-116

GO FIGHT NET, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

F-117

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Management of
Go Fight Net, Inc.

We have audited the accompanying balance sheets of Go Fight Net, Inc. (the “Company”) as of December 31, 2015 and 2014, and the statements of operations, stockholders’ equity, and cash flows for the years then ended. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Friedman LLP

Marlton, New Jersey

May 12, 2016

F-118

GO FIGHT NET, INC.

BALANCE SHEETS

DECEMBER 31, 2015 AND 2014

	2015	2014
ASSETS
CURRENT ASSETS
Cash	$74,532	$84,414
	74,532	84,414

Property and equipment - net	37,037	73,336

TOTAL ASSETS	$111,569	$157,750

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES

Accounts payable and accrued expenses	$19,962	$18,202
401K payable	24,000	20,000
TOTAL CURRENT LIABILITIES	43,962	38,202

TOTAL LIABILITIES	43,962	38,202

STOCKHOLDERS’ EQUITY
Common stock, $.001 par value; 20,000,000 shares authorized 8,000,000 shares issued and outstanding	8,000	8,000
Retained earnings	59,607	111,548
TOTAL STOCKHOLDERS’ EQUITY	67,607	119,548

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$111,569	$157,750

The accompanying notes are an integral part of these financial statements

F-119

GO FIGHT NET, INC.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	2015	2014

REVENUE	$496,233	$624,142

COST OF REVENUE	318,587	410,814

GROSS PROFIT	177,646	213,328

OPERATING EXPENSES
General and administrative expenses	169,708	157,724
Professional and consulting fees	23,580	7,965
Depreciation and amortization	36,299	32,516

Total operating expenses	229,587	198,205

Net (Loss) Income	$(51,941)	$15,123

The accompanying notes are an integral part of these financial statements

F-120

GO FIGHT NET, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2015

	Common Stock
			Retained
	Shares	Amount	Earnings	Total

Balance, January 1, 2014	8,000,000	8,000	96,425	104,425

Net income			15,123	15,123

Balance, December 31, 2014	8,000,000	$8,000	$111,548	$119,548

Net loss			(51,941)	(51,941)

Balance, December 31, 2015	8,000,000	$8,000	$59,607	$67,607

The accompanying notes are an integral part of these financial statements

F-121

GO FIGHT NET, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(51,941)	$15,123

Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	36,299	32,516

Changes in assets and liabilities:

Accounts payable and accrued expenses	1,760	17,179
401K payable	4,000	20,000

Net cash (used in) provided by operating activities	(9,882)	84,818

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	-	(40,575)

Net cash used in investing activities	-	(40,575)

(DECREASE) INCREASE IN CASH	(9,882)	44,243

CASH - BEGINNING OF YEAR	84,414	40,171

CASH - END OF YEAR	$74,532	$84,414

The accompanying notes are an integral part of these financial statements

F-122

GO FIGHT NET, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 1 – DESCRIPTION OF BUSINESS

Nature of Business

Go Fight Net, Inc. (“GFL” or “the Company”) is a sports media company and brand focusing on the combat sports marketplace. The Company combines proprietary technology with content production and acquisition to deliver diverse and compelling content to a global audience. Our content is distributed globally in all broadcast mediums through our proprietary distribution platform via cable/Satellite, Internet, IPTV and mobile protocols.

GFL by the Numbers:

•	Broadcast an average of 450 live events annually (2,500 events since 2008) to viewers in 199 countries.
•	Produced 150 weekly episodes of the GFL “real fights” series airing on Comcast Sports Net, SNY and other networks globally – this series continues to air weekly.
•	More than 25,000 fighters in our database comprising over 18,000 fights.
•	More than 10,000 titles comprising approximately 10,000 hours of video - adding 1200 hours annually to our library.

Technology Platform

The Company has built a scalable online master control that enables a wide range of functionality in the ingest and delivery of large amounts of data and video to viewers using a broad range of devices and formats to access its content.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future non-confirming events. Accordingly, the actual results could differ significantly from estimates.

F-123

GO FIGHT NET, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

The Company acts as a producer, distributor and licensor of video content. Our online video content is offered on a pay per view (“ppv”) basis for ourselves and our promoter clients.  We record revenue on pay per view transactions upon receipt of payment to our credit processing partners.  The Company charges viewers a fee per pay per view purchase transaction for entitling a viewer to watch the desired video.  The Company records revenue net of a fee for the credit card processing cost per transaction. The Company maintains all revenues from videos we film for ourselves and distribute a profit share, typically 50% to promoters who use our streaming services. The Company generates revenues from video production services, and books this revenue upon completion of the video production project. The Company generates revenues from licensing the rights to videos to networks overseas and domestically, and books those revenues upon delivery of content.  To the extent there are issues (i) watching a video (ii) with our production services or (iii) with the quality of a video we send out for distribution to a network we would issue a partial or full refund based on the circumstances. Given the nature of our business, these refund requests come within days of delivery, thus we would not anticipate any refund request in excess of 30 days from a ppv purchase, a license delivery or video production performance.  The Company has reserves of $2,099 and $4,029 for the years ended 2014 and 2015, respectively.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. The Company computes depreciation and amortization using the straight-line method over the estimated useful lives of the assets acquired as follows:

Computers	3 years
Production Equipment	3 years
Video Library equipment	5 years
Vehicle	3 years

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date.

F-124

GO FIGHT NET, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes (Continued)

A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

NOTE 3 – PROPERTY AND EQUIPMENT-NET

	2015	2014

Computers	$13,565	$13,565
Production equipment	95,710	95,710
Video library equipment	10,000	10,000
Vehicle	6,500	6,500
Total fixed assets	125,775	125,775

Less accumulated depreciation and amortization	(88,738)	(52,439)

Property and equipment, net	$37,037	$73,336

Depreciation expense for the year ended December 31, 2015 and 2014 was $ 36,299 and $ 32,516, respectively.

F-125

GO FIGHT NET, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 4 – 401K PAYABLE

The Company maintains a contributory profit sharing plan as defined under Section 401(k) of the U.S. Internal Revenue Code covering one employee.  In 2015 and 2014, the Company accrued $5,000 on a quarterly basis to set up this plan. The Company contributions during the years ended December 31, 2015 and 2014 were approximately $20,000 and $20,000, respectively. The Company contributed the full 2014 contribution of $20,000 in March 2015 and paid $16,500 of the 2015 contribution in the first quarter of 2016. As of December 31, 2015 the Company also owes $4,000 of payroll withholdings. The Company owes $24,000 and $20,000 in total to the 401(k) plan as of December 31, 2015 and 2014, respectively.

NOTE 5 – SUBSEQUENT EVENTS

The Company has analyzed its operations subsequent to December 31, 2015 through the date of the auditors’ report, and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-126

GO FIGHT NET, INC.

CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2016

(UNAUDITED)

F-127

GO FIGHT NET, INC.

CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2016

(UNAUDITED)

F-128

GO FIGHT NET, INC.

CONDENSED BALANCE SHEETS

(UNAUDITED)

	June 30,	December 31,
	2016	2015
ASSETS

CURRENT ASSETS
Cash	$83,148	$74,532
Accounts receivable, net	4,500	-
Total current assets	87,648	74,532

Property and equipment - net	23,165	37,037

TOTAL ASSETS	$110,813	$111,569

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$23,453	$19,962
401K payable	17,000	24,000
Total current liabilities	40,453	43,962

TOTAL LIABILITIES	40,453	43,962

STOCKHOLDERS’ EQUITY
Common stock, $.001 par value; 20,000,000 shares authorized 8,000,000 shares issued and outstanding	8,000	8,000
Retained earnings	62,360	59,607
	70,360	67,607
TOTAL STOCKHOLDERS’ EQUITY

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$110,813	$111,569

The accompanying notes are an integral part of these unaudited condensed financial statements

F-129

GO FIGHT NET, INC.

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	FOR THE SIX MONTHS ENDED JUNE 30,		FOR THE THREE MONTHS ENDED JUNE 30,
	2016	2015	2016	2015

REVENUE	$276,657	$315,935	$174,841	$138,686

COST OF REVENUE	164,854	177,440	100,626	76,843

GROSS PROFIT	111,803	138,495	74,215	61,843

OPERATING EXPENSES
General and administrative expenses	84,999	83,142	47,458	49,587
Professional and consulting fees	10,180	4,335	2,680	4,335
Depreciation	13,872	18,244	6,936	9,169
Total Operating Expenses	109,051	105,721	57,074	63,091

NET INCOME (LOSS)	$2,752	$32,774	$17,141	$(1,248)

The accompanying notes are an integral part of these unaudited condensed financial statements

F-130

GO FIGHT NET, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	FOR THE SIX MONTHS ENDED JUNE 30,
	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,752	$32,774

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	13,872	18,244

Changes in assets and liabilities:
Accounts receivable	(4,500)	-
Accounts payable	3,492	(18,833)
401K payable	(7,000)	(5,000)

Net cash provided by operating activities	8,616	27,185

INCREASE IN CASH	8,616	27,185

CASH - BEGINNING OF PERIOD	74,532	84,414

CASH - END OF PERIOD	$83,148	$111,599

The accompanying notes are an integral part of these unaudited condensed financial statements

F-131

GO FIGHT NET, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1 – DESCRIPTION OF BUSINESS

Nature of Business

Go Fight Net, Inc. (“GFL” or “the Company”) is a sports media company and brand focusing on the combat sports marketplace. The Company combines proprietary technology with content production and acquisition to deliver diverse and compelling content to a global audience. Our content is distributed globally in all broadcast mediums through our proprietary distribution platform via cable/Satellite, Internet, IPTV and mobile protocols.

GFL by the Numbers:

•	Broadcast an average of 450 live events annually (2,500 events since 2008) to viewers in 199 countries.

•	Produced 150 weekly episodes of the GFL “real fights” series airing on Comcast Sports Net, SNY and other networks globally – this series continues to air weekly.

•	More than 25,000 fighters in our database comprising over 18,000 fights.

•	More than 10,000 titles comprising approximately 10,000 hours of video - adding 1200 hrs annually to our library.

Technology Platform

The Company has built a scalable online master control that enables a wide range of functionality in the ingest and delivery of large amounts of data and video to viewers using a broad range of devices and formats to access its content.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements are prepared in accordance with Rule 8-01 of Regulation S-X of the Securities Exchange Commission (“SEC”).

Accordingly, certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”) have been condensed or omitted pursuant to such rules and regulations. However, we believe that the disclosures included in these unaudited condensed financial statements are adequate to make the information presented not misleading. The unaudited condensed financial statements included in this document have been prepared on the same basis as the annual financial statements, and in our opinion reflect all adjustments, which include normal recurring adjustments necessary for a fair presentation in accordance with US GAAP and SEC regulations for interim financial statements. The results for the six months ended June 30, 2016 and 2015 are not necessarily indicative of the results that we will have for any subsequent period.  These unaudited condensed financial statements should be read in conjunction with the audited financial statements and the notes to those statements for the year ended December 31, 2015.

F-132

GO FIGHT NET, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounts Receivable

Accounts receivable are stated at the amounts management expects to collect. An allowance for doubtful accounts is recorded based on a combination of historical experience, aging analysis and information on specific accounts. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Management has determined that no allowance is required at June 30, 2016 or December 31, 2015.

Use of Estimates

The preparation of the unaudited condensed financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the unaudited condensed financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Certain of our estimates, including evaluating the collectability of accounts receivable, could be affected by external conditions, including those unique to our industry, and general economic conditions. It is possible that these external factors could have an effect on our estimates that could cause actual results to differ from our estimates. We re-evaluate all of our accounting estimates at least quarterly based on these conditions and record adjustments when necessary.

Revenue Recognition

The Company acts as a producer, distributor and licensor of video content. Our online video content is offered on a pay per view (“ppv”) basis for ourselves and our promoter clients.  We record revenue on pay per view transactions upon receipt of payment to our credit processing partners.  The Company charges viewers a fee per pay per view purchase transaction for entitling a viewer to watch the desired video.  The Company records revenue net of a fee for the credit card processing cost per transaction. The Company maintains all revenues from videos we film for ourselves and distribute a profit share, typically 50% to promoters who use our streaming services. The Company generates revenues from video production services, and books this revenue upon completion of the video production project. The Company generates revenues from licensing the rights to videos to networks overseas and domestically, and books those revenues upon delivery of content.  To the extent there are issues (i) watching a video (ii) with our production services or (iii) with the quality of a video we send out for distribution to a network we would issue a partial or full refund based on the circumstances. Given the nature of our business, these refund requests come within days of delivery, thus we would not anticipate any refund request in excess of 30 days from a ppv purchase, a license delivery or video production performance.  The Company has reserves of $3,363 and $1,570 for the periods ended June 30, 2016 and 2015, respectively.

F-133

GO FIGHT NET, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date.

A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

F-134

GO FIGHT NET, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 3 – PROPERTY AND EQUIPMENT-NET

Property and equipment consists of the following at:

	June 30,	December 31,
	2016	2015

Computers	$13,565	$13,565
Production equipment	95,710	95,710
Video library equipment	10,000	10,000
Vehicle	6,500	6,500
Total fixed assets	125,775	125,775

Less accumulated depreciation	(102,610)	(88,738)

Property and equipment, net	$23,165	$37,037

Depreciation expense for the period ended June 30, 2016 and 2015 was $13,872 and $18,244, respectively.

F-135

GO FIGHT NET, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 4 – 401K PAYABLE

The Company maintains a contributory profit sharing plan as defined under Section 401(k) of the U.S. Internal Revenue Code covering one employee.  At December 31, 2015, the Company had a 401 (k) accrual totaling $24,000. In 2016, the Company accrued an additional $20,000 to the 401 (k) accrual and paid down $27,000 bringing the total payable to $17,000 at June 30, 2016.

F-136

CAGETIX LLC

FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

F-137

F-138

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Management of
CageTix LLC

We have audited the accompanying balance sheets of CageTix LLC (the “Company”) as of December 31, 2015 and 2014, and the related statements of income, members’ deficit, and cash flows for the years ended December 31, 2015 and 2014. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, audits of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Friedman LLP

Marlton, New Jersey

May 12, 2016

F-139

CAGETIX LLC

BALANCE SHEETS

DECEMBER 31, 2015 AND 2014

	2015	2014
ASSETS

CURRENT ASSETS
Cash	$57,334	$14,747

TOTAL ASSETS	$57,334	$14,747

LIABILITIES AND MEMBERS’ DEFICIENCY

CURRENT LIABILITIES
Accounts payable	62,449	25,432
Accrued expenses	19,721	-

Total current liabilities	82,170	25,432

Members’ deficit	(24,836)	(10,685)

TOTAL LIABILITIES AND MEMBERS’ DEFICIENCY	$57,334	$14,747

The accompanying notes are an integral part of these financial statements

F-140

CAGETIX LLC

STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	2015	2014

NET REVENUE	$72,020	$53,548

OPERATING EXPENSES	34,102	15,055

NET INCOME	$37,918	$38,493

The accompanying notes are an integral part of these financial statements

F-141

CAGETIX LLC

STATEMENT OF MEMBERS’ DEFICIENCY

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2015

Total

Balance, January 1, 2014	(10,828)

Net Income	38,493

Contributions	14,775

Distributions	(53,125)

Balance, December 31, 2014	$(10,685)

Net Income	37,918

Contributions	9,150

Distributions	(61,219)

Balance, December 31, 2015	$(24,836)

The accompanying notes are an integral part of these financial statements.

F-142

CAGETIX LLC

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$37,918	$38,493

Changes in assets and liabilities:
Accounts payable	37,017	8,201
Accrued expenses	19,721	-

Net cash provided by operating activities	94,656	46,694

CASH FLOWS FROM FINANCING ACTIVITIES
Members’ contributions	9,150	14,775
Members’ distributions	(61,219)	(53,125)

Net cash used in financing activities	(52,069)	(38,350)

INCREASE IN CASH	42,587	8,344

CASH - BEGINNING OF YEAR	14,747	6,403

CASH - END OF YEAR	$57,334	$14,747

The accompanying notes are an integral part of these financial statements

F-143

CAGETIX LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 1 – DESCRIPTION OF BUSINESS

Nature of Business

CageTix LLC allows fighters to sell consigned tickets online and have sales tracked for promoters. The Company is the first group sales service to focus specifically on Mixed Martial Arts and expanded in 2015 to additional combat sports.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Certain of our estimates, including evaluating the collectability of accounts receivable, could be affected by external conditions, including those unique to our industry, and general economic conditions. It is possible that these external factors could have an effect on our estimates that could cause actual results to differ from our estimates. We re-evaluate all of our accounting estimates at least quarterly based on these conditions and record adjustments when necessary.

Revenue Recognition

The Company acts as an agent for ticket sales for promoters and records revenue upon receipt of cash from the credit card companies. The Company charges a fee per transaction for collecting the cash on ticket sales and remits the remaining amount to the promoter upon completion of the event or request for advance from the promoter. The Company’s fee is non-refundable and is recognized immediately as it is not tied to the completion of the event. The Company recognizes revenue upon receipt from the credit card companies due to the following: the fee is fixed and determined and the service of collecting the cash for the promoter has been rendered and collection has occurred.

Income Taxes

The Company is treated as a pass-through entity for income tax purposes and, as such, is not subject to income taxes. Rather, all items of taxable income, deductions and tax credits are passed through to and are reported by its owners on their respective income tax returns. The Company’s federal tax status as a pass-through entity is based on its legal status as a limited liability company. Accordingly, the Company is not required to take any tax positions in order to qualify as a pass-through entity. The Company is required to file and does file tax returns with the Internal Revenue Service and other taxing authorities. Accordingly, these financial statements do not reflect a provision for income taxes and the Company has no other tax positions, which must be considered for disclosure.

NOTE 3 – REVENUE

	2015	2014

Ticket sales	$1,028,468	$766,008

Promoter portion	(956,448)	(712,460)

Net Revenue	$72,020	$53,548

NOTE 4 – Concentrations

Sales to one customer were approximately 22% and 16% of net sales, respectively, for the years ended December 31, 2015 and 2014.

NOTE 5 – SUBSEQUENT EVENTS

The Company has analyzed its operations subsequent to December 31, 2015 through the date of the auditors’ report, and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-144

CageTix, LLC

CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2016

(UNAUDITED)

F-145

Cagetix, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2016

(UNAUDITED)

F-146

CageTix, LLC

CONDENSED BALANCE SHEETS

(UNAUDITED)

	June 30,	December 31,
	2016	2015
ASSETS
CURRENT ASSETS

Cash	$60,506	$57,334

TOTAL ASSETS	$60,506	$57,334

LIABILITIES AND MEMBERS’ DEFICIT

CURRENT LIABITIES
Accounts payable	92,894	62,449
Accrued expenses	29,160	19,721

Total current liabilities	122,054	82,170

Members’ deficit	(61,548)	(24,836)

TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$60,506	$57,334

The accompanying notes are an integral part of these unaudited condensed financial statements

F-147

CageTix, LLC

CONDENSED STATEMENTS OF INCOME

(UNAUDITED)

	FOR THE SIX MONTHS ENDED JUNE 30,		FOR THE THREE MONTHS ENDED JUNE 30,
	2016	2015	2016	2015

NET REVENUE	$57,428	$35,673	$24,858	$14,992

OPERATING EXPENSES	17,371	4,778	4,761	2,436

NET INCOME	$40,057	30,895	$20,097	$12,556

The accompanying notes are an integral part of these unaudited condensed financial statements

F-148

CageTix, LLC

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	FOR THE SIX MONTHS ENDED JUNE 30,
	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$40,057	$30,895

Changes in assets and liabilities:
Accounts payable	30,444	(3,148)
Accrued expenses	9,439	-

Net cash provided by operating activities	79,940	27,747

CASH FLOWS FROM FINANCING ACTIVITIES
Distributions to members	(76,768)	(29,127)

Net cash used in financing activities	(76,768)	(29,127)

INCREASE (DECREASE) IN CASH	3,172	(1,380)

CASH - BEGINNING OF PERIOD	57,334	14,747

CASH - END OF PERIOD	$60,506	$13,367

The accompanying notes are an integral part of these unaudited condensed financial statements

F-149

Cagetix, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1 – DESCRIPTION OF BUSINESS

Nature of Business

CageTix, LLC allows fighters to sell consigned tickets online and have sales tracked for promoters. The Company is the first group sales service to focus specifically on Mixed Martial Arts and expanded in 2015 to additional combat sports.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements are prepared in accordance with Rule 8-01 of Regulation S-X of the Securities Exchange Commission (“SEC”).

Accordingly, certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”) have been condensed or omitted pursuant to such rules and regulations. However, we believe that the disclosures included in these unaudited condensed financial statements are adequate to make the information presented not misleading. The unaudited condensed financial statements included in this document have been prepared on the same basis as the annual financial statements, and in our opinion reflect all adjustments, which include normal recurring adjustments necessary for a fair presentation in accordance with US GAAP and SEC regulations for interim financial statements. The results for the six months ended June 30, 2016 and 2015 are not necessarily indicative of the results that we will have for any subsequent period.  These unaudited condensed financial statements should be read in conjunction with the audited financial statements and the notes to those statements for the year ended December 31, 2015.

Use of Estimates

The preparation of the unaudited condensed financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the unaudited condensed financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Certain of our estimates, including evaluating the collectability of accounts receivable, could be affected by external conditions, including those unique to our industry, and general economic conditions. It is possible that these external factors could have an effect on our estimates that could cause actual results to differ from our estimates. We re-evaluate all of our accounting estimates at least quarterly based on these conditions and record adjustments when necessary.

F-150

Cagetix, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

The Company acts as an agent for ticket sales for promoters and records revenue upon receipt of cash from the credit card companies. The Company charges a fee per transaction for collecting the cash on ticket sales and remits the remaining amount to the promoter upon completion of the event or request for advance from the promoter. The Company’s fee is non-refundable and is recognized immediately as it is not tied to the completion of the event. The Company recognizes revenue upon receipt from the credit card companies due to the following: the fee is fixed and determined and the service of collecting the cash for the promoter has been rendered and collection has occurred.

Income Taxes

The Company is treated as a pass-through entity for income tax purposes and, as such, is not subject to income taxes. Rather, all items of taxable income, deductions and tax credits are passed through to and are reported by its owners on their respective income tax returns. The Company’s federal tax status as a pass-through entity is based on its legal status as a limited liability company. Accordingly, the Company is not required to take any tax positions in order to qualify as a pass-through entity. The Company is required to file and does file tax returns with the Internal Revenue Service and other taxing authorities. Accordingly, these unaudited condensed financial statements do not reflect a provision for income taxes and the Company has no other tax positions, which must be considered for disclosure.

NOTE 3 – REVENUE

	Six Months Ended June 30,
	2016	2015

Ticket sales	$897,676	$487,859

Promoter portion	(840,248)	(452,186)

Net Revenue	$57,428	$35,637

NOTE 4 – Concentrations

Sales to two customers were approximately $9,800 (17%) and $4,600 (8%) of net sales for the period ended June 30, 2016. There were no customers with a concentration of greater than 10% for the period ended June 30, 2015.

F-151

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses to be incurred in connection with the issuance and distribution of the securities of Alliance MMA, Inc. (the “Registrant”) which are registered under this Registration Statement on Form S-1 (this “Registration Statement”), other than selling agent discounts and commissions. All amounts are estimates except the Securities and Exchange Commission registration fee and the Financial Industry Regulatory Authority, Inc. filing fee.

The following expenses will be borne solely by the Registrant.

Amount to be
Paid
SEC Registration fee	$1,747
Financial Industry Regulatory Authority, Inc. filing fee	$3,031
Nasdaq Listing fees	$50,000
Printing and engraving expenses	$5,500
Legal fees and expenses	$175,000
Accounting fees and expenses	$150,000
Transfer Agent’s fees	$5,000
Miscellaneous fees and expenses	$10,000

Total	400,278

Item 14. Indemnification of Directors and Officers.

Pursuant to Section 145 of the Delaware General Corporation Law (the “DGCL”), a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or serving at the request of such corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action or suit, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent a present or former director or officer is successful in the defense of such an action, suit or proceeding referenced above, or in defense of any claim, issue or matter therein, a corporation is required by the DGCL to indemnify such person for actual and reasonable expenses incurred in connection therewith. Expenses (including attorneys’ fees) incurred by such persons in defending any action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding upon in the case of a current officer or director, receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be so indemnified.

74

The DGCL provides that the indemnification described above shall not be deemed exclusive of other indemnification that may be granted by a corporation pursuant to its bylaws, disinterested directors’ vote, stockholders’ vote and agreement or otherwise.

Section 102(b)(7) of the DGCL enables a corporation, in its certificate of incorporation or an amendment thereto, to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the directors’ fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Registrant’s certificate of incorporation provides for such limitations on liability for its directors.

The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above. In connection with this offering, the Registrant will obtain liability insurance for its directors and officers. Such insurance would be available to its directors and officers in accordance with its terms.

The Registrant’s certificate of incorporation in requires the Registrant to indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “covered person”) who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director, officer or member of a committee of the Registrant, or, while a director or officer of the Registrant, is or was serving at the request of the Registrant as a director or officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with a proceeding.

In addition, under the Registrant’s certificate of incorporation, in certain circumstances, the Registrant shall pay the expenses (including attorneys’ fees) incurred by a covered person in defending a proceeding in advance of the final disposition of such proceeding; provided, however, that the Registrant shall not be required to advance any expenses to a person against whom the Registrant directly brings an action, suit or proceeding alleging that such person (1) committed an act or omission not in good faith or (2) committed an act of intentional misconduct or a knowing violation of law. Additionally, an advancement of expenses incurred by a covered person shall be made only upon delivery to the Registrant of an undertaking, by or on behalf of such covered person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal or otherwise in accordance with Delaware law that such covered person is not entitled to be indemnified for such expenses.

The foregoing statements are subject to the full text of the Registrant’s certificate of incorporation, which is filed as Exhibit 3.1 hereto. Reference is made to the form of selling agent agreement to be filed as Exhibit 1.1 hereto for provisions providing that the selling agent is obligated under certain circumstances, to indemnify our directors, officers and controlling persons against certain liabilities under the Securities Act of 1933, as amended.

75

Item 15. Recent Sales of Unregistered Securities.

In the three years preceding the filing of this Registration Statement, the Registrant has not issued any securities except as follows:

On the date of our formation we issued 5,289,136 shares of our common stock in a transaction not involving a public offering in reliance on Section 4(2) of the Securities Act in consideration for $5,289, which represents the par value of the shares, solely to accredited investors.

Upon the effective date of the registration statement of which this prospectus is a part, and listing of our common stock on the Nasdaq Capital Market, we will issue an aggregate of 1,377,531 shares of our common stock to the stockholders and members of the Target Companies and Hoss.

None of these transactions involved any underwriting discounts or commissions, or any public offering. We believe that each of the foregoing issuances was exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits: Reference is made to the Exhibit Index following the signature pages hereto, which Exhibit Index is hereby incorporated into this Item.

(b) Financial Statement Schedules: All schedules are omitted because the required information is inapplicable or the information is presented in the financial statements and the related notes.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty (20) percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance or Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of an included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability proposes of the issuer and any person that is at that date an underwriter such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchase with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)           That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)           That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes to provide to the selling agent at the closing specified in the selling agent agreement certificates in such denominations and registered in such names as required by the selling agent to permit prompt delivery to each purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on August 30, 2016.

Alliance MMA, Inc.

By:	/s/ Paul K. Danner, III
Paul K. Danner, III, Chief Executive Officer and Director
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Paul K. Danner, III
Paul K. Danner, III, Chief Executive Officer and Director (Principal Executive Officer)
August 30, 2016

/s/ John Price
John Price, Chief Financial Officer (Principal Accounting and Financial Officer)
August 30, 2016

/s/ Paul K. Danner, III
Paul K. Danner, Director
August 30, 2016

/s/Joseph Gamberale
Joseph Gamberale, Director
August 30, 2016

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EXHIBIT INDEX

Exhibit Number	Description
1.1	Selling Agent Agreement *
3.1	Certificate of Incorporation *
3.2	Certificate of Correction to Certificate of Incorporation *
3.3	Amended and Restated Bylaws *
4.1	Specimen stock certificate evidencing the shares of common stock *
4.2	Form of Selling Agent Warrant to be issued to Network 1 Financial Securities, Inc. in connection with the offering *
5.1	Opinion of Mazzeo Song P.C. as to legality of the securities being registered !
10.1	Alliance MMA, Inc. 2016 Equity Incentive Plan *
10.2	Asset Purchase Agreement by and among Alliance MMA, Inc., CageTix LLC, and Jay Schneider dated February 23, 2016 *
10.3	Asset Purchase Agreement by and among Alliance MMA, Inc., CFFC Promotions, LLC, Robert J. Haydak, and Michael V. Constantino dated February 23, 2016 *
10.4	Asset Purchase Agreement by and between Alliance MMA, Inc., Punch Drunk, Inc., d/b/a Combat Games MMA, Joe DeRobbio and Jason Robinett dated February 23, 2016 *
10.5	Asset Purchase Agreement by and among Alliance MMA, Inc., Hoosier Fight Club Promotions, LLC, Danielle L. Vale and Paul Vale dated February 23, 2016 *
10.6	Asset Purchase Agreement by and among Alliance MMA, Inc., Bang Time Entertainment, LLC, d/b/a Shogun Fights, and John Rallo dated March 18, 2016 *
10.7	Asset Purchase Agreement by and among Alliance MMA, Inc., V3, LLC, and Nick Harmeier dated February 23, 2016 *
10.8	Fight Library Copyright Purchase Agreement by and between Alliance MMA, Inc. and Louis Neglia’s Martial Arts Karate, Inc. dated September 15, 2015 *
10.9	Fight Library Copyright Purchase Agreement by and between Alliance MMA, Inc. and Hoss Promotions, Inc. dated February 23, 2016 *
10.10	Agreement and Plan of Merger by and among Alliance MMA, Inc., GFL Acquisition Co., Inc., Go Fight Net, Inc., and David Klarman dated March 1, 2016 *
10.11	Executive Employment Agreement between Alliance MMA, Inc. and Paul K. Danner dated May 1, 2016 *
10.12	Executive Employment Agreement between Alliance MMA, Inc. and John Price dated August 3, 2016 *
10.13	Amended and Restated Unsecured Promissory Note between Alliance MMA, Inc. and Ivy Equity Investors, LLC dated May 10, 2016 with an original issue date of February 12, 2015 *
10.14	Escrow Deposit Agreement by and among Alliance MMA, Inc., Network 1 Financial Securities, Inc., and Signature Bank dated as of July 20 , 2016 *
10.15	Agreement by and between CFFC and Marina District Development Company, LLC d/b/a/ Borgata Hotel Casino & Spa dated October 8, 2014, as amended by Addendum dated November 4, 2015 *
10.16	Programming Agreement by and between CSTV Networks, Inc., d/b/a CBS Sports Network and CFFC dated January 14, 2016 *
10.17	Agreement by and between Hoosier Fight Club and C3 PPS, Inc. on behalf of Caesars Entertainment Corp. dated as of April 28, 2016 *
10.18	Agreement by and between Blue Chip Casino, LLC and Hoosier Fight Club dated December 21, 2015 *
10.19	Bout Agreement between CFFC and Shane Burgos dated January 14, 2016 *
10.20	Bout Agreement between CFFC and Jared Gordon dated May 23, 2016 *
10.21	Bout Agreement between CFFC and Dominic Mazotta dated June 10, 2016 *
10.22	Multi Fight Promotional Agreement between Hoosier Fight Club and Nicholas T. Krauss dated November 14, 2015 *
10.23	Multi Fight Promotional Agreement between Hoosier Fight Club and Kevin Nowaczyk dated October 5, 2015 *
10.24	Multi Fight Promotional Agreement between Hoosier Fight Club and Joey Diehl dated August 14, 2015 *
10.25	Multi Fight Promotional Agreement between Hoosier Fight Club and Donald Cole Wilken dated August 14, 2015 *
10.26	Executive Employment Agreement between Alliance MMA, Inc. and Robert Haydak dated July 18, 2016 *
10.27	Amendment No. 1 to Asset Purchase Agreement by and among Alliance MMA, Inc., CageTix LLC, and Jay Schneider dated as of July 16, 2016 *
10.28	Amendment No. 1 to Asset Purchase Agreement by and among Alliance MMA, Inc., CFFC Promotions, LLC, Robert J. Haydak, and Michael V. Constantino dated as of July 16, 2016 *
10.29	Amendment No. 1 to Asset Purchase Agreement by and between Alliance MMA, Inc., Punch Drunk, Inc., d/b/a Combat Games MMA, Joe DeRobbio and Jason Robinett dated as of July 16, 2016 *
10.30	Amendment No. 1 to Asset Purchase Agreement by and among Alliance MMA, Inc., Hoosier Fight Club Promotions, LLC, Danielle L. Vale and Paul Vale dated as of July 16, 2016 *
10.31	Amendment No. 1 to Asset Purchase Agreement by and among Alliance MMA, Inc., Bang Time Entertainment, LLC, d/b/a Shogun Fights, and John Rallo dated as of July 16, 2016 *
10.32	Amendment No. 1 to Asset Purchase Agreement by and among Alliance MMA, Inc., V3, LLC, and Nick Harmeier dated as of July 16, 2016 *
10.33	Amendment No. 1 to Fight Library Copyright Purchase Agreement by and between Alliance MMA, Inc. and Louis Neglia’s Martial Arts Karate, Inc. dated as of July 16, 2016 *
10.34	Amendment No. 1 to Fight Library Copyright Purchase Agreement by and between Alliance MMA, Inc. and Hoss Promotions, Inc. dated as of July 16, 2016 *
10.35	Amendment No. 1 to Agreement and Plan of Merger by and among Alliance MMA, Inc., GFL Acquisition Co., Inc., Go Fight Net, Inc., and David Klarman dated as of July 16, 2016 *
10.36	Form of Subscription Agreement *
10.37	Form of Lock-Up Agreement *
10.38	Second Amended and Restated Unsecured Promissory Note between Alliance MMA, Inc. and Ivy Equity Investors, LLC dated July 20, 2016 with an original issue date of February 12, 2015 *
21	Subsidiaries of the Registrant *
23.1	Consent of Independent Registered Public Accounting Firm !
23.2	Consent of Mazzeo Song P.C. (included in Exhibit 5.1) !
99.1(a)	Consent of Director Nominee Mark D. Shefts!
99.1(b)	Consent of Director Nominee Joel D. Tracy!
99.1(c)	Consent of Director Nominee Burt A. Watson!
99.1(d)	Consent of Director Nominee Renzo Gracie!

* Previously filed

! Filed herewith

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